                         SYBRON DENTAL MANAGEMENT, INC.

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of June 6, 2002 and entered into by and among SYBRON DENTAL MANAGEMENT, INC., a Delaware corporation ("COMPANY"), KERR CORPORATION, a Delaware corporation ("KERR"), ORMCO CORPORATION, a Delaware corporation ("ORMCO"), and PINNACLE PRODUCTS, INC., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), HAWE NEOS HOLDING SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), SYBRON DENTAL SPECIALTIES, INC., a Delaware corporation ("HOLDINGS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LASALLE BANK NATIONAL ASSOCIATION, as syndication agent ("SYNDICATION AGENT"), BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, FLEET NATIONAL BANK and CREDIT LYONNAIS NEW YORK BRANCH, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager.

                                    RECITALS

                  WHEREAS, certain of the Lenders, at the request of the Domestic Borrowers, have agreed to extend a senior secured term loan facility to the Domestic Borrowers, on a joint and several basis, the proceeds of which will be used, together with the proceeds of the issuance and sale of the Senior Subordinated Notes (capitalized terms used in this Agreement have the meanings assigned to such terms in subsection 1.1), to refinance existing indebtedness of the Domestic Borrowers and certain other Subsidiaries of Holdings in the aggregate principal amount of approximately $337.0 million, plus accrued and unpaid interest and premiums thereon that is outstanding under the Existing Credit Agreement;

                  WHEREAS, certain of the Lenders, at the request of the Domestic Borrowers, have agreed to extend a senior secured revolving loan facility to the Domestic Borrowers, on a joint and several basis, to provide financing for working capital and other general corporate purposes of the Domestic Borrowers and the other Subsidiaries of Holdings;

                  WHEREAS, certain of the Lenders, at the request of the Offshore Borrower, have also agreed to extend a senior secured revolving loan facility to the Offshore Borrower to provide financing for working capital and other general corporate purposes of the Offshore Borrower and the Subsidiaries of Offshore Borrower;

                  WHEREAS, each of the Domestic Borrowers desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative

Agent, on behalf of Lenders, a first priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of their respective Domestic Subsidiaries and the capital stock of their respective first tier Material Foreign Subsidiaries (provided that the Obligations of the Domestic Borrowers will only be secured by 65% of such capital stock of such Material Foreign Subsidiaries);

                  WHEREAS, Offshore Borrower desires to secure all of the Offshore Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of its Subsidiaries;

                  WHEREAS, Holdings, the Domestic Borrowers and all of the other Domestic Subsidiaries of Holdings have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of their real, personal and mixed property, including a pledge of all of the capital stock of their respective Domestic Subsidiaries and the capital stock of their respective first-tier Material Foreign Subsidiaries (provided, that the Obligations of the Domestic Borrowers and the other Domestic Loan Parties will only be secured by 65% of such capital stock of such Material Foreign Subsidiaries); and

                  WHEREAS, the Offshore Guarantors have agreed to guarantee the Offshore Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on certain of their assets, including a pledge of the capital stock of the Offshore Borrower and Sybron Canada Limited;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Borrowers, Lenders, Syndication Agent, each Co-Documentation Agent and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

         1.1      CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ACQUIRED BUSINESS" has the meaning assigned to that term in the definition of "Permitted Acquisition" in this subsection 1.1.

                  "ADDITIONAL MORTGAGED PROPERTY" has the meaning set forth in subsection 6.9.

                  "ADDITIONAL MORTGAGES" has the meaning set forth in subsection 6.9.

                  "ADDITIONAL SENIOR SUBORDINATED NOTES" has the meaning provided to that term in subsection 7.1(v).

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" means this Credit Agreement dated as of June 6, 2002, as it may be amended, supplemented or otherwise modified from time to time.

                  "ANNUAL FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xi).

                  "APPROVED FUND" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ASSET SALE" means the sale by Holdings or any of its Subsidiaries to any Person other than any other wholly-owned Subsidiary of Holdings of (i) any of the stock of any of Company or any other Subsidiary of Holdings, (ii) substantially all of the assets of any division or line of business of Company or any other Subsidiary of Holdings, or (iii) any other assets (whether tangible or intangible) of Company or any other Subsidiary of Holdings (other than (a) inventory sold in the ordinary course of business, (b) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection, (c) the sale of any Excluded Asset or the Excluded Stock and (d) any such other assets to the extent that the aggregate value of all such assets sold in any Fiscal Year does not exceed $5,000,000).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

                  "AVAILABLE REVOLVING COMMITMENT AMOUNT", has the meaning assigned to that term in subsection 2.1A(v).

                  "AVAILABLE TERM LOAN AMOUNT", has the meaning assigned to that term in subsection 2.1A(vii).

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BASE RATE MARGIN" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

                  "BORROWERS" has the meaning assigned to that term in the introduction to this Agreement.

                  "BORROWERS' AGENT" means Company pursuant to the appointment made by the other Borrowers in subsection 2.10.

                  "BORROWERS' GUARANTY" means that certain guaranty in the form attached hereto as Exhibit XII-A, pursuant to which each Domestic Borrower shall guaranty all Loans made to, and related Obligations of, the other Borrowers.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any Eurodollar Rate Loans, the EURO-LIBOR Rate or any EURO-LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market and (iii) with respect to all notices, determinations, fundings and payments in connection with any Offshore Loans, any day which is a Business Day described in clause (i) and (ii) above and which is also an Offshore Banking Day.

                  "CALCULATION DATE" means (i) the date of receipt by Administrative Agent of a Notice of Borrowing for any Offshore Loans and (ii) such other dates as Administrative Agent may require in its sole discretion to implement the intent of this Agreement.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CHANGE IN CONTROL" means any of the following:

                  (i) any Person acting in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of members of the Governing Body of Holdings, other than Securities having such power only by reason of the happening of a contingency;

                  (ii) the occurrence of a change in the Governing Body of Holdings such that a majority of members of such Governing Body are not Continuing Members;

                  (iii) the failure at any time of Holdings to legally and beneficially own and control 100% of the issued and outstanding shares of Capital Stock (other than any Regulatory Shares) of each Borrower or the failure at any time of Holdings to have the ability to elect all of the Governing Body of each Borrower; and

                  (iv) the occurrence of any "Change of Control" as defined in the Senior Subordinated Note Indenture.

         As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

                  "CLASS", as applied to Lenders, means each of the following three classes of Lenders: (i) Lenders having Revolving Loan Exposure, (ii) Lenders having Offshore Loan Exposure and (iii) Lenders having Term Loan Exposure.

                  "CLOSING DATE" means the date on which the initial Loans are made.

                  "CLOSING DATE FINANCIAL PLAN" has the meaning assigned to that term in subsection 4.1E.

                  "CLOSING DATE MORTGAGED PROPERTY" has the meaning set forth in subsection 4.1L.

                  "CLOSING DATE MORTGAGES" has the meaning set forth in subsection 4.1L.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock ) in which Liens are purported to be granted pursuant to the Collateral Documents as security for any Obligations.

                  "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any inventory of any Loan Party, substantially in the form of Exhibit XV annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Security Agreement.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Foreign Pledge Agreements, the Mortgages, the Offshore Collateral Documents, the Control Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any other Subsidiary of Holdings in the ordinary course of business of Company or such Subsidiary.

                  "COMMITMENT TRANSFER" has the meaning assigned to that term in subsection 2.1A(vi).

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A and subsection 3.3.

                  "COMMON STOCK" shall mean the common stock, par value $.01 per share, of Holdings.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement; provided, that after the merger of Sybron Dental Management, Inc. with and into Holdings in accordance with the provisions of subsection 7.7(i), references to "Company" shall be understood to mean Holdings and appropriate modifications to the language contained herein shall automatically be made as may be necessary to reflect: (i) that Holdings is the surviving corporation and successor by merger to Sybron Dental Management, Inc. and shall have acquired all rights and all obligations of Sybron Dental Management, Inc. hereunder; (ii) that the separate existence of Sybron Dental Management, Inc. has ended and that Sybron Dental Management, Inc. is no longer a subsidiary of Holdings; (iii) that after such merger Holdings may engage in the activities permitted to be engaged in by Company hereunder and (iv) such grammatical and other appropriate revisions as may be necessary to reflect such merger.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VIII annexed hereto.

                  "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "CONSOLIDATED CASH TAXES" means, for any period, federal, state, local and foreign income taxes of Holdings and its Subsidiaries paid in Cash during such period.

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

                  "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) the lesser of
(a) five percent of Consolidated Net Income and (b) non-recurring cash charges or losses from discontinued operations and extraordinary cash charges or losses for the most recently ended four-Fiscal Quarter period (minus non-recurring cash gains, gains from discontinued operations and extraordinary cash gains for such period) and (vii) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(vii), to the extent deducted in the calculation of Consolidated Net Income, less other non-cash items added in the calculation of Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP; provided, that for any period that includes the third Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA shall be increased by the amount of the prepayment penalty paid by Holdings or any of its Subsidiaries on or about the Closing Date in connection with the repayment of the obligations under the Existing Credit Agreement, in an aggregate amount not to exceed $1,430,000.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding mandatory prepayments and repayments of Revolving Loans and Offshore Loans except to the extent the Revolving Loan Commitments and the Offshore Loan Commitments, respectively, are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense and (d) the provision for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, including, without limitation, that portion of payments under Capital Leases attributable under GAAP to a payment of interest, (ii) scheduled principal payments in respect of Consolidated Total Debt (excluding any scheduled principal payments in respect of the Term Loans for the Fiscal Quarters ending March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009 and to be made on the Stated Maturity Date), including, without limitation, that portion of payments under Capital Leases attributable under GAAP to a payment of principal, (iii) Restricted Junior Payments paid in Cash and (iv) Consolidated Cash Taxes, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means as of any date of determination, the ratio, calculated on a Pro Forma Basis, computed for the four-Fiscal Quarter period most recently ended on or before such date of determination of (x) the difference between (a) Consolidated EBITDA for such four Fiscal Quarter period and (b) Consolidated Capital Expenditures for such four Fiscal Quarter period to (y) Consolidated Fixed Charges for such four Fiscal Quarter period.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net of costs under Interest Rate Agreements and amounts referred to in subsection 2.3 payable to

Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 paid on or before the Closing Date.

                  "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio, calculated on a Pro Forma Basis, of (a) Consolidated Total Debt as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest (other than a holder of Regulatory Shares), except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Holdings and its Subsidiaries on a consolidated basis determined in conformity with GAAP; provided, that to the extent Holdings incurs an after tax charge against retained earnings in the third Fiscal Quarter of Fiscal Year 2002 in connection with it transition from LIFO to FIFO, Consolidated Net Worth on the Closing Date shall be decreased by an amount equal to such charge; provided, further, that such amount shall not exceed $10,700,000.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                  "CONTINGENT OBLIGATION", as applied to any Person, means, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any

Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTINUING MEMBERS" means, as of any date of determination any member of the Governing Body of Holdings who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTROL AGREEMENT" means an agreement, reasonably satisfactory in form and substance to Administrative Agent entered into in connection with any Deposit Account, security account or commodity account maintained by Holdings or any of its Subsidiaries, pursuant to which the financial institution at which such Deposit Account, security account or commodity account is maintained confirms and acknowledges Administrative Agent's security interest in, and after the occurrence and during the continuance of an Event of Default, sole dominion and control over, such Deposit Account, security account or commodity account and waives its rights to set-off with respect to amounts in such Deposit Account.

                  "CSFB" has the meaning assigned to that term in the introduction to this Agreement.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, cross-currency debt swap, or other similar agreement or arrangement to which Company or any other Subsidiary of Holdings is a party.

                  "CUTOFF DATE" has the meaning assigned to that term in subsection 2.4B(iv)(c)

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOLLAR EQUIVALENT" means, at any time as to any amount denominated in Euros, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with Euros on the most recent Calculation Date.

                  "DOMESTIC ACQUIRED BUSINESS" has the meaning assigned to that term in subsection 7.3(vii)(b).

                  "DOMESTIC FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or such other offices of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrowers' Agent and each Lender.

                  "DOMESTIC LOAN PARTY" means each Loan Party that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of Holdings that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

                  "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or
(2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither Holdings, any Borrower nor any Affiliate of Holdings shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any U.S. Employee Benefit Plan or any Foreign Employee Benefit Plan.

                  "EMU" means the Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any U.S. Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any U.S. Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any U.S. Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any U.S. Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA

Affiliates from any U.S. Pension Plan with two or more contributing sponsors or the termination of any such U.S. Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any U.S. Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any U.S. Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the assertion of a material claim (other than routine claims for benefits) against any U.S. Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any U.S. Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any U.S. Pension Plan (or any other U.S. Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any U.S. Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any U.S. Pension Plan.

                  "EURO" and the sign "E." mean the single currency of participating member states of the European Monetary Union.

                  "EURO EQUIVALENT" means, at any time as to any amount denominated in Dollars, the equivalent amount in Euros as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Euros with Dollars on the most recent Calculation Date.

                  "EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purposes of displaying such rates) for such period at or about 11:00 A.M. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Eurodollar Rate" shall be the interest rate per annum determined by Administrative Agent as the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by Administrative Agent at approximately 11:00 A.M. (London time) on the Interest Rate Determination Date for such Interest Period, divided by the percentage calculated in accordance with clause (ii) of this definition; provided, further, that, in the case of any Offshore Loans, "Eurodollar Rate" shall be increased for each Offshore Lender to include the additional cost (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places), if any, to such Offshore Lender of complying with the requirements of the Bank of England, the Financial Services Authority and/or any other relevant monetary or regulatory authority in respect of monetary control, liquidity or otherwise from time to time. Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

                  "EURODOLLAR RATE MARGIN" means the margin over the Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

                  "EURO-LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a EURO-LIBOR Rate Loan, the rate per annum obtained by dividing (i) the British Bankers' Association Interest Settlement Rates for deposits in Euros (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purposes of displaying such rates) for such period at or about 11:00 A.M. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "EURO-LIBOR Rate" shall be the interest rate per annum determined by the Administrative Agent as the average of the rate at which deposits in Euros are offered for such Interest Period to major banks in the London interbank market in London, England by Administrative Agent at or about 11:00 A.M. (London time) on the Interest Rate Determination Date for such Interest Period, divided by the percentage calculated in accordance with clause
(ii) of this definition; provided, further, that, in the case of any Offshore Loans, "EURO-LIBOR Rate" shall be increased for each Offshore Lender to include the additional cost (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places), if any, to such Offshore Lender of complying with the requirements of the Bank of England, the Financial Services Authority and/or any other relevant monetary or regulatory authority in respect of monetary control, liquidity or otherwise from time to time.

                  "EURO-LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the EURO-LIBOR Rate as provided in subsection 2.2A.

                  "EURO-LIBOR RATE MARGIN" means the margin over the EURO-LIBOR Rate used in determining the rate of interest of EURO-LIBOR Rate Loans pursuant to subsection 2.2A.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of Administrative Agent in the New York foreign exchange market for the sale of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

                  "EXCLUDED ASSET" means the real properties located at 9900 Old Grove Road, San Diego, California and 10260 S. Dransfeldt, Parker, Colorado.

                  "EXCLUDED STOCK" means any stock of Lancer Orthodontics, Inc. held or owned by Holdings or any of its Subsidiaries.

                  "EXISTING CREDIT AGREEMENTS" means that certain Credit Agreement dated as of November 28, 2000, by and among Company, Kerr, Ormco and the other Subsidiaries of Holdings party thereto, as borrowers, Holdings, the financial institutions party thereto from time to time as lenders, ABN Amro Bank, N.V., as administrative agent, The Chase Manhattan Bank, as syndication agent, and First Union National Bank, as documentation agent, as amended prior to the Closing Date.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FINANCIAL PLAN" means for Fiscal Year 2002, the Closing Date Financial Plan, and for each Fiscal Year thereafter, the applicable Annual Financial Plan.

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A(i) (iii), (iv) and (v)) and
(ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on September 30th of each calendar year.

                  "FLOOD HAZARD PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN ACQUIRED BUSINESS" means an Acquired Business that is not a Domestic Acquired Business.

                  "FOREIGN BENEFIT PLAN EVENT" means the occurrence of an event, act or omission or the existence of facts or circumstances with respect to a Foreign Employee Benefit Plan resulting in (i) the failure to comply in any material respect with the terms of any Foreign Employee Benefit Plan or relevant applicable law, (ii) the failure timely to make all required contributions, and to pay all required taxes or expenses, to or with respect to any Foreign Employee Benefit Plan in any material amount, (iii) the acceleration of any funding requirements with respect to any Foreign Employee Benefit Plan in any material amount, (iv) the imposition of judgments, damages, awards, liens, fines, penalties, taxes or similar or related charges on Holdings or any of its Subsidiaries with respect to a Foreign Employee Benefit Plan in any material amount, or (v) the loss of qualification for beneficial tax treatment under applicable relevant laws for any Foreign Employee Benefit Plan designed or intended to qualify for such beneficial tax treatment.

                  "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan, arrangement or scheme maintained or contributed by Holdings or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States of America, any state thereof or any other political subdivision thereof.

                  "FOREIGN PENSION PLAN" means any Foreign Employee Benefit Plan that provides, or is designed to provide, pensions, retirement income, retirement savings or deferred compensation for the benefit of any employee or former employee or any of their dependents.

                  "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by Holdings or any Domestic Subsidiary that owns Capital Stock of one or more Material Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of Holdings that is not a Domestic Subsidiary.

                  "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

                  "GRANTING LENDER" has the meaning specified in subsection 11.1B(iv).

                  "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 10.1.

                  "GUARANTIED PARTY" has the meaning assigned to that term in subsection 10.1.

                  "GUARANTIES" means the Borrowers' Guaranty, Holdings Guaranty, Subsidiary Guaranty and any Offshore Guaranty, as each such guaranty may be amended, supplemented or otherwise modified from time to time.

                  "HAWE NEOS DENTAL" means Hawe Neos Dental SA, a corporation organized under the laws of Switzerland.

                  "HAWE NEOS HOLDING SA" has the meaning assigned to that term in the introduction to this Agreement.

                  "HAWE NEOS MORTGAGE" means that certain Cartella Ipotecaria Al Portare N. 5-02067.01 ( Mortgage Title ) that in accordance with the laws of Switzerland grants a first rank Lien on the plot of land Nr1023, Comune of Bioggio, Switzerland and a third rank Lien on the plot of land Nr1042, Commune of Bioggio, Switzerland.

                  "HAWE NEOS PURCHASE AGREEMENT" means that certain Share Purchase Agreement dated as of May 31, 2001, between Sybron Canada Limited and Beat von Weissenfluh, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against or into fluctuations in interest rates or currency values, respectively, and is entered into for reasonable business purposes.

                  "HEDGE AGREEMENT COUNTERPARTY" has the meaning assigned to that term in the Security Agreement.

                  "HEDGE AGREEMENT OBLIGATIONS" has the meaning assigned to that term in the Security Agreement.

                  "HOLDINGS" means Sybron Dental Specialties, Inc., a Delaware corporation.

                  "HOLDINGS GUARANTY" means Holdings' guaranty of Borrowers' Obligations as described in Section 10.

                  "INCREASING REVOLVING LENDERS" has the meaning set forth in subsection 2.1A(v).

                  "INCREASING TERM LENDERS" has the meaning set forth in subsection 2.1A(vii).

                  "INDEBTEDNESS", as applied to any Person in each of the following cases, means without duplication (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) Synthetic Lease Obligations, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute
(1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, but in neither case constitute Indebtedness.

                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 11.5.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 11.5.

                  "INSOLVENCY LAWS" means the Bankruptcy Code, Swiss Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or Switzerland.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Holdings and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Holdings and its Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan and EURO-LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, cross-currency debt swap, interest rate collar agreement or other similar agreement or arrangement to which Company or any other Subsidiary of Holdings is a party.

                  "INTEREST RATE DETERMINATION DATE", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Holdings), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person other than Holdings or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than a wholly-owned Domestic Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

                  "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

                  "ISSUING LENDER" means LaSalle Bank National Association.

                  "KERR" has the meaning assigned to that term in the introduction to this Agreement.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                  "LANDLORD CONSENT AND ESTOPPEL", with respect to any Leasehold Property, means a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

                  "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement or any New Revolving Lenders and New Term Lenders, together with their respective successors and permitted assigns pursuant to subsection 11.1, and the term "Lenders" shall include Swing Line Lender and the Issuing Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of any Domestic Borrower pursuant to subsection 3.1.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Domestic Borrowers. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

                  "LEVEL" means each "Level" for the Senior Secured Credit Facility Rating set forth in table contained in subsection 2.2A(iii).

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the Term Loans, Revolving Loans, Offshore Loans or Swing Line Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by any Domestic Borrower in favor of Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

                  "LOAN PARTY" means each of Holdings, Company, each other Borrower and any of Holdings' other Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or
(ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                  "MATERIAL FOREIGN SUBSIDIARY" means Hawe Neos Dental, Sybron Canada LP, Sybron Canada Limited and each other Foreign Subsidiary existing as of the Closing Date or thereafter acquired or formed by Holdings, any Domestic Subsidiary, Offshore Borrower or any Offshore Guarantor (i) 100% of the Capital Stock (other than any Regulatory Shares) of which is owned directly by Holdings, Offshore Borrower, an Offshore Guarantor and/or a Domestic Subsidiary and (ii) which, on a consolidated basis for such Subsidiary and its Subsidiaries, (x) for the most recent Fiscal Year accounted for more than 5% of Consolidated Net Income or (y) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Holdings and its Subsidiaries.

                  "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Holdings or any of its Subsidiaries.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XIV annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided, however, that Net Asset Sale Proceeds shall not include any Cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Holdings and its Subsidiaries taken as a whole.

                  "NET EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of Capital Stock of Holdings.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Holdings or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof; provided, however, that "Net Insurance/Condemnation Proceeds" shall not include any such Cash payment or proceeds that are received in any Fiscal Year to the extent the aggregate amount of all such Cash payment or proceeds received by Holdings or any of its Subsidiaries in such Fiscal Year does not exceed $5,000,000, provided, further, that Net Insurance/Condemnation Proceeds shall not include any such Cash payment or proceeds received by any Foreign Subsidiary or Administrative Agent, as loss payee, unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Holdings and its Subsidiaries taken as a whole.

                  "NET SECURITIES PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of Capital Stock of or incurrence of Indebtedness by Holdings, Company or any other Subsidiary of Holdings.

                  "NEW LENDER SUPPLEMENT" has the meaning assigned to that term in subsection 2.1A(v).

                  "NEW REVOLVING LENDER" has the meaning assigned to that term in subsection 2.1A(v).

                  "NEW TERM LENDER" has the meaning assigned to that term in subsection 2.1A(vii).

                  "NON-MATERIAL FOREIGN SUBSIDIARIES" means all Foreign Subsidiaries, existing as of the Closing Date or thereafter acquired or formed which, taken as a whole, (i) for the most recent Fiscal Year accounted for less than 5% of Consolidated Net Income and (ii) as at the end of such Fiscal Year, were the owners of less than 5% of the consolidated assets of Holdings and its Subsidiaries; provided, however, that Non-Material Foreign Subsidiaries shall not include any Foreign Subsidiary the Capital Stock of which has been pledged pursuant to any Collateral Document.

                  "NON-US LENDER" means a Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof.

                  "NOTES" means one or more of the Term Notes, Revolving Notes, Offshore Notes, or Swing Line Notes or any combination thereof.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                  "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                  "OFFSHORE BANKING DAY" means with respect to any borrowings, disbursements, payments, calculations, interest rates and Interest Periods pertaining to any Offshore Loan, any Business Day which is also a day on which commercial banks are open for business in, and on which dealings in Euros are carried on in London, England.

                  "OFFSHORE BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

                  "OFFSHORE COLLATERAL DOCUMENTS" means the Offshore Security Agreements and the Mortgages delivered by Offshore Borrower or any Offshore Guarantor securing real property located outside of the United States of America.

                  "OFFSHORE FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at One Cabot Square, London E14 4QJ or such other offices of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrowers' Agent and each Lender.

                  "OFFSHORE GUARANTIES" means the guaranties to be executed and delivered by the Offshore Guarantors.

                  "OFFSHORE GUARANTORS" means, collectively, Hawe Neos Dental, Sybron Canada LP, Sybron Canada Limited and any other Material Foreign Subsidiary.

                  "OFFSHORE OBLIGATIONS" means all Obligations of each Offshore Loan Party.

                  "OFFSHORE LENDER" means a Lender that has an Offshore Loan Commitment and/or that has an outstanding Offshore Loan.

                  "OFFSHORE LOANS" means the Loans made by Offshore Lenders to Offshore Borrower pursuant to subsection 2.1A(iii).

                  "OFFSHORE LOAN COMMITMENT" means the commitment of a Offshore Lender to make Offshore Loans to Offshore Borrower pursuant to subsection 2.1A(iii), and "OFFSHORE LOAN COMMITMENTS" means such commitments of all Offshore Lenders in the aggregate.

                  "OFFSHORE LOAN EXPOSURE", with respect to any Offshore Lender, means, as of any date of determination (i) prior to the termination of the Offshore Loan Commitments, that Lender's Offshore Loan Commitment, and (ii) after the termination of the Offshore Loan Commitments, the sum of (x) the aggregate outstanding principal amount of the Offshore Loans of that Lender denominated in Dollars plus (y) the Dollar Equivalent of the sum of the aggregate outstanding principal amount of the Offshore Loans of that Lender denominated in Euros.

                  "OFFSHORE LOAN PARTY" means Offshore Borrower and each other Loan Party that is not Holdings or a Domestic Subsidiary.

                  "OFFSHORE NOTES" means any promissory notes of Offshore Borrower issued pursuant to subsection 2.1E to evidence the Offshore Loan Commitments and Offshore Loan of any Offshore Lender, substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "OFFSHORE SECURITY AGREEMENTS" means the pledge and security agreements to be executed by the Offshore Borrower and Offshore Guarantors on the Closing Date and thereafter pursuant to subsection 6.8, in form and substance satisfactory to Administrative Agent, as they may hereafter be amended, supplemented or modified from time to time.

                  "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                  "ORMCO" has the meaning assigned to that term in the introduction to this Agreement.

                  "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 11.1C.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any U.S. Pension Plan or any Foreign Pension Plan.

                  "PERMITTED ACQUISITION" means any acquisition, whether by purchase, merger, reorganization or any other method, by any Subsidiary of Holdings of (x) another Person which is engaged primarily in the same or a related line of business as Holdings and its Subsidiaries or (y) any assets or other property of another Person consisting of substantially all of the assets of such Person or of a division or line of business of such Person and such Person or such division or line of business is primarily engaged in the same or a related line of business as Holdings and its Subsidiaries (any such Person, assets or other property being an "ACQUIRED BUSINESS"); provided that any such Permitted Acquisition shall comply with the provisions of subsection 7.3(vii).

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien imposed by a Government Authority in connection with any Foreign Employee Benefit Plan, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (v) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (vi) statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (viii) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (ix) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (x) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (xi) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

                  (xii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

                  (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xiv) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xv) Liens granted pursuant to the Collateral Documents; and

                  (xvi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Holdings and its Subsidiaries.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PINNACLE" has the meaning assigned to that term in the introduction to this Agreement.

                  "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Security Agreement, any Foreign Pledge Agreement and any Offshore Collateral Document.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRICING CERTIFICATE" means an Officer's Certificate of Borrowers' Agent certifying the Consolidated Leverage Ratio as at the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Borrowers' Agent of the Compliance Certificate with respect to the period ending on the last day of such Fiscal Quarter.

                  "PRIME RATE" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                  "PRO FORMA BASIS" means, as of any date of determination, the compliance of Holdings, Company and the other Borrowers with the financial covenants set forth in subsection 7.6 as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the "COMPLIANCE PERIOD"), after giving effect on a pro forma basis to any Permitted Acquisitions made during such Compliance Period and any dispositions of assets made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete, surplus or worn-out property on the following basis:

                  (i) any Indebtedness incurred or assumed by any Subsidiary of Holdings in connection with such Permitted Acquisitions and any Indebtedness repaid in connection with such Permitted Acquisitions or dispositions shall be deemed to have been incurred or repaid, respectively, as of the first day of the Compliance Period;

                  (ii) if such Indebtedness incurred or assumed by any Subsidiary of Holdings in connection with such Permitted Acquisitions has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

                  (iii) income statement items (whether positive or negative) attributable to the property or business acquired in such Permitted Acquisitions or dispositions shall be included or excluded, as the case may be, as if such acquisitions or dispositions took place on the first day of such Compliance Period on a pro forma basis; and

                  (iv) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition or disposition date may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission.

                  With respect to any such Permitted Acquisitions, such pro forma calculations shall be based on financial results to the extent delivered in compliance with subsection 7.3(vii). All pro forma adjustments shall be approved by the Administrative Agent which approval shall not be unreasonably withheld.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders,
(ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Offshore Loan Commitment or the Offshore Loans of any Lender, the percentage obtained by dividing (x) the Offshore Loan Exposure of that Lender by (y) the aggregate Offshore Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender plus the Offshore Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Offshore Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 11.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of any Borrower or any other Subsidiary of Holdings incurred in connection with the purchase of assets or other property for the business of such Borrower or such Subsidiary; provided that (x) the recourse of the lenders with respect to such Indebtedness is limited solely to such Borrower or such Subsidiary, as the case may be, (y) the only Lien granted by such Borrower or such Subsidiary, as the case may be, securing such Indebtedness (which amount shall not exceed 125% of the purchase price of the asset or property (net of taxes and soft costs)) is on the assets or other property so purchased (and the proceeds of such assets or other property) and (z) such Indebtedness is without recourse to any other Loan Party.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                  "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REGULATORY SHARES" means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Holdings or a wholly-owned Subsidiary of Holdings in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity of such Person and any owners of such shares irrevocably covenant with Company to remit to Company or waive any dividends or distributions paid or payable in respect of such shares.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELATED AGREEMENTS" means the agreements set forth on
Schedule 1.1, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUEST FOR ISSUANCE" means a request substantially in the form of Exhibit III annexed hereto.

                  "REQUIRED PREPAYMENT DATE" has the meaning assigned to that term in subsection 2.4B(iv)(c).

                  "REQUISITE CLASS LENDERS" means, at any time of determination
(i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders,
(ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders and
(iii) for the Class of Lenders having Offshore Loan Exposure, Lenders having or holding more than 50% of the aggregate Offshore Loan Exposure of all Lenders.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure plus the aggregate Offshore Loan Exposure of all Lenders.

                  "RESPONDING REVOLVING LENDER" has the meaning set forth in subsection 2.1A(v).

                  "RESPONDING TERM LENDER" has the meaning set forth in subsection 2.1A(vii).

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, Company or Pinnacle now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class,
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings, Company or Pinnacle now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Company or Pinnacle now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Revolving Lender to make Revolving Loans to Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Revolving Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means June 6, 2007 or the earlier termination of the Revolving Loan Commitment for any reason whatsoever, including pursuant to Article 8 hereunder.

                  "REVOLVING LOAN EXPOSURE", with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and
(ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is the Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that

Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments purchased by that Lender in any outstanding Swing Line Loans.

                  "REVOLVING LOAN INCREASE PERIOD" means the period from (i) the Closing Date to (ii) the earlier of (x) the third anniversary of the Closing Date and (y) the Revolving Loan Commitment Termination Date.

                  "REVOLVING LOANS" means the Loans made by Revolving Lenders to Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1A(ii).

                  "REVOLVING NOTES" means any promissory notes of Domestic Borrowers issued pursuant to subsection 2.1E to evidence the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "S&P" means Standard & Poor's Rating Group.

                  "SECURED HEDGE AGREEMENT" has the meaning assigned to that term in the Security Agreement.

                  "SECURITIES" means any stock, shares, partnership or membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "SENIOR SECURED CREDIT FACILITY RATING" means, as of any date of determination, the ratings of S&P and Moody's, respectively, of the Loans in effect as of such date.

                  "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Note Guaranty and each other document executed in connection with the Senior Subordinated Notes, as each such document may be amended, supplemented or otherwise modified from time to time in connection with the issuance of Additional Senior Subordinated Notes, in form and substance satisfactory to

Administrative Agent and as otherwise amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "SENIOR SUBORDINATED NOTE GUARANTY" means the guaranty of the Senior Subordinated Notes and the Additional Senior Subordinated Notes executed by the Subsidiaries of Holdings and contained in the Senior Subordinated Note Indenture, as such guaranty may be amended, restated, supplemented or otherwise modified from time to time (including by any supplemental indenture thereto executed by any Subsidiary of Holdings after the Closing Date) to the extent permitted under subsection 7.12B.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means that certain Indenture dated as of June 6, 2002 pursuant to which the Senior Subordinated Notes were issued by Holdings, as such Indenture may be amended, supplemented or otherwise modified from time to time in connection with the issuance of Additional Senior Subordinated Notes, in form and substance satisfactory to Administrative Agent and as otherwise amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "SENIOR SUBORDINATED NOTES" means Holdings' $150,000,000 in original aggregate principal amount of 8 1/8 % Senior Subordinated Notes due 2012, issued pursuant to the Senior Subordinated Note Indenture.

                  "SOLVENT", with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in subsection 11.1(iv).

                  "SPOT RATE" means, on any date, with respect to any foreign exchange computation in respect of Euros, the rate (for spot delivery) at which Euros may be exchanged for Dollars or Dollars may be exchanged for Euros, as the case may be, as set forth at approximately 10:00 A.M., New York City time, on any Calculation Date on the applicable Bloomberg Key Cross Currency Rates Page; provided, that in the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by Administrative Agent for such purposes, or, at the discretion of the Administrative Agent, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of

Administrative Agent in London, England at or about 10:00 A.M. (London time) on such date for the purchase of Dollars or Euros, as the case may be, for delivery two Offshore Banking Days later; provided further, that, if at the time of any such determination, for any reason, no such spot rate is being quoted, Administrative Agent may use any other reasonable method it deems appropriate to determine such rate and such determination shall be presumed correct absent manifest error.

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any other Subsidiary of Holdings in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any other Subsidiary of Holdings, (iii) the obligations of third party insurers of Company or any other Subsidiary of Holdings arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations of Holdings and its Subsidiaries to reimburse any third party insurer for deductibles and self-insured retentions, in each case to the extent the rate paid by such third party insurer under insurance policies issued by such third party insurer to Holdings and its Subsidiaries is in the ordinary course of business of Holdings and its Subsidiaries and consistent with the past practices of Holdings and its Subsidiaries, (v) obligations with respect to Capital Leases or Operating Leases of Company or any other Subsidiary of Holdings, and (vi) performance, payment, deposit or surety obligations of Company or any other Subsidiary of Holdings, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

                  "STATED MATURITY DATE" means June 6, 2009.

                  "STOCK PLEDGE OFFSHORE GUARANTORS" means Sybron Canada LP and Sybron Canada Limited.

                  "SUBORDINATED INDEBTEDNESS" means (i) the Senior Subordinated Notes and (ii) any Indebtedness of Holdings or any of its Subsidiaries incurred from time to time and subordinated in right of payment to the Obligations.

                  "SUBSIDIARY", with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Holdings (other than the Domestic Borrowers) on the Closing Date and to be executed and delivered by additional Domestic Subsidiaries of Holdings from time to time thereafter in accordance with subsection 6.8, substantially in the form of

Exhibit XII-B annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

                  "SWING LINE FUNDING AND PAYMENT OFFICE" means the office of Swing Line Lender at 11 Madison Avenue, New York, New York 10010 or such other offices of Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Swing Line Lender to Borrowers' Agent and each Lender.

                  "SWING LINE LENDER" means Credit Suisse First Boston.

                  "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1A(iv).

                  "SWING LINE LOANS" means the Loans made by Swing Line Lender to Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1A(iv).

                  "SWING LINE NOTE" means any promissory note of Domestic Borrowers issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit VII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "SWISS BANKRUPTCY CODE" means the Swiss federal statute on debt enforcement and bankruptcy of April 17, 1889, as amended on January 17, 1997, as now and hereafter in effect, or any successor statute.

                  "SWISS OFFSHORE GUARANTOR" means any Offshore Guarantor organized under the laws of Switzerland.

                  "SWISS OFFSHORE SECURITY AGREEMENTS" means the Offshore Security Agreements delivered by the Offshore Borrower and any Offshore Guarantor organized under the laws of Switzerland that grant a security interest in collateral located in Switzerland.

                  "SYBRON CANADA LIMITED" means Sybron Canada Limited, a company organized under the laws of Canada.

                  "SYBRON CANADA LP" means Sybron Canada Limited Partner Company, a limited partner company organized under the laws of the province of Nova Scotia, Canada.

                  "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (i) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located.

                  "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "TERM LOAN EXPOSURE", with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment, and (ii), after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                  "TERM LOAN LENDER" means a Lender that has a Term Loan Commitment and/or that has an outstanding Term Loan.

                  "TERM LOANS" means the Loans made by Lenders to Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1A(i).

                  "TERM NOTES" means any promissory notes of Domestic Borrowers issued pursuant to subsection 2.1E to evidence the Term Loans of any Term Loan Lenders, substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "TITLE COMPANY" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

                  "TOTAL UTILIZATION OF OFFSHORE LOAN COMMITMENTS" means, as at any date of determination, the sum of (x) the aggregate principal amount of all outstanding Offshore Loans denominated in Dollars plus (y) the Dollar Equivalent of the aggregate principal amount of all outstanding Offshore Loans denominated in Euros.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by Company and the other Borrowers on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Senior Subordinated Notes.

                  "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

                  "U.S. EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "U.S. PENSION PLAN" means any U.S. Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "WAIVABLE MANDATORY PREPAYMENT" has the meaning assigned to that term in subsection 2.4B(iv)(c).

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii) and (xi) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

         1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Holdings and Borrowers herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iv).

                  (i) Term Loans. Each Lender that has a Term Loan Commitment severally agrees to lend to Domestic Borrowers, on a joint and several basis, on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is $200,000,000; provided that the Term Loan Commitments of Term Loan Lenders shall be adjusted to give effect to any Term Loan increases pursuant to subsection 2.1A(vii). Each Lender's Term Loan Commitment shall expire immediately and without further action on the Closing Date, if the Term Loans (other than any Term Loans made pursuant to subsection 2.1A(vii)) are not made on or before that date. Except as permitted by subsection 2.1A(vii), Domestic Borrowers may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                  (ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Domestic Borrowers, on a joint and several basis, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule
         2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $120,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 11.1B, shall be increased from time to time by the amount of any increase thereto pursuant to subsection 2.1A(v) or to subsection 2.1A(vi), and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on the Closing Date if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may, subject to the terms and conditions herein, be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  (iii) Offshore Loans. Each Offshore Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Offshore Loans permitted to be outstanding from time to time, to lend to Offshore Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date in Dollars or Euros an aggregate amount not exceeding its Pro Rata Share of the aggregate Dollar amount of the Offshore Loan Commitments to be used for the purposes identified in subsection 2.5C. The original amount of each Offshore Lender's Offshore Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Offshore Loan Commitments is $30,000,000; provided that the Offshore Loan Commitments of Offshore Lenders shall be adjusted to give effect to any assignments of the Offshore Loan Commitments pursuant to subsection 11.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.1A(vi) or subsection 2.4. Each Offshore Lender's Offshore Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Offshore Loans and all other amounts owed hereunder with respect to the Offshore Loans and the Offshore Loan Commitments shall be paid in full no later than that date; provided that each Offshore Lender's Offshore Loan Commitment shall expire immediately and without further action on the Closing Date if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may, subject to the terms and conditions herein, be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Offshore Loans and the Offshore Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Offshore Loan Commitments at any time exceed the Offshore Loan Commitments then in effect.

                  (iv) Swing Line Loans. (a) General Provisions. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Domestic Borrowers, on a joint and several basis, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Domestic Borrowers, on a joint and several basis, in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $25,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4 that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Domestic Borrowers, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on the Closing Date if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may, subject to the terms and conditions herein, be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                           (b) Swing Line Loan Prepayment with Proceeds of
                  Revolving Loans. With respect to any Swing Line Loans that have not been voluntarily prepaid by Domestic Borrowers pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 3:00 P.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. Domestic Borrowers hereby authorize the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to any Domestic Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Each Domestic Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge such Domestic Borrower's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of any Domestic Borrower from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 11.7.

                           (c) Swing Line Loan Assignments. If for any reason
                  (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or
                  (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective assignment in same day funds at the Swing Line Funding and Payment Office. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to Administrative Agent such payment in its entirety and Administrative Agent shall distribute to each Revolving Lender (including Swing Line Lender) its Pro Rata Share of such payment.

                           (d) Revolving Lenders' Obligations. Anything
                  contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iv)(b) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to subsection 2.1A(iv)(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, any Domestic Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or
                  (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 11.8 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  (v) Increases of the Revolving Loan Commitments. With the written consent of Administrative Agent, Company may request in writing at any time during the Revolving Loan Increase Period that the then effective aggregate principal amount of Revolving Loan Commitments be increased; provided that (1) the aggregate principal amount of the increase in Revolving Loan Commitments pursuant to this subsection 2.1A(v) shall not exceed $75,000,000, (2) Company may not make more than one request for such increase in Revolving Loan Commitments, (3) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall occur as a result of such increase in Revolving Loan Commitments, (4) prior to the date of such increase, each Lender shall have received written notice from the Administrative Agent of the aggregate principal amount of such increase and (5) Company and Holdings shall, and shall cause their respective Subsidiaries to, execute and deliver such documents and instruments and take such other actions (including, without limitation, obtaining appropriate endorsements to title insurance policies) as may be reasonably requested by Administrative Agent in connection with such increase. Any request under this subsection 2.1A(v) shall be submitted by Company to Administrative Agent (and

         Administrative Agent shall forward copies to Revolving Lenders), specify the proposed effective date and amount of such increase (which date and amount shall be reasonably acceptable to Administrative Agent) and be accompanied by an Officer's Certificate of Company stating that no Event of Default or Potential Event of Default exists or will occur as a result of such increase. Company may also specify any fees offered to those Revolving Lenders (the "INCREASING REVOLVING LENDERS") which agree to increase the principal amount of their Revolving Loan Commitments, which fees may be variable based upon the amount by which any such Revolving Lender is willing to increase the principal amount of its Revolving Loan Commitment. No Revolving Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Loan Commitment. Only the consent of each Increasing Revolving Lender and Administrative Agent shall be required for an increase in the aggregate principal amount of Revolving Loan Commitments pursuant to this subsection 2.1A(v). No Revolving Lender which elects not to increase the principal amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Revolving Lender's consent.

                  Each Revolving Lender that desires to increase its Revolving Loan Commitment (each a "RESPONDING REVOLVING LENDER") shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. If the total amount that Responding Revolving Lenders are willing to increase their Revolving Loan Commitments by exceeds the amount of the requested increase, Administrative Agent shall allocate the proposed increase among the Responding Revolving Lenders. If the total amount that the Responding Revolving Lenders are willing to increase their Revolving Commitment by is less than the amount of the proposed increase (such deficiency the "Available Revolving Commitment Amount"), Company may designate new lenders who qualify as Eligible Assignees and which are acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(v) (each such new lender being a "NEW REVOLVING LENDER"), which New Revolving Lenders may assume all or a portion of the increase in the aggregate principal amount of the Revolving Loan Commitments in an aggregate amount equal to the Available Revolving Commitment Amount. Each New Revolving Lender designated by Company and acceptable to Administrative Agent shall become an additional party hereto as a Revolving Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the Revolving Loan Commitment, upon its execution of New Lender Supplement in the form of Exhibit XVI (and, in each case, otherwise in form and substance reasonably satisfactory to Administrative Agent) (the "NEW LENDER SUPPLEMENT").

                  Subject to the foregoing, any increase requested by Company shall be effective as of the date agreed to by Company and Administrative Agent and shall be in the principal amount equal to (i) the principal amount which Increasing Revolving Lenders are willing to assume as increases to the principal amount of their Revolving Loan Commitment, plus (ii) the principal amount offered by New Revolving Lenders with respect to Revolving Loan Commitments. Upon effectiveness of any such increase, the Pro Rata Share of each Revolving Lender will be adjusted to give effect to the increase in Revolving Loan Commitments and Administrative Agent shall distribute to Lenders a revised Schedule 2.1 reflecting the Revolving Loan Commitment and Pro Rata Share of each Lender after giving effect to such increase. To the extent that the adjustment of Pro Rata Shares results in loss or expenses to any Lender as a result of the prepayment of any Eurodollar Rate Loan or EURO-LIBOR Rate Loan on a date other than the scheduled last day of the applicable Interest Period, Domestic Borrowers shall be responsible for such loss or expense pursuant to subsection 2.6D.

                  (vi) Transfer of Offshore Loan Commitments. With the written consent of Administrative Agent and Offshore Borrower, Company and any Lender with both an Offshore Loan Commitment and a Revolving Loan Commitment, may, at any time prior to the Revolving Loan Commitment Termination Date, agree that such Lender shall terminate all or a portion of such Lender's Offshore Loan Commitment in an amount agreed to by Company and such Lender and increase such Lender's Revolving Loan Commitment by the same amount (any such full or partial termination of a Lender's Offshore Loan Commitment and corresponding increase in such Lender's Revolving Loan Commitment, a "COMMITMENT TRANSFER"); provided, that (1) any such Commitment Transfer shall be at least in an aggregate minimum amount of $1,000,000 and multiples of $1,000,000 in excess of that amount; (2) no Commitment Transfer shall be greater than the Offshore Loan Commitment of such Lender at the time of such Commitment Transfer, (3) the aggregate outstanding amount of Offshore Loans of such Lender shall not exceed the Offshore Loan Commitment of such Lender after giving effect to such Commitment Transfer, (4) the aggregate amount of all Commitment Transfers pursuant to this subsection 2.1A(vi) shall not exceed $30,000,000, (5) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall occur as a result of such Commitment Transfer, and
         (6) Company and Holdings shall, and shall cause their respective Subsidiaries to, execute and deliver such documents and instruments and take such other actions (including, without limitation, obtaining appropriate endorsements to title insurance policies) as may be reasonably requested by Administrative Agent in connection with such Commitment Transfer. Any request under this subsection 2.1A(vi) shall be submitted by Company to Administrative Agent and shall be accompanied by (i) the written agreement of Company and the Lender agreeing to such Commitment Transfer, which agreement shall specify the proposed effective date and the amount of such Commitment Transfer (which date and amount shall be reasonably acceptable to Administrative Agent), (ii) the written consent of Offshore Borrower to such Commitment Transfer, and (iii) an Officer's Certificate of Company stating that no Event of Default or Potential Event of Default exists or will occur as a result of such Commitment Transfer. No Lender shall have any obligation, express or implied, to agree to a Commitment Transfer. Only the consent of the Lender agreeing to the Commitment Transfer, Offshore Borrower and Administrative Agent shall be required for a Commitment Transfer pursuant to this subsection 2.1A(vi). No Lender that declines to participate in a Commitment Transfer requested by the Company may be replaced in respect of its existing Offshore Loan Commitment or Revolving Loan Commitment as a result thereof without such Lender's consent.

                  Subject to the foregoing, any Commitment Transfer shall be effective as of the date agreed to by Company, Administrative Agent and the applicable Lender. Upon effectiveness of any such Commitment Transfer, the Pro Rata Share of each Offshore

         Lender and each Revolving Lender will be adjusted to give effect to the reduction in Offshore Loan Commitments and corresponding increase in Revolving Loan Commitments and Administrative Agent shall distribute to Lenders a revised Schedule 2.1 reflecting the Offshore Loan Commitment, Revolving Loan Commitment and Pro Rata Share of each Lender after giving effect to such Commitment Transfer. To the extent that the adjustment of Pro Rata Shares results in loss or expenses to any Lender as a result of the prepayment of any Eurodollar Rate Loan or EURO-LIBOR Rate Loan on a date other than the scheduled last day of the applicable Interest Period, Domestic Borrowers shall be responsible for such loss or expense pursuant to subsection 2.6D.

                  (vii) Increases of the Term Loans. With the written consent of Administrative Agent, in connection with any Permitted Acquisition, Company may from time to time request in writing at any time prior to the third anniversary of the Closing Date that the then effective aggregate principal amount of Term Loans be increased; provided that
         (1) the aggregate principal amount of the increases in Term Loans pursuant to this subsection 2.1A(vii) shall not exceed $100,000,000,
         (2) the proceeds of any such Term Loans shall be used to pay all or part of the consideration paid by any Subsidiary of Holdings for a Permitted Acquisition, (3) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall occur as a result of such increase in Term Loans, (4) prior to the date of such increase, each Lender shall have received written notice from the Administrative Agent of the aggregate principal amount of such increase and (5) Company and Holdings shall, and shall cause their respective Subsidiaries to, execute and deliver such documents and instruments and take such other actions (including, without limitation, obtaining appropriate endorsements to title insurance policies) as may be reasonably requested by Administrative Agent in connection with such increase. Any request under this subsection 2.1A(vii) shall be submitted by Company to Administrative Agent (and Administrative Agent shall forward copies to Term Loan Lenders), specify the proposed effective date and amount of such increase (which date and amount shall be reasonably acceptable to Administrative Agent) and be accompanied by an Officer's Certificate of Company stating that no Event of Default or Potential Event of Default exists or will occur as a result of such increase. Company may also specify any fees offered to those Term Loan Lenders (the "INCREASING TERM LENDERS") which agree to increase the principal amount of their Term Loans, which fees may be variable based upon the amount by which any such Term Loan Lender is willing to increase the principal amount of its Term Loan. No Term Loan Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Term Loan. Only the consent of each Increasing Term Lender and Administrative Agent shall be required for an increase in the aggregate principal amount of such Increasing Term Lender's Term Loan pursuant to this subsection 2.1A(vii). No Term Loan Lender which elects not to increase the principal amount of its Term Loan may be replaced in respect of its existing Term Loan as a result thereof without such Term Loan Lender's consent.

                  Each Term Loan Lender that desires to increase its Term Loan (each a "RESPONDING TERM LENDER") shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. If the total amount that Responding Term Lenders are willing to increase their Term Loans by exceeds the amount of the requested increase, Administrative Agent shall allocate the proposed increase among the

         Responding Term Lenders. If the total amount that the Responding Term Lenders are willing to increase their Term Loans by is less than the amount of the proposed increase (such deficiency the "Available Term Loan Amount"), Company may designate new lenders who qualify as Eligible Assignees and which are acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(vii) (each such new lender being a "NEW TERM LENDER"), which New Term Lenders may assume all or a portion of the increase in the aggregate principal amount of the Term Loans in an aggregate amount equal to the Available Term Loan Amount. Each New Term Lender designated by Company and acceptable to Administrative Agent shall become an additional party hereto as a Term Loan Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the Term Loans, upon its execution of a New Lender Supplement, in each case in form and substance reasonably satisfactory to Administrative Agent.

                  Subject to the foregoing, any increase requested by Company shall be effective as of the date agreed to by Company and Administrative Agent and shall be in the principal amount equal to (i) the principal amount which Increasing Term Lenders are willing to assume as increases to the principal amount of their Term Loans, plus
         (ii) the principal amount offered by New Term Lenders with respect to their Term Loans. All new Term Loans to be made under this subsection 2.1A(vii) shall be made to Domestic Borrowers, on a joint and several basis, on the same day as such increase in the Term Loans under this subsection 2.1A(vii) becomes effective. Upon effectiveness of any such increase, the Pro Rata Share of each Term Loan Lender will be adjusted to give effect to the increase in its Term Loan and Administrative Agent shall distribute to Lenders a revised Schedule 2.1 reflecting the Term Loans and Pro Rata Share of each Lender after giving effect to such increase. To the extent that the adjustment of Pro Rata Shares results in loss or expenses to any Lender as a result of the prepayment of any Eurodollar Rate Loan or EURO-LIBOR Rate Loan on a date other than the scheduled last day of the applicable Interest Period, Domestic Borrowers shall be responsible for such loss or expense pursuant to subsection 2.6D.

                  B. BORROWING MECHANICS. Term Loans, Revolving Loans and Offshore Loans made as Base Rate Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $5,000,000 and multiples of $500,000 in excess of that amount. Term Loans, Revolving Loans and Offshore Loans made on any Funding Date as Eurodollar Rate Loans and Offshore Loans made on any Funding Date as EURO-LIBOR Rate Loans, in each case, with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 (or the Euro Equivalent in the case of EURO-LIBOR Rate Loans) and multiples of $500,000 (or the Euro Equivalent in the case of EURO-LIBOR Rate Loans) in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Whenever any Domestic Borrower desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent at its Domestic Funding and Payment Office a duly executed Notice of Borrowing no later than 2:00 P.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Offshore Borrower desires that Lenders make Offshore Loans that are (i) EURO-LIBOR Rate Loans or Eurodollar Loans, it shall deliver a duly executed Notice of Borrowing to Administrative Agent at its Offshore Funding and Payment Office no later than 2:00 P.M. (London time) at least three Business Days in advance of the proposed Funding Date or (ii) Base Rate Loans, it shall deliver a duly executed Notice of Borrowing to Administrative Agent at its Domestic Funding and Payment Office no later than 2:00 P.M. (New York City time) at least one Business Day in advance of the proposed Funding Date. Whenever any Domestic Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Swing Line Lender at the Swing Line Funding and Payment Office (with a simultaneous copy to Administrative Agent at its Domestic Funding and Payment Office) a duly executed Notice of Borrowing no later than 3:00 P.M. (New York City time) on the proposed Funding Date. Term Loans and Revolving Loans and Offshore Loans denominated in Dollars may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. Offshore Loans denominated in Euros may be continued as or converted into EURO-LIBOR Rate Loans with different Interest Periods in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, any Borrower may give Administrative Agent (or in the case of any Swing Line Loans, Swing Line Lender and Administrative Agent), as applicable, telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent (and Swing Line Lender in the case of any Swing Line Loans) on or before the applicable Funding Date.

                  C. DISBURSEMENT OF FUNDS.

                  (i) Except to the extent provided in subsections 2.1A(v) and 2.1A(vii), all Term Loans, Revolving Loans and Offshore Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment or Pro Rata Share of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

                  (ii) Promptly after receipt by Administrative Agent of a Notice of Borrowing in connection with any Term Loan or Revolving Loan pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date in same day funds in Dollars at the Domestic Funding and Payment Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to, in the case of Term Loans and Revolving Loans, the applicable Domestic Borrower requesting such Loans on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of such Domestic Borrower specified in the applicable Notice of Borrowing.

                  (iii) Promptly after receipt by Administrative Agent of a Notice of Borrowing in connection with any Offshore Loan pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan of the proposed borrowing. Each such Lender shall make the amount of its Offshore Loans not later than 1:00 P.M. (London, England time) on the applicable Funding Date in same day funds in Euros, in the case of any Offshore Loan denominated in Euros and in Dollars, in the case of any Offshore Loan denominated in Dollars, at the Offshore Funding and Payment Office. Administrative Agent shall make the proceeds of such Offshore Loans available to the Offshore Borrower, on the applicable Funding Date by causing an amount of same day funds in Euros or Dollars, as the case may be, equal to the proceeds of all such Offshore Loans received by Administrative Agent from Lenders to be credited to the account of such Borrower specified in the applicable Notice of Borrowing.

                  (iv) Promptly after receipt by Swing Line Lender of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Swing Line Lender shall make the amount of its Swing Line Loan available to the applicable Domestic Borrower requesting such Swing Line Loan not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Swing Line Funding and Payment Office. Swing Line Lender shall make the proceeds of any Swing Line Loan available to the applicable Domestic Borrower requesting such Swing Line Loan, on the applicable Funding Date by causing an amount of same day funds, in Dollars, equal to the proceeds of such Swing Line Loan to be credited to the account of such Domestic Borrower specified in the applicable Notice of Borrowing.

                  (v) Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Term Loans, Revolving Loans or Offshore Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower an amount equal to the amount of such Lender's Loan on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the Domestic Borrowers or the Offshore Borrower, as applicable, and the Domestic Borrowers or the Offshore Borrower, as applicable, shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  D. THE REGISTER.

                  Administrative Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 11.5), shall maintain (and make available for inspection by Borrowers and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 11.10 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment, Revolving Loan Commitment, Offshore Loan Commitment, Swing Line Loan Commitment, Term Loan, Offshore Loans, Revolving Loans and Swing Line Loans of each Lender from time to time (the "REGISTER"). Borrowers, Borrowers' Agent, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on each Borrower, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

                  E. NOTES.

                  (i) If so requested by any Lender by written notice to Borrowers' Agent (with a copy to Administrative Agent) at any time, Domestic Borrowers shall execute and deliver to such Lender, promptly after Borrowers' Agent's receipt of such notice, a promissory note or promissory notes to evidence such Lender's Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit IV, Exhibit V or Exhibit VII annexed hereto, respectively, with appropriate insertions.

                  (ii) Offshore Borrower shall execute and deliver to each Offshore Lender on the Closing Date and from time to time thereafter as required by subsection 11.1, an Offshore Note substantially in the form of Exhibit VI annexed hereto with proper insertions.

                  F. CALCULATION OF SPOT RATES. On each Calculation Date the Administrative Agent shall determine the Spot Rate as of such Calculation Date (it being acknowledged and agreed that Administrative Agent shall use the Spot Rates so calculated for the purposes of determining compliance with subsection 2.1A(ii) and 2.1A(iii) and for all other purposes under this Agreement or any other Loan Document that requires the calculation of the Dollar Equivalent or the Euro Equivalent). Any Spot Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date. Administrative Agent shall promptly notify Offshore Borrower of each determination of a Spot Rate hereunder.

         2.2      INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections
2.6 and 2.7, (x) each Term Loan, each Revolving Loan and each Offshore Loan denominated in Dollars shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Eurodollar Rate and (y) each Offshore Loan denominated in Euros shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the EURO-LIBOR Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan, any Revolving Loan or any Offshore Loan shall be selected by the applicable Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Term Loan, any Revolving Loan or any Offshore Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B). If on any day a Term Loan, Revolving Loan or Offshore Loan denominated in Dollars is outstanding with respect to which notice has not been delivered to Administrative Agent (or has not yet been given effect) in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans and Offshore Loans shall bear interest as of any date of determination specified in subsection 2.2A(ii) through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate for such date of determination has been delivered pursuant to subsection 6.1(iv);

                           (b) if a Eurodollar Rate Loan, then at the sum of the
                  Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate for such date of determination has been delivered pursuant to subsection 6.1(iv); or

                           (c) if a EURO-LIBOR Rate Loan, then at the sum of the
                  EURO-LIBOR Rate plus the EURO-LIBOR Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate for such date of determination has been delivered pursuant to subsection 6.1(iv);

                                            Eurodollar Rate
                                               Margin and
              Consolidated                  EURO-LIBOR Rate                Base
             Leverage Ratio                      Margin                 Rate Margin
             --------------                 ---------------             -----------
Less than:             1.75:1.00                 1.75%                     0.75%

Greater than
    or equal to:       1.75:1.00                 2.00%                     1.00%

but less than:         2.25:1.00

Greater than
    or equal to:       2.25:1.00                 2.25%                     1.25%

but less than:         3.00:1.00

Greater than
    or equal to:       3.00:1.00                 2.50%                     1.50%

         provided that, until the delivery of the first Pricing Certificate for the Fiscal Quarter ending December 31, 2002, the applicable margin for Revolving Loans and Offshore Loans that are Eurodollar Rate Loans or EURO-LIBOR Rate Loans shall be 2.25% per annum and for Revolving Loans and Offshore Loans that are Base Rate Loans shall be 1.25% per annum.

                  (ii) Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin for Revolving Loans and Offshore Loans denominated in Dollars and the EURO-LIBOR Rate Margin for Offshore Loans denominated in Euros shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate (subject to the provisions of the foregoing clause (i) and this clause (ii)); provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

                  (iii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest as of any date of determination through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate plus the Base Rate Margin set forth in the table below opposite the Senior Secured Credit Facility Rating on such date of determination; or

                           (b) if a Eurodollar Rate Loan, then at the sum of the
                  Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Senior Secured Credit Facility Rating on such date of determination:

                      Senior Secured Credit Facility        Eurodollar Rate             Base
Level                       Rating S&P/Moody's                  Margin               Rate Margin
-----                 ------------------------------        ---------------          -----------
Level I             Greater than
                    or equal to:      BB / Ba2                   2.25%                  1.25%

Level II            Equal to:         BB- / Ba3                  2.50%                  1.50%

Level III           Less than                                    2.75%                  1.75%
                    or equal to:      B+ / B1

         provided that, until the delivery of the Pricing Certificate for the Fiscal Quarter ending December 31, 2002, the applicable margin for Term Loans that are Eurodollar Rate Loans shall be 2.50% per annum and for Term Loans that are Base Rate Loans shall be 1.50% per annum.

                  (iv) The Base Rate Margin and the Eurodollar Rate Margin for Term Loans shall automatically be adjusted on any date that S&P or Moody's announce a change in the Senior Secured Facility Credit Rating for the Loans (other than as a result of a change in the rating system of Moody's or S&P); provided, however, if as of any date either Moody's or S&P shall not have in effect a rating for the Loans hereunder (other than by reason of the circumstances referred to in the last sentence of this clause (iv)), then such rating agency shall be deemed to have announced a rating for the Loans of, in the case of S&P, B+, and in the case of Moody's, B1; provided, further, that if the ratings established or deemed to have been established by S&P and Moody's for the Loans shall differ by (a) one Level, the Base Rate Margin and the Eurodollar Rate Margin for Term Loans shall be based on the higher of the two ratings and (b) more than one Level, the Base Rate Margin and the Eurodollar Rate Margin for Term Loans shall be based on the ratings set forth in the Level immediately below the Level containing the higher of the two ratings. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Base Rate Margin and the Eurodollar Rate Margin for Term Loans shall be determined by reference to the rating most recently in effect prior to such change or cessation, or if there shall be only one available rating for any reason other than one attributable to circumstances related to Holdings and its Subsidiaries or their businesses, assets, liabilities, financial condition or operations, then for purposes of the preceding clause (i), the Level shall be determined by reference to the other then available rating.

                  (v) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at a rate equal to the applicable Base Rate Margin for Revolving Loans minus a rate equal to the commitment fee percentage then in effect as determined pursuant to subsection 2.3A .

                  B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan or EURO-LIBOR Rate Loan, the applicable Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at such Borrower's option, either a one, two, three or six month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan or EURO-LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or EURO-LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan or a EURO-LIBOR Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan or EURO-LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond June 6, 2009, and no Interest Period with respect to any portion of the Revolving Loans or Offshore Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which the Domestic Borrowers are required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

                  (vii) there shall be no more than eighteen Interest Periods outstanding at any time; and

                  (viii) in the event the Domestic Borrowers or the Offshore Borrower fails to specify an Interest Period for any Eurodollar Rate Loan or EURO-LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, the Domestic

         Borrowers or the Offshore Borrower, as applicable shall be deemed to have selected an Interest Period of one month.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

                  D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, (i) each Domestic Borrower and Offshore Borrower shall have the option (a) to convert at any time all or any part of its outstanding Term Loans, Revolving Loans or Offshore Loans denominated in Dollars, as the case may be, equal to $5,000,000 and multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or
(b) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan or, if such Eurodollar Rate Loan is less than $5,000,000, to continue the full amount of such Eurodollar Rate Loan as a Eurodollar Rate Loan and (ii) Offshore Borrower shall have the option upon the expiration of any Interest Period applicable to a EURO-LIBOR Rate Loan, to continue all or any portion of such Loan equal to the Euro Equivalent of $5,000,000 and multiples of the Euro Equivalent of $500,000 in excess of that amount as a EURO-LIBOR Rate Loan or, if such EURO-LIBOR Rate Loan is less than $5,000,000, to continue the full amount of such EURO-LIBOR Rate Loan as a EURO-LIBOR Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; provided, however, except as otherwise provided herein, (i) if the applicable Domestic Borrower or Offshore Borrower fails to give a Notice of Conversion/Continuation at least one Business Day prior to the expiration of any Interest Period applicable to any Eurodollar Rate Loan of such Domestic Borrower or Offshore Borrower, such Borrower shall have been deemed to have delivered a Notice of Conversion/Continuation requesting that such Eurodollar Rate Loan be converted into a Base Rate Loan and (ii) if Offshore Borrower fails to give a Notice of Conversion/Continuation at least three Business Days prior to the expiration of any Interest Period applicable to any EURO-LIBOR Rate Loan, Offshore Borrower shall have been deemed to have delivered a Notice of Conversion/Continuation requesting that such EURO-LIBOR Rate Loan be continued as a EURO-LIBOR Rate Loan with a one month Interest Period.

                  Any Domestic Borrower delivering a Notice of
Conversion/Continuation shall deliver such notice to Administrative Agent at its Domestic Funding and Payment Office no later than 2:00 P.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Offshore Borrower shall deliver any Notice of Conversion/Continuation to Administrative Agent at both its Domestic Funding and Payment Office no later than 2:00 P.M. (New York City time) and its Offshore Funding and Payment Office no later than 2:00 P.M. (London time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or EURO-LIBOR Rate
Loan). In lieu of delivering a Notice of Conversion/Continuation, the applicable Borrower may give Administrative Agent telephonic notice to the Domestic Funding and Payment Office and/or the Offshore Funding and Payment Office, as applicable, by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Administrative Agent shall promptly notify each Lender of any Loan subject to any Notice of Conversion/Continuation.

                  E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, Swiss Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that (i) in the case of Eurodollar Rate Loans upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans and (ii) in the case of EURO-LIBOR Rate Loans upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such EURO-LIBOR Rate Loans shall thereupon be converted at the Spot Rate into Base Rate Loans denominated in Dollars and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans or EURO-LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by any Borrower with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

         2.3      FEES.

                  A. COMMITMENT FEES. (i) Domestic Borrowers, on a joint and several basis, agree to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (x) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (y) the Letter of Credit Usage multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv) and (ii) Offshore Borrower agrees to pay to Administrative Agent, for distribution to each Offshore Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Offshore Loan Commitments over the aggregate principal amount of outstanding Offshore Loans multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

      Consolidated Leverage Ratio              Commitment Fee Percentage
Less than:             1.75:1.00                        0.375%
Greater than
    or equal to:       1.75:1.00                         0.50%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date; provided that until the delivery of the Pricing Certificate for the Fiscal Quarter ending December 31, 2002, the applicable commitment fee percentage shall be 0.50% per annum. Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate; provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable commitment fee percentage shall be the maximum percentage amount set forth above.

                  B. OTHER FEES. Domestic Borrowers, jointly and severally, agree to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between any Domestic Borrower and Administrative Agent. Offshore Borrower agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Offshore Borrower and Administrative Agent.

         2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS AND OFFSHORE LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

                  A. SCHEDULED PAYMENTS OF TERM LOANS.

                  (i) Scheduled Payments of Term Loans. Domestic Borrowers shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

        Quarter Ending                                    Aggregate Scheduled Repayment
        --------------                                    -----------------------------
September 30, 2002                                                    $   500,000
December 31, 2002                                                     $   500,000
March 31, 2003                                                        $   500,000
June 30, 2003                                                         $   500,000
September 30, 2003                                                    $   500,000
December 31, 2003                                                     $   500,000
March 31, 2004                                                        $   500,000
June 30, 2004                                                         $   500,000
September 30, 2004                                                    $   500,000
December 31, 2004                                                     $   500,000
March 31, 2005                                                        $   500,000
June 30, 2005                                                         $   500,000
September 30, 2005                                                    $   500,000
December 31, 2005                                                     $   500,000
March 31, 2006                                                        $   500,000

        Quarter Ending                                    Aggregate Scheduled Repayment
        --------------                                    -----------------------------
June 30, 2006                                                         $   500,000
September 30, 2006                                                    $   500,000
December 31, 2006                                                     $   500,000
March 31, 2007                                                        $   500,000
June 30, 2007                                                         $   500,000
September 30, 2007                                                    $   500,000
December 31, 2007                                                     $   500,000
March 31, 2008                                                        $   500,000
June 30, 2008                                                         $   500,000
September 30, 2008                                                    $47,000,000
December 31, 2008                                                     $47,000,000
March 31, 2009                                                        $47,000,000
Stated Maturity Date                                                  $47,000,000

provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Stated Maturity Date, and the final installment payable by Domestic Borrowers in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Domestic Borrowers under this Agreement with respect to the Term Loans; provided further that in the event that the aggregate principal amount of Term Loans is increased pursuant to subsection 2.1A(vii), then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of such increase in Term Loans pursuant to subsection 2.1A(vii) multiplied by (b) a fraction equal to (x) such scheduled repayment amount divided by (y) the aggregate principal amount of Term Loans remaining to be repaid immediately prior to giving effect to the increase in Term Loans made pursuant to subsection 2.1A(vii).

                  B. PREPAYMENTS OF LOANS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS AND OFFSHORE LOAN COMMITMENTS.

                  (i) Voluntary Prepayments.

                           (a) Domestic Borrowers may, upon written or
                  telephonic notice to Swing Line Lender (with a simultaneous copy to Administrative Agent) on or prior to 3:00 P.M. (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Domestic Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent at its Domestic Funding and Payment Office by 2:00 P.M. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (who will promptly notify each Lender whose Loans are to be prepaid of such prepayment), at any time and from time to time prepay any of their respective Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and multiples of $500,000 in excess of that amount; provided, however, that if a Eurodollar Rate Loan is prepaid on a date other than the date that the Interest Period applicable thereto expires, the Domestic Borrowers shall compensate the Lenders in accordance with section 2.6D for any losses, expenses or liabilities incurred in connection with such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                           (b) Offshore Borrower may (i) upon not less than one
                  Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, given to Administrative Agent at its Domestic Funding and Payment Office by 2:00 P.M. (New York City time), or (ii) upon not less than three Business Days' Notice, in the case EURO-LIBOR Rate Loans, prior written or telephonic notice to Administrative Agent at its Offshore Funding and Payment Office by 2:00 P.M. (London time), in each case on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (who will promptly notify each Lender whose Loans are to be prepaid of such prepayment), at any time and from time to time prepay any Offshore Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 (or the Euro Equivalent) and multiples of $500,000 (or the Euro Equivalent) in excess of that amount; provided, however, that if a Eurodollar Rate Loan or EURO-LIBOR Rate Loan is prepaid on a date other than the date that the Interest Period applicable thereto expires, the Offshore Borrower shall compensate the Lenders in accordance with section 2.6D for any losses, expenses or liabilities incurred in connection with such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) Voluntary Reductions of Revolving Loan Commitments and Offshore Loan Commitments.

                           (a) Voluntary Reduction of Revolving Loan
                  Commitments. Borrowers' Agent may, upon not less than three Business Days' prior written or telephonic notice from Borrowers' Agent confirmed in writing to Administrative Agent (who will promptly notify each Revolving Lender of such notification from Borrowers' Agent), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and multiples of $500,000 in excess of that amount. Borrowers' Agent's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrowers' Agent's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                           (b) Voluntary Reductions of Offshore Loan
                  Commitments. Offshore Borrower may, upon not less than three Business Days' prior written or telephonic notice from Offshore Borrower or Borrowers' Agent confirmed in writing to Administrative Agent (who will promptly notify each Revolving Lender of such notification from Offshore Borrower), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Offshore Loan Commitments in an amount up to the amount by which the Offshore Loan Commitments exceed the Total Utilization of Offshore Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Offshore Loan Commitments shall be in an aggregate minimum amount of $5,000,000 (or the Euro Equivalent) and multiples of $500,000 (or the Euro Equivalent) in excess of that amount. Borrowers' Agent or Offshore Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Offshore Loan Commitments shall be effective on the date specified in Borrowers' Agent or Offshore Borrower's notice and shall reduce the Offshore Loan Commitment of each Offshore Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Offshore Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii) Mandatory Prepayments of Loans and Mandatory Reductions of Revolving Loan Commitments and Offshore Loan Commitments. The Loans shall be prepaid and/or the Revolving Loan Commitments and/or the Offshore Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                           (a) Prepayments and Reductions From Net Asset Sale
                  Proceeds. No later than the fifth Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) prepay the Loans and/or, if requested by Requisite Lenders in accordance with subsection 2.4B(iv)(f), the Revolving Loan Commitments and the Offshore Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (2) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer's Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Holdings or its Subsidiaries intend to reinvest in equipment or other productive assets of the general type used in the business of Holdings and its Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Holdings shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; provided, however, that, pending such reinvestment, such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans and Offshore Loans (without a reduction in Revolving Loan Commitments or Offshore Loan Commitments, respectively) to the full extent thereof. In addition, Company shall, no later than 365 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or if requested by Requisite Lenders in accordance with subsection 2.4B(iv)(f), the Revolving Loan Commitments and the Offshore Loan Commitments shall be permanently reduced) in the full amount of all such Net Asset Sale Proceeds.

                           (b) Prepayments and Reductions from Net
                  Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Administrative Agent or by Holdings or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments and Offshore Loan Commitments pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or, if requested by Requisite Lenders in accordance with subsection 2.4B(iv)(f), the Revolving Loan Commitments and the Offshore Loan Commitments shall be permanently reduced, in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments and Reductions Due to Issuance of
                  Equity Securities. No later than the fifth Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Holdings or any of its Subsidiaries or from any capital contribution to Holdings by any holder of capital stock thereof after the Closing Date, Company shall apply an aggregate amount equal to 50% of such Net Securities Proceeds to prepay the Loans and/or, if requested by Requisite Lenders in accordance with subsection 2.4B(iv)(f), to permanently reduce the Revolving Loan Commitments and Offshore Loan Commitments by the amount of any associated repayment of the Swing Line Loans, Revolving Loans or Offshore Loans; provided, however, that no such prepayment of the Loans and/or reduction in the Revolving Loan Commitments and Offshore Loan Commitments shall be required to the extent the Consolidated Leverage Ratio was less than or equal to 2.50:1.00 on the last day of the Fiscal Quarter ended immediately prior to the date such Net Securities Proceeds are received.

                           (d) Prepayments and Reductions Due to Issuance of
                  Indebtedness. No later than the fifth Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Holdings or any of its Subsidiaries after the Closing Date (other than the Revolving Loans, Swing Line Loans, Term Loans incurred pursuant to subsection 2.1(vii) and Additional Senior Subordinated Notes), Company shall prepay the Loans and/or, if requested by Requisite Lenders in accordance with subsection 2.4B(iv)(f), the Revolving Loan Commitments and Offshore Loan Commitments shall be permanently reduced, in an aggregate amount equal to such Net Securities Proceeds.

                           (e) Prepayments and Reductions from Consolidated
                  Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2003), Company shall, no later than 100 days after the end of such Fiscal Year apply an aggregate amount equal to 50% of such Consolidated Excess Cash Flow to prepay the Loans and/or, if requested by Requisite Lenders in accordance with subsection 2.4B(iv)(f), to permanently reduce Revolving Loan Commitments and Offshore Loan Commitments by the amount of any associated repayment of the Swing Line Loans, Revolving Loans or Offshore Loans; provided, however, that no such prepayment of the Loans and/or reduction in the Revolving Loan Commitments and Offshore Loan Commitments shall be required to the extent that on the last day of the last Fiscal Quarter of any such Fiscal Year the Consolidated Leverage Ratio is less than or equal to 2.50:1.00.

                           (f) Calculations of Net Proceeds Amounts; Additional
                  Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments and Offshore Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or

                  Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments and Offshore Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                           (g) Prepayments Due to Reductions or Restrictions of
                  Revolving Loan Commitments. Domestic Borrowers shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

                           (h) Prepayments Due to Reductions or Restrictions of
                  Offshore Loan Commitments. Offshore Borrower shall from time to time prepay the Offshore Loans to the extent necessary so that the Total Utilization of Offshore Loan Commitments shall not at any time exceed the Offshore Loan Commitments then in effect.

                  (iv) Application of Prepayments and Reductions of Revolving Loan Commitments and Offshore Loan Commitments.

                           (a) Application of Voluntary Prepayments by Type of
                  Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by the Domestic Borrowers or Offshore Borrower, as applicable, in the applicable notice of prepayment; provided that in the event the Domestic Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans and Offshore Loans, as applicable, to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of the Term Loans set forth in subsection 2.4A(i).

                           (b) Application of Mandatory Prepayments by Type of
                  Loans. Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans and/or, to the extent requested by Requisite Lenders pursuant to clause (f) below, a reduction of the Revolving Loan Commitments and the Offshore Loan Commitments, pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent of the Term Loans, second, to the extent of any remaining portion of such amount, to prepay the Swing Line Loans to the full extent of the Swing Line Loans and, to the extent requested by Requisite Lenders pursuant to clause (f) below, to permanently reduce the Revolving Loan Commitments and Offshore Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of such amount, to prepay the Revolving Loans and Offshore Loans to the full extent of the Revolving Loans and Offshore Loans and, to the extent requested by Requisite Lenders pursuant to clause (f) below, to further permanently reduce the Revolving Loan Commitments and Offshore Loan Commitments in accordance with clause (d) below by the amount of such prepayment, and fourth, to the extent of any remaining portion of such amount, to the extent requested by Requisite Lenders pursuant to clause (f) below, to further permanently reduce the Revolving Loan Commitments and the Offshore Loan Commitments to the full extent of the Revolving Loans Commitments and the Offshore Loan Commitments in accordance with clause (d) below. Any mandatory reduction of Revolving Loan Commitments pursuant to this subsection 2.4B shall be in proportion to each Revolving Lender's Pro Rata Share. Any mandatory reduction of Offshore Loan Commitments pursuant to this subsection 2.4B shall be in proportion to each Offshore Lender's Pro Rata Share. If an Event of Default has occurred and is continuing, any amount required to be applied as a mandatory prepayment shall be applied as set forth in subsection 2.4D.

                           (c) Application of Mandatory Prepayments of Term
                  Loans to Scheduled Installments of Principal Thereof/Waiver of Term Loan Payments. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii), subject to the last sentence of subsection 2.4B(iv)(b), shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in subsection 2.4A(i) that is unpaid at the time of such prepayment. Notwithstanding the foregoing, so long as no Event of Default or Potential Event of Default has occurred and is continuing, in the event Company is required to make any mandatory prepayment of the Term Loans (a "WAIVABLE MANDATORY PREPAYMENT") pursuant to subsection 2.4B(iii), (x) not less than five Business Days prior to the date (the "REQUIRED PREPAYMENT DATE") on which the Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Term Loan Lender of the amount of such Term Loan Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Term Loan Lender's option to refuse such amount and (y) each such Term Loan Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before 3:00 P.M. (New York time) of the fourth Business Day (the "CUTOFF DATE") prior to the Required Prepayment Date (it being understood that any Term Loan Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to exercise such option). If any Term Loan Lender or Term Loan Lenders elect to waive their Pro Rata Share of the

                  Waivable Mandatory Prepayment, all of the amount that otherwise would have been applied to mandatorily prepay the Term Loans of such Term Loan Lender or Term Loan Lenders shall be applied instead first to prepay the Swing Line Loans to the full extent thereof (without the Requisite Lenders having the right to reduce the Revolving Loan Commitments or the Offshore Loan Commitments by a corresponding amount pursuant to clause
                  (f) below) and second to prepay the Revolving Loans and Offshore Loans to the full extent thereof (without the Requisite Lenders having the right to reduce the Revolving Loan Commitments or the Offshore Loan Commitments by a corresponding amount pursuant to clause (f) below).

                           (d) Application of Mandatory Prepayments and
                  Permanent Reductions of Revolving Loans and Offshore Loans by Type of Loans. Any mandatory prepayments of the Revolving Loans and Offshore Loans pursuant to subsection 2.4B(iii) and in accordance with subsection 2.4B(iv)(f) shall be applied to prepay the Revolving Loans and the Offshore Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof. Any mandatory permanent reductions of the Revolving Loan Commitments and the Offshore Loan Commitments pursuant to subsection 2.4B(iii) and in accordance with subsection 2.4B(iv)(f) shall be applied to permanently reduce the Revolving Loan Commitments and the Offshore Loan Commitments on a pro rata basis in accordance with the respective amounts thereof as of the date of such reduction.

                           (e) Application of Prepayments to Base Rate Loans,
                  Eurodollar Rate Loans and EURO-LIBOR Rate Loans.

                                    (1) Any prepayment of the Terms Loans shall
                           be applied on a pro rata basis to all outstanding Term Loans without regard to whether any such Term Loans are Base Rate Loans or Eurodollar Loans; and

                                    (2) Considering Revolving Loans and Offshore
                           Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans or EURO-LIBOR Rate Loans, as the case may be, in each case in a manner that minimizes the amount of any payments required to be made by any Borrower pursuant to subsection 2.6D.

                           (f) Reduction of Revolving Loan Commitments and
                  Offshore Loan Commitments. Except as provided in subsection 2.4B(iv)(c), Requisite Lenders may at any time and from time to time require that the Revolving Loan Commitments and Offshore Loan Commitments be reduced in accordance with the terms of subsection 2.4B(iii) by providing written notice to Administrative Agent and Company. Any such notice shall be effective until revoked by a subsequent written notice by Requisite Lenders to Administrative Agent and Company.

                  C. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment.

                           (a) All payments by any Borrower of principal,
                  interest, fees and other Obligations (other than as provided in clauses (b) and (c) below) on any Loans shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 3:00 P.M. (New York City time) on the date due at the Domestic Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day. Each Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose);

                           (b) All payments by Offshore Borrower of principal of
                  and interest on any Offshore Loans denominated in Euros shall be made in same day funds, in Euros, without defense, setoff or counterclaim, free of any restriction or conditions, and delivered to Administrative Agent at its Offshore Funding and Payment Office not later than 3:00 P.M. (London time), on the date due; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day; and

                           (c) So long as no Event of Default or Potential Event
                  of Default has occurred and is continuing, all payments by any Domestic Borrower of principal of and interest on any Swing Line Loan shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or conditions, and delivered to Swing Line Lender not later than 4:00 P.M. (New York City time) on the date due at the Swing Line Funding and Payment Office; funds received by Swing Line Lender after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day. If an Event of Default or Potential Event of Default has occurred and is continuing, all payments by any Domestic Borrower of principal of and interest on any Swing Line Loans shall be made in accordance with clause (a) above.

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans, Revolving Loans and Offshore Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata

         Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans or EURO-LIBOR Rate Loans, as the case may be, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be; provided, however, that if such an extension of time for payment of any principal or interest due in connection with a Eurodollar Rate Loan or EURO-LIBOR Rate Loan would cause such payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such adjustment of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER
                     EVENT OF DEFAULT.

                  Upon the occurrence and during the continuation of an Event of Default, either if requested by Requisite Lenders or upon termination of the Revolving Loan Commitments and Offshore Loan Commitments (a) all payments received on account of the Obligations, whether from Company, any other Borrower, any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                  (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 11.4 and 11.5 and the other terms of this Agreement and the Loan Documents;

                  (ii) payment to the Issuing Lender of all fees, costs, expenses, indemnities and other amounts owing thereto (other than duplication of fees under subsections 3.2(i), (ii) or (iii) or with respect to the drawn or undrawn face amounts of any Letters of Credit);

                  (iii) thereafter, to the payment of all other applicable Secured Obligations (including any applicable Hedge Agreement Obligations) for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

                  (iv) thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         Any payment made by any Domestic Borrower or any other Loan Party to Swing Line Lender during the continuation of an Event of Default in connection with any Swing Line Loan shall be promptly distributed by Swing Line Lender to Administrative Agent for application in accordance with this subsection 2.4.

         2.5      USE OF PROCEEDS.

                  A. TERM LOANS. The proceeds of the initial Term Loans shall be applied by the Domestic Borrowers together with the proceeds received by Holdings in connection with the issuance of the Senior Subordinated Notes, to repay existing Indebtedness outstanding under the Existing Credit Agreement in the aggregate principal amount of approximately $337.0 million, plus accrued and unpaid interest thereon and Transaction Costs. The proceeds of any additional Term Loans made after the Closing Date in accordance with subsection 2.1A(vii) shall be applied by the Domestic Borrowers to finance Permitted Acquisitions.

                  B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans and any Swing Line Loans shall be applied by the Domestic Borrowers for working capital and other general corporate purposes of Holdings and its Subsidiaries, which may include the financing of Permitted Acquisitions and the making of intercompany loans to any of Holdings' wholly-owned Subsidiaries in accordance with subsection 7.1(iii), for their own general corporate purposes.

                  C. OFFSHORE LOANS. The proceeds of any Offshore Loans shall be applied by the Offshore Borrower for working capital and other general corporate purposes of Offshore Borrower and its Subsidiaries which may include the financing of Permitted Acquisitions and the making of intercompany loans to any of its Subsidiaries in accordance with subsection 7.1(iv), for their own general corporate purposes.

                  D. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Holdings, any Borrower or any other Subsidiary of Holdings in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS AND EURO-LIBOR RATE LOANS.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans and EURO-LIBOR Rate Loans as to the matters covered:

                  A. DETERMINATION OF APPLICABLE INTEREST RATE. On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans and EURO-LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                  B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate and/or the definition of EURO-LIBOR Rate Loan, respectively, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) in the case of Eurodollar Rate Loans (a)
(i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (b) any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan and (ii) in the case of EURO-LIBOR Rate Loans,
(a) upon the expiration of any Interest Period in effect at the time for any EURO-LIBOR Rate Loans, such EURO-LIBOR Rate Loans shall thereupon be converted at the Spot Rate into Base Rate Loans denominated in Dollars and (b) any Notice of Borrowing given by Offshore Borrower with respect to any EURO-LIBOR Rate Loans, shall be deemed to be for an Offshore Loan denominated in Dollars at the Base Rate.

                  C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS OR EURO-LIBOR RATE LOANS. In the event that on any date any Lender shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans and/or EURO-LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (Administrative Agent shall promptly notify each other Lender of the receipt of such notice). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans and/or EURO-LIBOR Rate Loans, as the case may be, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by any Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans and/or EURO-LIBOR Rate Loans, as the case may be, (any such Eurodollar Rate Loans and/or EURO-LIBOR Rate Loans, the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) in the case of any Eurodollar Rate Loans, the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination and (ii) in the case of any EURO-LIBOR Rate Loans, such EURO-LIBOR Rate Loan shall automatically convert at the Spot Rate into a Base Rate Loan denominated in Dollars on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan or EURO-LIBOR Rate Loan, as the case may be, then being requested by any Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (Administrative Agent shall promptly notify each other Lender of the receipt of such notice of rescission). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans or EURO-LIBOR Rate Loans in accordance with the terms of this Agreement.

                  D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Each Borrower shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans or EURO-LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan or EURO-LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan or EURO-LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans or EURO-LIBOR Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans or EURO-LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by any Borrower, or (iv) as a consequence of any other default by any Borrower in the repayment of its Eurodollar Rate Loans or EURO-LIBOR Rate Loans when required by the terms of this Agreement.

                  E. BOOKING OF EURODOLLAR RATE LOANS AND EURO-LIBOR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans and EURO-LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS AND EURO-LIBOR RATE LOANS.

                  (i) Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner; and

                  (ii) Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its EURO-LIBOR Rate Loans through the purchase of a EURO-LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of EURO-LIBOR Rate in an amount equal to the amount of such EURO-LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its EURO-LIBOR Rate Loans had been funded in such manner.

                  G. EURODOLLAR RATE LOANS AND EURO-LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) no Borrower may elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan or EURO-LIBOR Rate Loan, as applicable, after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan (including any request for an Offshore Loan denominated in Euros which shall deemed to be a request for an Offshore Loan denominated in Dollars) or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, shall be rescinded by such Borrower.

         2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including the Issuing Lender) shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                  (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to (a) Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate or (b) EURO-LIBOR Rate Loans that are reflected in the definition of EURO-LIBOR Rate); or

                  (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers' Agent shall and shall cause the other Borrowers to promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder and additional amounts to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp or documentary taxes) such Lender may incur as a result of such additional amounts).

                  B. TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by each Borrower under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of such Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company or any other Borrower to Administrative Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Administrative Agent of any
                  such requirement or any change in any such requirement as soon as Company, Holdings or any other Borrower becomes aware of it;

                           (b) Company shall or Holdings and Company shall cause
                  the applicable Borrower to pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on Company or such Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by Company or any other Borrower
                  in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made, and shall be increased to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp or documentary taxes) Administrative Agent or such Lender, as the case may be, may incur as a result of such payment; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein, including a change attributable to a change in the classification (for tax purposes) of any Borrower, shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

                  (iii) Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender to a Domestic Borrower that is
                  organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US

                  LENDER") shall deliver to Administrative Agent and to Borrowers' Agent, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers' Agent or Administrative Agent (each in the reasonable exercise of its discretion) provided, that the Domestic Borrower or Borrowers' Agent shall have previously notified such Non-U.S Lender in writing of such determination, two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Holdings or (iii) a controlled foreign corporation related to Holdings (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Non-US Lender, to the extent it does not act
                  or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent, Borrowers' Agent and to the relevant Domestic Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the relevant Domestic Borrower or Administrative Agent (each in the reasonable exercise of its discretion) provided, that the Domestic Borrower or Borrowers' Agent shall have previously notified such Non-U.S Lender in writing of such determination, (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                           (c) Each Non-US Lender hereby agrees, from time to
                  time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence; provided, in each case, that Company or Borrowers' Agent has previously notified such Lender in writing of such obsolescence or inaccuracy.

                           (d) Company and each other Borrower shall not be
                  required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Company or any other Borrower of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                  C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have reasonably determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance

(taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers' Agent from such Lender of the statement referred to in subsection 2.8A, Borrowers' Agent shall or shall cause the other Borrowers to pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction, increased to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp or documentary taxes) such Lender may incur as a result of such additional amounts.

         2.8 STATEMENT OF LENDERS; OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

                  A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  B. MITIGATION. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, it shall use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Borrowers agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

         2.9      REPLACEMENT OF A LENDER.

                  If Borrowers receive a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, or an Offshore Lender defaults in its obligations to fund an Offshore Loan pursuant to this Agreement, a Lender (a "NON-CONSENTING LENDER") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 11.8, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a "SUBJECT LENDER"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not the Issuing Lender (unless all such Letters of Credit are terminated or arrangements acceptable to the Issuing Lender (such as a "back-to-back" letter of credit) are made and another Revolving Lender has agreed to become the Issuing Lender) and
(iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Borrowers pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 11.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 11.1B(i) shall have been paid to Administrative Agent, and (3) all of the requirements for such assignment contained in subsection 11.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

         2.10 JOINT AND SEVERAL LIABILITY; PAYMENT INDEMNIFICATIONS; COMPANY AS BORROWERS' AGENT.

                  A. JOINT AND SEVERAL LIABILITY. All Obligations of the Domestic Borrowers under the Loan Documents shall be the joint and several Obligations of the Domestic Borrowers and, in addition, shall be guaranteed by each Domestic Borrower under the Borrowers' Guaranty. The Obligations of and the Liens granted by any such Domestic Borrowers under the Loan Documents shall not be impaired or released by any action or inaction on the part of any Agent or any Lender with respect to any Loan Party, including any action or inaction which would otherwise release a surety. The Obligations of each Domestic Borrower shall be limited in amount to an amount not to exceed the maximum amount of obligations that can be made or assumed by such Domestic Borrower without rendering such obligation made or assumed, as it relates to such Domestic Borrower, void or voidable under applicable laws relating to fraudulent conveyance, fraudulent transfer or other similar laws affecting the rights of creditors generally.

                  In order to provide for just and equitable contribution among the Domestic Borrowers if any payment is made by any of the Domestic Borrowers (a "FUNDING BORROWER") in discharging any of the Obligations, such Funding Borrower shall be entitled to a contribution from each other Domestic Borrower for all payments, damages and expenses incurred by such Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Domestic Borrowers on the basis of the relative benefits received by the Domestic Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against any other Domestic Borrower by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of any Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Domestic Borrower, which is absolute and unconditional and joint and several with the other Domestic Borrowers, to repay the Obligations.

                  B. BORROWERS' AGENT. Company is hereby appointed Borrowers' agent hereunder by each Borrower (in such capacity "BORROWERS' AGENT"). Each Borrower hereby authorizes, directs and empowers Company to act for and in the name of such Borrower and as its agent hereunder and under the other instruments and agreements referred to herein. Company hereby accepts each such appointment. Each Borrower hereby irrevocably authorizes Company to take such action on such Borrower's behalf and to exercise such powers hereunder, under the other Loan Documents, and under the other agreements and instruments referred to herein or therein as may be contemplated being taken or exercised by such Borrower by the terms hereof and thereof, together with such powers as may be incidental thereto, including, without limitation, to borrow hereunder and deliver Notices of Borrowing, Notices of Conversion/Continuation, Notices of Issuance of Letter of Credit and Compliance Certificates hereunder, to convert, continue, repay or prepay Loans made hereunder, to reduce the Commitments, to pay interest, fees, costs and expenses incurred in connection with the Loans, this Agreement, the other Loan Documents, and the other agreements and instruments referred to herein or therein, to receive from or deliver to Administrative Agent any notices, statements, reports, certificates or other documents or instruments contemplated herein, in the other Loan Documents or in any other agreement or instrument referred to herein and to receive from or transmit to Administrative Agent any Loan proceeds or payments. Each Agent and each Lender shall be entitled to rely on the appointment and authorization of Company with respect to all matters related to this Agreement, the other Loan Documents and any other agreements or instruments referred to herein or therein whether or not any particular provision hereof or thereof specifies that such matters may or shall be undertaken by Borrowers' Agent. In reliance hereon, Administrative Agent and each Lender may deal only with Company with the same effect as if Administrative Agent or such Lender had dealt with each Borrower separately and individually.

SECTION 3. LETTERS OF CREDIT

         3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

                  A. LETTERS OF CREDIT. In addition to Domestic Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Borrowers' Agent may request, on behalf of and for the account of Domestic Borrowers, on a joint and several basis, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that the Issuing Lender issue Letters of Credit payable on a sight basis for the account of Domestic Borrowers for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Borrowers' Agent shall not request that Issuing Lender issue (and no Issuing Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $20,000,000;

                  (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; and provided, further that Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 11.8) at the time Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Standby Letter of Credit issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code);

                  (v) any Commercial Letter of Credit having an expiration date
         (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; and

                  (vi) any Letter of Credit denominated in a currency (other than Dollars) that is not acceptable to Administrative Agent or Issuing Lender in their respective sole discretion.

                  B. MECHANICS OF ISSUANCE.

                  (i) Request for Issuance. Whenever any Domestic Borrower desires the issuance of a Letter of Credit, Borrowers' Agent shall deliver to Administrative Agent and Issuing Lender a Request for Issuance, duly executed applications for such Letter of Credit and such other documents, instructions and agreements as may be required pursuant to the terms thereof no later than 1:00 P.M. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance and/or application. In furtherance of the provisions of subsection 11.10, and not in limitation thereof, Borrowers' Agent may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Issuance without receiving an original signed copy thereof. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                  Borrowers' Agent shall notify the Issuing Lender and Administrative Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers' Agent is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

                  (ii) Determination of Issuing Lender. Issuing Lender shall be obligated to issue any Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Issuing Lender, when aggregated with Issuing Lender's outstanding Revolving Loans and Swing Line Loans, may exceed Issuing Lender's Revolving Loan Commitment then in effect; provided that Issuing Lender shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Issuing Lender is not readily and freely available.

                  (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 11.8) of the conditions set forth in subsections 3.1A and 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures. The Issuing Lender may assume all such conditions have been satisfied unless it shall have received notice to the contrary from Administrative Agent or a Lender or has actual knowledge that such condition has not been met.

                  (iv) Notification to Revolving Lenders. Upon the issuance of or amendment to any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Borrowers' Agent of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Upon receipt of such notice, Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender's respective participation in such Standby Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment. In the case of Commercial Letters of Credit, Issuing Lender will send by facsimile transmission to Administrative Agent, promptly upon the first Business Day of each week, a report of its daily aggregate maximum amount available for drawing under Commercial Letters of Credit for the previous week. Upon receipt of such report, Administrative Agent shall notify each Revolving Lender in writing of the contents thereof.

                  (v) Compliance with this Agreement. The Issuing Lender shall not be obligated to extend or amend any Letter of Credit other than in compliance with the terms applicable hereunder to the issuance of a new Letter of Credit.

                  C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

         3.2      LETTER OF CREDIT FEES.

                  Domestic Borrowers, on a joint and several basis, agree to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account equal to .25% per annum of the daily maximum amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and on the Revolving Loan Commitment Termination Date and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account equal to .25% per annum of the daily maximum amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and on the Revolving Loan Commitment Termination Date and computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (iii) with respect to the issuance, amendment, cancellation, transfer, renewal, presentation, honor or dishonor of any Letters of Credit, all fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges (without duplication of the fees payable under clauses (i) and (ii) above) customarily charged by such Issuing Lender with respect to standby Letters of Credit, payable at the time of invoice of such amounts.

                  For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i) or (ii) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

         3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
                  CREDIT.

                  A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

                  B. REIMBURSEMENT BY DOMESTIC BORROWERS OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Company and Administrative Agent, and Domestic Borrowers shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Lender prior to 12:00 Noon (New York City time) on the date such drawing is honored that Domestic Borrowers intend to reimburse Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Domestic Borrowers shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Domestic Borrowers shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Domestic Borrowers shall retain any and all rights they may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

                  C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) Payment by Revolving Lenders. In the event that Domestic Borrowers shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a payment under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any payment by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Revolving Lender fails to make available to Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Subject to the immediately succeeding sentence, the obligations of each Lender to reimburse the Issuing Lender under this subsection 3.3C shall be unconditional, continuing, irrevocable and absolute. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Revolving Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of Issuing Lender. (ii) Distribution to Lenders of Reimbursements Received from Domestic Borrowers. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C

                  (i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Domestic Borrowers in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

                  D. INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) Payment of Interest by Domestic Borrowers. Domestic Borrowers agree, on a joint and several basis, to pay to Issuing Lender, with respect to payments under any

         Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Domestic Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Issuing Lender shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such payment so reimbursed by other Revolving Lenders for the period from the date on which Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Domestic Borrowers. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

         3.4      OBLIGATIONS ABSOLUTE.

                  The obligation of Domestic Borrowers to reimburse Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Domestic Borrowers or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

         3.5      NATURE OF ISSUING LENDER'S DUTIES.

                  A. Indemnification. In addition to amounts payable as elsewhere provided in this Section 3, each Domestic Borrower hereby agrees to protect, indemnify, pay and save harmless Administrative Agent, Issuing Lender and each Lender from and against any and all liabilities and cost which Administrative Agent, such Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Lender, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

                  B. Assumption of Risk. As between Domestic Borrowers and Issuing Lender, Domestic Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for (in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction): (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

                  C. No Liability. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit or any related certificates shall not put Administrative Agent or any Lender or, in the case of the Issuing Lender, other than as a result of its gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, under any resulting liability to any Domestic Borrower or relieve any Domestic Borrower of any of its obligations hereunder to any such Person.

                  D. Survival of Agreements and Obligations. Without prejudice to the survival of any other agreement of the Domestic Borrowers hereunder, the agreements and obligations of the Domestic Borrowers contained in this subsection 3.5 (and the guaranty of such obligations by Holdings pursuant to Section 10) shall, in each case, survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

         4.1 CONDITIONS TO TERM LOANS, INITIAL REVOLVING LOANS, SWING LINE LOANS, OFFSHORE LOANS AND LETTERS OF Credit.

                  The obligations of Lenders to make the Term Loans, any Revolving Loans, Swing Line Loans, Offshore Loans or issue any Letters of Credit to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2 or 4.3, subject to prior or concurrent satisfaction of the following conditions:

                  A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Holdings and Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                  (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State (or foreign equivalent) of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                  (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                  (iv) Executed originals of the Loan Documents to which such Person is a party; and

                  (v) Such other documents as Administrative Agent may reasonably request.

                  B. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

                  C. OWNERSHIP STRUCTURE. The ownership structure of Holdings and its Subsidiaries shall be as set forth on Schedule 4.1C annexed hereto.

                  D. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the

Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Holdings and each Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent.

                  E. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS; PROJECTIONS. On or before the Closing Date, Lenders shall have received from Company (i) consolidated financial statements of Holdings and its Subsidiaries (including balance sheets and income and cash flow statements) as of the end of and for Fiscal Years 1999, 2000 and 2001, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with the report thereon (it being understood that for the first two such fiscal years such audited financial statements were prepared in connection with the spin-off of Holdings); (ii) unaudited interim financial statements of Holdings and its Subsidiaries prepared in the same manner as the historical audited statements for the Fiscal Quarter ended December 31, 2001 and March 31, 2002 and for the same quarterly periods during Fiscal Year 2001; (iii) the pro forma consolidated and consolidating balance sheet of Holdings and its Subsidiaries after giving effect to the borrowing of the Term Loans by the Domestic Borrowers and the issuance of the Subordinated Notes by Holdings and any other transactions contemplated to occur under this Agreement on the Closing Date; (iv) quarterly projected consolidated financial statements (including balance sheets and income and cash flow statements) of Holdings and its Subsidiaries for the period from April 1, 2002 through September 30, 2003; and
(v) annual projected consolidated financial statements (including balance sheets and income and cash flow statements) of Holdings and its Subsidiaries for the eight Fiscal Years ended after the Closing Date (the "CLOSING DATE FINANCIAL PLAN"), all of the foregoing to be in form and substance reasonably satisfactory to Administrative Agent.

                  F. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Quarles & Brady LLP, counsel for Holdings and its Domestic Subsidiaries, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request and such opinions from local and foreign counsels in such jurisdictions as are required by Administrative Agent as to such matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Borrowers to such counsel to deliver such opinions to Lenders).

                  G. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of the chief financial officer of Holdings dated the Closing Date, substantially in the form of Exhibit XI annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Holdings, the Borrowers and each guaranteeing Subsidiary on a consolidated basis will be Solvent.

                  H. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's and/or any other Loan Party's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

                  I. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Holdings and its Subsidiaries shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Holdings and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

                  J. ENVIRONMENTAL REPORTS. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to Holdings and its Subsidiaries and the Facilities.

                  K. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1L, Administrative Agent shall have received evidence satisfactory to it that Holdings, Company, each other Borrower, Subsidiary Guarantors and Offshore Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Collateral. Such actions shall include the following:

                  (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security Agreement, any Foreign Pledge Agreement and any Offshore Collateral Document and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

                  (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to

         Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                  (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements (or the foreign equivalent if applicable) and, where appropriate, fixture filings, duly executed by each applicable Loan Party (if required) with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                  (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

                  (v) Control Agreements. Delivery to Administrative Agent of such control agreements with financial institutions and other Persons, as Administrative Agent may request, in order to perfect Liens in respect of certain Deposit Accounts, securities accounts and other Collateral pursuant to the Collateral Documents;

                  (vi) Foreign Pledge Agreements. Execution and delivery to Administrative Agent of Foreign Pledge Agreements with respect of the Capital Stock directly owned by Holdings, Company, any Domestic Borrower or a Domestic Subsidiary of all Material Foreign Subsidiaries with respect to which Administrative Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Administrative Agent on behalf of Lenders in such Capital Stock, and the taking of all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect such Liens provided, that only 65% of such Capital Stock shall secure the Obligations other than the Offshore Obligations;

                  (vii) Offshore Collateral Documents and Offshore Guaranties. Delivery to Administrative Agent of duly executed and delivered copies of the Offshore Collateral Documents and the Offshore Guaranties and all related documentation, all in form, substance and scope satisfactory to Administrative Agent; and

                  (viii) Opinions of Local Counsel. Delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) addressed to the Administrative Agent and Lenders under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of

         Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

                  L. CLOSING DATE MORTGAGES; CLOSING DATE MORTGAGE POLICIES; ETC. Administrative Agent shall have received from each applicable Borrower and each applicable Subsidiary Guarantor:

                  (i) Closing Date Mortgages. Fully executed and notarized Mortgages (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 4.1L annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

                  (ii) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) addressed to Administrative Agent and Lenders in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                  (iii) Landlord Consents and Estoppels; Recorded Leasehold Interests. In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                  (iv) Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 4.1L annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                  (v) Title Reports. With respect to each Closing Date Mortgaged Property listed in Part B of Schedule 4.1L annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

                  (vi) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1L(v); and

                  (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Holdings and its Subsidiaries have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

                  M. MATTERS RELATING TO EXISTING INDEBTEDNESS OF HOLDINGS AND ITS SUBSIDIARIES.

                  (i) Termination of Existing Credit Agreements and Related Liens; Existing Letters of Credit. On the Closing Date, Holdings and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreements (the aggregate principal amount of which Indebtedness shall not exceed approximately $337,000,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

                  (ii) Existing Indebtedness to Remain Outstanding. Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1M, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and Senior Subordinated Note) shall consist of (a) outstanding Indebtedness described in Part I of
         Schedule 7.1 annexed hereto and (b) Indebtedness in an aggregate amount not to exceed approximately $9,600,000 in respect of Capital Leases described in Part II of Schedule 7.1 annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Administrative Agent.

                  N. ISSUANCE OF SENIOR SUBORDINATED DEBT. On or before the Closing Date, Holdings shall have issued and sold the Senior Subordinated Notes in an aggregate principal amount of not less than $150,000,000 and Company shall have delivered to Administrative Agent complete, correct and conformed copies of the Senior Subordinated Notes and the Senior Subordinated Note Documents, all in form and substance satisfactory to Administrative Agent. In addition, all opinions by counsel to Holdings or any of its Subsidiaries (and, if requested by Administrative Agent, any certificates and letters) delivered in connection with the Senior Subordinated Notes and Senior Subordinated Note Documents shall be addressed to Administrative Agent and Lenders or accompanied by a written authorization from each Person delivering such an opinion stating that Administrative Agent and Lenders may rely on such opinion as though it were addressed to them.

                  O. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         4.2      CONDITIONS TO ALL LOANS.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of the applicable Borrower.

                  B. As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; and

                  (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date.

         4.3      CONDITIONS TO LETTERS OF CREDIT.

                  The issuance of any Letter of Credit hereunder (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Term Loans shall have been made.

                  B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                  C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5. LOAN PARTIES' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Holdings and each Borrower jointly and severally represent and warrant to each Lender:

         5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Each of Holdings and its Subsidiaries is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto, except to the extent the failure of the Non-Material Foreign Subsidiaries to be so duly organized, validly existing and in good standing has not and could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Non-Material Foreign Subsidiaries taken as a whole. Each of Holdings and its Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, except to the extent the failure of the Non-Material Foreign Subsidiaries to have such requisite power and authority to own and operate their properties and to carry on their business as now conducted and as proposed to be conducted could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Non-Material Foreign Subsidiaries taken as a whole.

                  B. QUALIFICATION AND GOOD STANDING. Each of Holdings and its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

                  C. CONDUCT OF BUSINESS. Holdings and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsections 7.11 and 8.13.

                  D. SUBSIDIARIES. All of the Subsidiaries of Holdings and their jurisdictions of organization are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiii). The Capital Stock of each of the Subsidiaries of Holdings is duly authorized, validly issued, fully paid and nonassessable (subject to the personal liability that may be imposed on the shareholders of any Wisconsin corporation by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), except to the extent the failure of any of the Capital Stock of the Non-Material Foreign Subsidiaries to be duly authorized, validly issued, fully paid and nonassessable has not and could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Non-Material Foreign Subsidiaries taken as a whole. None of the Capital Stock of each of the Subsidiaries of Holdings is Margin Stock. Each of the Subsidiaries of Holdings identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in each of the Domestic Subsidiaries and each Material Foreign Subsidiary.

         5.2      AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                  B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Organizational Documents of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such conflicts, breaches or defaults which could not reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization except (i) filings, consents or notices which have been made, obtained or given and (ii) filings necessary to create or perfect security interests in the Collateral.

                  D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  E. VALID ISSUANCE OF SENIOR SUBORDINATED NOTES. Holdings has the corporate power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes, when issued and paid for, will be legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting credits' rights generally or by equitable principles relating to enforceability. The Senior Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or
(b) be exempt therefrom.

         5.3      FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information set forth in subsection 4.1E. All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Holdings nor any of its Subsidiaries has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries.

         5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                  Since September 30, 2001, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

         5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
                  PROPERTY.

                  A. TITLE TO PROPERTIES; LIENS. Holdings and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  B. REAL PROPERTY. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets of Holdings and any Domestic Subsidiary and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of Holdings and any Domestic Subsidiary, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings, Company and each other Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                  C. INTELLECTUAL PROPERTY. As of the Closing Date, Holdings and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Holdings, Company or any other Borrower know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of Holdings and its Subsidiaries, the use of such Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations (including any registrations of any licenses) of and applications for Intellectual Property, and all material unregistered Intellectual Property, that are owned by Holdings, any Domestic Subsidiaries, Offshore Borrower or any Offshore Guarantor on the Closing Date are described on Schedule 5.5C annexed hereto.

         5.6      LITIGATION; ADVERSE FACTS.

                  There are no Proceedings (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company or any other Borrower, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         5.7      PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 6.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, except where the failure to have made such filings or payment would not result in liabilities (including penalties and fines) in excess of $250,000 in the aggregate. Company and each other Borrower knows of no proposed tax assessment against Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided that reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided for all proposed tax assessments against Holdings or any of its Subsidiaries.

         5.8      PERFORMANCE OF AGREEMENTS.

                  Neither Holdings nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, or (ii) any condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, in each case, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect, or (iii) any of the foregoing would result from the execution, delivery or performance of this Agreement, other than those which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         5.9      GOVERNMENTAL REGULATION.

                  Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         5.10     SECURITIES ACTIVITIES.

                  A. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Holdings only or of Holdings and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Holdings, Company or any other Borrower and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11     EMPLOYEE BENEFIT PLANS.

                  A. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each U.S. Employee Benefit Plan, and have performed all their obligations in all material respects under each U.S. Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. Holdings and each of its Subsidiaries are in material compliance with all applicable provisions and requirements of relevant law with respect to each Foreign Employee Benefit Plan, and have performed all of their obligations in all material respects under each Foreign Employee Benefit Plan. Each Foreign Employee Benefit Plan that is intended to qualify for beneficial tax treatment under the laws of the relevant country is so qualified.

                  B. No ERISA Event and no Foreign Benefit Plan Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect.

                  C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  D. As of the most recent valuation date for any U.S. Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all U.S. Pension Plans (excluding for purposes of such computation any U.S. Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000. Neither Holdings nor any of its Subsidiaries would incur any liability upon the termination of any Foreign Pension Plan in excess of $5,000,000.

                  E. Neither Holdings, its Subsidiaries nor any of their respective ERISA Affiliates (i) contributes to or at any time within the last six years has been required to contribute to a Multiemployer Plan, or (ii) has any outstanding liability with respect to a Multiemployer Plan, including by reason of a complete or partial withdrawal (within the meaning of Section 4203 or Section 4205 of ERISA).

                  F. As of the date hereof, Holdings and its Subsidiaries have made full payment when due of all required contributions to any Foreign Employee Benefit Plan.

         5.12     CERTAIN FEES.

                  No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Domestic Borrower hereby indemnifies Lenders against, and agrees, that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13     ENVIRONMENTAL PROTECTION.

                  Except as set forth in Schedule 5.13 annexed hereto:

                  (i) neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity, which could reasonably be expected to result in liabilities, including, without limitation, remediation costs, fines, penalties or costs to third parties, in excess of $1,000,000;

                  (ii) neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental

         Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state or foreign law;

                  (iii) there are and, to Holdings', Company's and each other Borrower's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                  (iv) As of January 1, 2002, Company has maintained an environmental management system for its and each of Holdings' other Subsidiaries' operations that demonstrates a commitment to environmental compliance and includes procedures for (a) preparing and updating written compliance manuals covering pertinent regulatory areas, (b) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (c) training employees to comply with applicable environmental requirements and updating such training as necessary, (d) performing regular internal compliance audits of each Facility and ensuring correction of any incidents of non-compliance detected by means of such audits, and
         (e) reviewing the compliance status of off-site waste disposal facilities; and

                  (v) compliance by Holdings or any of its Subsidiaries with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

         5.14     EMPLOYEE MATTERS.

                  There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

         5.15     SOLVENCY.

                  Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

         5.16     MATTERS RELATING TO COLLATERAL.

                  A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1K, 4.1L,
6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral (other than any Collateral owned by the Offshore Borrower or any Swiss Offshore Guarantor in which and to the extent a First Priority Lien cannot be validly granted in accordance with the laws of Switzerland), and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any Mortgage or UCC financing statements and any similar filings in any foreign jurisdiction delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements and similar filings required in foreign jurisdictions in respect of UCC financing statements and any similar filings in any foreign jurisdiction filed by or on behalf of Administrative Agent.

                  B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

                  C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, other than those related to the Existing Credit Agreement which will be terminated substantially contemporaneously herewith, and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO, other than those related to the Existing Credit Agreement which will be terminated substantially contemporaneously herewith,.

                  D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         5.17     DISCLOSURE.

                  No representation or warranty of Holdings or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company or any other Borrower, in the case of any document not furnished by Company or such other Borrower) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings, Company or any other Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         5.18     SUBORDINATED INDEBTEDNESS.

                  The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions under the Senior Subordinated Note and other Subordinated Indebtedness of Holdings and its Subsidiaries.

SECTION 6. COMPANY'S AFFIRMATIVE COVENANTS

                  Holdings, Company and each other Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Holdings, Company and each other Borrower shall perform, and Holdings, Company and each other Borrower shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Holdings, Company and each other Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Holdings, Company and each other Borrower will deliver or cause to be delivered to Administrative Agent and Lenders:

                  (i) Events of Default, etc.: promptly upon any officer of Holdings, Company or any other Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Holdings, Company, or such other Borrower has taken, is taking and proposes to take with respect thereto;

                  (ii) Quarterly Financials: as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (iii) Year-End Financials: as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) in the case of such consolidated financial statements, a report thereon of KPMG International or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Pricing and Compliance Certificates: together with each delivery of financial statements pursuant to subdivisions (ii) and
         (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company or any other Loan Party has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; in addition, on or before the 60th day following the end of each Fiscal Quarter, a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xi) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or
         (xi) of this subsection 6.1 following such change, consolidated financial statements of Holdings and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
         (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
         (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

                  (viii) Litigation or Other Proceedings: (a) promptly upon any Officer of Company or any other Borrower obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries not previously disclosed in writing by Company or any other Borrower to Lenders or (2) any material development in any Proceeding that, in any case:

                                    (x) if adversely determined, has a
                           reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Holdings and its Subsidiaries of giving rise to a Material Adverse Effect; or

                                    (y) seeks to enjoin or otherwise prevent the
                           consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company or any other Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within forty-five
         (45) days after the end of each Fiscal Quarter, a schedule of all Proceedings, which, in the Company's or any other Borrower's reasonable judgment, involves a potential liability of, or claims against or affecting, Holdings or any of its Subsidiaries equal to or greater than $5,000,000 after giving effect to the coverage and policy limits of any applicable policies issued to Holdings and its Subsidiaries and, promptly after requested by Administrative Agent, such other information as may be reasonably requested by Administrative Agent (subject to Company's right to withhold information that is covered by any applicable attorney-client privilege) to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (ix) ERISA Events: promptly upon Holdings, Company or any other Borrower becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event or any Foreign Benefit Plan Event, which, in Holdings', the Company's or any other Borrower's reasonable judgment, involves a potential liability of, or claims against or affecting, Holdings or any of its Subsidiaries equal to or greater than $5,000,000, individually or in the aggregate, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, the PBGC or any other governmental agency with respect thereto;

                  (x) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event or a Foreign Benefit Plan Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xi) Financial Plans: as soon as practicable prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "ANNUAL FINANCIAL PLAN" for such Fiscal Year), including (a) a forecast consolidated balance sheet and forecast consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) a forecast consolidated balance sheet and forecast consolidated statements of income and cash flows of Holdings and its Subsidiaries for each quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

                  (xii) Insurance: as soon as practicable after any material change in insurance coverage maintained by Holdings and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

                  (xiii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Holdings, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Holdings and (b) all of the data required to be set forth in Schedule
         5.1 annexed hereto with respect to all Subsidiaries of Holdings (it being understood that such written notice shall be deemed to supplement
         Schedule 5.1 annexed hereto for all purposes of this Agreement);

                  (xiv) Other Information: with reasonable promptness, such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         6.2      EXISTENCE, ETC.

                  Except as permitted under subsection 7.7, Holdings, Company and each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Schedule 5.1 and all rights and franchises material to its business; provided, however that neither Holdings nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Holdings or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Holdings, such Subsidiary or Lenders.

         6.3      PAYMENT OF TAXES AND CLAIMS; TAX .

                  A. Holdings, Company and each other Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

                  B. Holdings, Company and each other Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

         6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

                  A. MAINTENANCE OF PROPERTIES. Holdings, Company and each other Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all as in the judgment of Holdings or the Borrowers as may be necessary so that the business carried on in connection herewith may be properly and advantageously conducted at all times.

                  B. INSURANCE. Holdings, Company and each other Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company and each other Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance (a) of Holdings and any Domestic Subsidiary and (b) of Offshore Borrower and each Offshore Guarantor, to the extent practicable and permitted by applicable law, shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $10,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

                  C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) Business Interruption Insurance. Upon receipt by Holdings or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Holdings or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall or shall cause the other Borrowers to apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments and Offshore Loan Commitments shall be reduced) as provided in subsection 2.4B;

                  (ii) Net Insurance/Condemnation Proceeds Received by Holdings and its Subsidiaries. Upon receipt by Holdings or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments and Offshore Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall or shall cause the other Borrowers to apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments and Offshore Loan Commitments shall be reduced) as provided in subsection 2.4B;

                  (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments and Offshore Loan Commitments, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments and Offshore Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $50,000,000, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of the other Subsidiaries of Holdings to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $50,000,000, Administrative Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Security Agreement and, so long as Company or any of the other Subsidiaries of Holdings proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to Company or such Subsidiary from the Collateral Account (as defined in the Security Agreement), to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided, however that if at any time Administrative Agent reasonably determines (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Company and the other Subsidiaries of Holdings for such purpose, or that such repair, restoration or replacement cannot be completed within 360 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments and Offshore Loan Commitments shall be reduced) as provided in subsection 2.4B.

         6.5      INSPECTION RIGHTS; LENDER MEETING.

                  A. INSPECTION RIGHTS. Holdings, Company and each other Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Holdings or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Holdings, Company and each other Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

                  B. LENDER MEETING. Company and each other Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative

Agent and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

         6.6      COMPLIANCE WITH LAWS, ETC.

                  Holdings, Company and each other Borrower shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental
Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

         6.7      ENVIRONMENTAL MATTERS.

                  A. ENVIRONMENTAL DISCLOSURE. Holdings, Company and each other Borrower will deliver or will cause to be delivered to Administrative Agent and
Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims that individually or in the aggregate could reasonably be expected to result in a Material Adverse Claim;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, which could reasonably be expected to result in liabilities, including, without limitation, remediation costs, fines, penalties or costs to third parties, in excess of $5,000,000, individually or in the aggregate (b) any remedial action taken by Holdings, any Subsidiary of Holdings or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) Holdings' or any of its Subsidiaries' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                  (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, which could reasonably be expected to result in liabilities, including, without limitation, remediation costs, fines, penalties or costs to third parties, in excess of $5,000,000, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

                  B. ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

                  (i) Remedial Actions Relating to Hazardous Materials Activities. Holdings, Company and each other Borrower shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim.

                  (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Holdings, Company and each other Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Holdings or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Holdings or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

         6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

                  A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Domestic Subsidiary after the date hereof, Borrowers' Agent will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1K) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents. In addition, as provided in the Security Agreement, Holdings and Company shall, or shall cause their respective Subsidiaries that owns the Capital Stock of such Person, to execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank).

                  B. FOREIGN SUBSIDIARIES. In the event that any Person becomes a Material Foreign Subsidiary after the date hereof, Borrowers' Agent will promptly notify Administrative Agent of that fact and cause such Material Foreign Subsidiary, to the extent permitted by applicable law, to execute and deliver to Administrative Agent an Offshore Guaranty and any Offshore Security Agreements and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1K) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien for the benefit of the Offshore Obligations on all of the personal and mixed property assets of such Material Foreign Subsidiary described in the applicable forms of Offshore Collateral Documents (other than any assets owned by any such Material Foreign Subsidiary organized under the laws of Switzerland in which and to the extent a First Priority Lien cannot be validly granted in accordance with the laws of Switzerland). In addition, Holdings and Company will cause the parent of such Subsidiary and such Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1K) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on the Capital Stock of such Foreign Subsidiary; provided, if it is not a first tier Foreign Subsidiary then its Capital Stock will only secure the Offshore Obligations and if it is a first tier Foreign Subsidiary that only 65% of such Capital Stock shall secure the Obligations other than the Offshore Obligations.

                  C. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, (iii) an executed supplement to the Security Agreement evidencing the pledge of the Capital Stock of such Subsidiary by Holdings, Company or another Subsidiary of Holdings that owns such Capital Stock, accompanied by certificate evidencing such Capital Stock, together with an irrevocable undated stock powers duly endorsed in blank and satisfactory in form and substance to Administrative Agent, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

         6.9      MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

                  A. CONFORMING LEASEHOLD INTERESTS. If any Borrower, any other Domestic Subsidiary or any Offshore Guarantor acquires any Leasehold Property, Holdings, Company or such other Borrower shall, or shall cause such Subsidiary to, use its commercially reasonable efforts (without requiring any Loan Party to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including attorneys fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

                  B. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) any Offshore Guarantor, any Borrower or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor or Offshore Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in the case of clause (ii) above excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Holdings and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), Company, such other Borrower, such Offshore Borrower or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that may be reasonably required by Administrative Agent; provided, however, that any such Mortgage delivered by Offshore Borrower or any Offshore Guarantor shall only secure the Offshore Obligations.

                  C. REAL ESTATE APPRAISALS. Holdings, Company and each other Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

                  D. HAWE NEOS MORTGAGE. As soon as practicable after the return of the Hawe Neos Mortgage to Offshore Borrower or Hawe Neos Dental in accordance with the terms of the Hawe Neos Purchase Agreement, Offshore Borrower shall or shall cause Hawe Neos Dental to deliver to Administrative Agent a Mortgage for the property that is subject to the Hawe Neos Mortgage as of the Closing Date to secure the Offshore Obligations and such other opinions, appraisals, documents and title insurance reports that may be reasonably requested by Administrative Agent in connection therewith; provided, that such Mortgage shall be of the same rank and priority as the Hawe Neos Mortgage as of the Closing Date.

         6.10     DEPOSIT ACCOUNTS AND CONTROL AGREEMENTS.

                  Holdings and each Domestic Borrower shall not, and shall not permit any of their respective Domestic Subsidiaries to, maintain any Deposit Account with a principal balance in excess of $500,000 at any time unless Holdings, such Domestic Borrower or such Domestic Subsidiary, as the case may be, has (i) delivered to Administrative Agent a Control Agreement in respect of such Deposit Account and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent has a perfected security interest in such Deposit Account; provided that if Holdings, such Domestic Borrower or such Subsidiary is unable to obtain such agreement from such financial institution, Holdings or such Domestic Borrower shall, or shall cause such Domestic Subsidiary to (i) within 30 days after receiving a written request by Administrative Agent to do so, notify each party that regularly makes deposits to such Deposit Account to make future deposits to a Deposit Account subject to a Control Agreement and (ii) within 180 days after receiving a written request by Administrative Agent to do so, transfer all amounts in such Deposit Account to a Deposit Account subject to a Control Agreement; provided, further, that the aggregate amount in all Deposit Accounts maintained by Holdings, each Domestic Borrower and each other Domestic Subsidiary that are not subject to a Control Agreement shall not exceed $5,000,000 at any time. Offshore Borrower and Hawe Neos Dental shall grant to Administrative Agent a Lien in their Deposit Accounts to the extent provided in the applicable Offshore Security Agreement. Each other Offshore Guarantor (other than the Stock Pledge Offshore Guarantors) shall, at the request of Administrative Agent, to the extent permitted by applicable law, grant to Administrative Agent a Lien in all Deposit Accounts with a principal balance in excess of $500,000 at any time to secure the Offshore Obligations pursuant to documentation in form and substance satisfactory to Administrative Agent; provided, that the aggregate amount in all Deposit Accounts maintained by such other Offshore Guarantors (other than the Stock Pledge Offshore Guarantors) that Administrative Agent has not been granted a Lien in shall not exceed $2,000,000.

         6.11     POST-CLOSING DELIVERIES.

                  Holdings and each Borrower shall, and shall cause each of its Subsidiaries, as applicable, to (i) take any actions set forth on Schedule 6.11 annexed hereto and (ii) deliver each document, certificate or other item set forth on such Schedule 6.11, in each case within the time period specified on such Schedule 6.11 (subject to any extension as provided in Schedule 6.11) and in form and substance reasonably satisfactory to Administrative Agent. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Holdings and its Subsidiaries shall not be required to complete any of the actions set forth on Schedule 6.11 prior to the time period specified on Schedule 6.11.

SECTION 7. COMPANY'S NEGATIVE COVENANTS

                  Holdings, Company and each other Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Holdings, Company and each Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

         7.1      INDEBTEDNESS.

                  Holdings, Company and each other Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except as provided below (it being understood that each of the following clauses contained in this subsection 7.1 is independent and Indebtedness permitted under any such clause will not, except as specifically provided otherwise, be taken into consideration for purposes of determining the amount of Indebtedness permitted by any other clause):

                  (i) Loan Parties may become and remain liable with respect to the Obligations;

                  (ii) Company and each other Subsidiary of Holdings may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company and any other wholly-owned Subsidiary of Holdings may become and remain liable with respect to Indebtedness to any other wholly-owned Subsidiary of Holdings; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes,
         (b) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Subsidiary of Holdings under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any other Subsidiary of Holdings for whose benefit such payment is made, (d) Offshore Borrower and Sybron Canada Limited shall not make any intercompany loans to Holdings or any of its Subsidiaries to the extent it would violate the terms of the Hawe Neos Purchase Agreement and (e) the aggregate principal amount of all Indebtedness of all Foreign Subsidiaries owed to Company and the other Domestic Subsidiaries, together with the aggregate amount of all Contingent Obligations incurred pursuant to subsection 7.4(ix) and Investments made by Holdings and any Domestic Subsidiaries pursuant to subsection 7.3(viii), shall not exceed $75,000,000 at any time;

                  (iv) Holdings may remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $150,000,000;

                  (v) Holdings may become and remain liable with respect to additional senior subordinated notes (the "ADDITIONAL SENIOR SUBORDINATED NOTES") issued under the Senior Subordinated Notes Indenture in connection with Permitted Acquisitions in an aggregate principal amount not to exceed $100,000,000 in connection with all Permitted Acquisitions, pursuant to documentation in form and substance satisfactory to Administrative Agent;

                  (vi) (a) Company and any other Subsidiary of Holdings may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted under subsection 7.3 and (b) a Person that is merged into or that becomes a direct or indirect wholly-owned Subsidiary of any Borrower as a result of any acquisition permitted under subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition; provided that such Indebtedness is not created in anticipation of such acquisition; provided, further, the aggregate outstanding principal amount of all Indebtedness under this clause (vi) shall not at any time exceed $50,000,000;

                  (vii) Company and any other Subsidiary of Holdings may become and remain liable with respect to (x) Purchase Money Indebtedness and
         (y) Indebtedness in respect of Capital Leases entered into after the Closing Date and incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Company and the other Subsidiaries of Holdings; provided, that the outstanding principal amount of such Purchase Money Indebtedness and Indebtedness incurred in respect of such Capital Leases, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company and the other Subsidiaries of Holdings, does not in the aggregate exceed at any time $35,000,000;

                  (viii) Any Subsidiary of Holdings may remain liable with respect to the Indebtedness incurred by such Subsidiary existing as of the Closing Date and described on Part A of Schedule 7.1 annexed hereto;

                  (ix) Any Subsidiary of Holdings may remain liable with respect to Purchase Money Indebtedness and Indebtedness in respect of Capital Leases of such Subsidiary, in each case, existing as of the Closing Date and described in Part B of Schedule 7.1 annexed hereto;

                  (x) Foreign Subsidiaries may become and remain liable with respect to Indebtedness other than the Indebtedness permitted by clause
         (iii) above in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

                  (xi) Company and the other Subsidiaries of Holdings, as applicable, may become and remain liable with respect to Indebtedness which refinances the Indebtedness described in Schedule 7.1, pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent; provided that (w) such refinancing Indebtedness shall be incurred by the applicable Subsidiary, as the case may be, that incurred the Indebtedness being refinanced that is described in
         Schedule 7.1, (x) the maturity date of such refinancing Indebtedness shall be later than the maturity date of the Indebtedness described in
         Schedule 7.1 that is being refinanced, (y) the Weighted Average Life to Maturity of such refinancing Indebtedness at the time of such refinancing is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and (z) the aggregate principal amount of such refinancing Indebtedness shall be less than the lesser of (1) the sum of the aggregate principal amount of the Indebtedness being refinanced as of the date of such refinancing plus all related costs, fees and expenses related to the refinancing and (2) the aggregate principal amount of such Indebtedness as of the Closing Date; and

                  (xii) Company and the other Domestic Subsidiaries of Holdings may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time.

         7.2      LIENS AND RELATED MATTERS.

                  A. PROHIBITION ON LIENS. Holdings, Company and each other Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

                  (i) Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Collateral Documents;

                  (iii) Liens described in Schedule 7.2 annexed hereto;

                  (iv) Liens securing Purchase Money Indebtedness and evidencing Capital Leases, as permitted by subsections 7.1(vii); provided, that any such Liens shall only attach to the assets being acquired with such Indebtedness;

                  (v) Liens securing Indebtedness permitted by subsection 7.1(xi), solely to the extent such Liens (a) replace Liens set forth on
         Schedule 7.2 annexed hereto with respect to the Indebtedness that is being refinanced, (b) are on the same assets as the replaced Liens and
         (c) are of the same scope and priority as the replaced Liens;

                  (vi) Liens on the Excluded Stock; and

                  (vii) Other Liens securing Indebtedness in an aggregate amount not to exceed $50,000,000 at any time outstanding.

                  B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Holdings or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

                  C. NO FURTHER NEGATIVE PLEDGES. Neither Holdings nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale.

                  D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except for the restrictions contained in the Senior Subordinated Notes Indenture, Holdings, Company and each Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Holdings or any other Subsidiary of Holdings, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Holdings or any other Subsidiary of Holdings, (iii) make loans or advances to Holdings or any other Subsidiary of Holdings, or (iv) transfer any of its property or assets to Holdings or any other Subsidiary of Holdings, except (a) as provided in this Agreement and (b) as may be provided in an agreement with respect to an Asset Sale.

         7.3      INVESTMENTS; ACQUISITIONS.

                  Holdings, Company and each other Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

                  (i) Company and the other Domestic Subsidiaries of Holdings may make and own Investments in Cash Equivalents;

                  (ii) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Foreign Subsidiaries may make and own Investments in Cash Equivalents in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

                  (iii) Holdings and each wholly-owned Domestic Subsidiary may make and own additional equity Investments in their respective wholly-owned Domestic Subsidiaries;

                  (iv) Each Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);

                  (v) Each Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                  (vi) Holdings and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

                  (vii) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Subsidiaries of Holdings may consummate Permitted Acquisitions; provided that each of the following conditions are satisfied:

                           (a) the Acquired Business is engaged in a line of
                  business that the Borrowers and their Subsidiaries are permitted to engage in under subsection 7.11;

                           (b) if the Acquired Business is located in the United
                  States of America or is a Person that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia (any such Acquired Business a "DOMESTIC ACQUIRED BUSINESS"), the Acquired Business becomes a Subsidiary Guarantor or is acquired by a Borrower or a Subsidiary Guarantor in such Permitted Acquisition;

                           (c) the aggregate amount of consideration paid by
                  Subsidiaries of Holdings for all Permitted Acquisitions (i) in any Fiscal Year shall not exceed $100,000,000 and (ii) during the term of this Agreement shall not exceed $400,000,000;

                           (d) the aggregate amount of consideration paid by
                  Subsidiaries of Holdings for all Permitted Acquisitions of Foreign Acquired Businesses (i) in any Fiscal Year shall not exceed $65,000,000 and (ii) during the term of this Agreement shall not exceed $175,000,000;

                           (e) concurrently with the consummation of such
                  Permitted Acquisition, Holdings, Company and each other Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to such Permitted Acquisition;

                           (f) Company shall deliver to Administrative Agent an
                  Officer's Certificate, in form and substance satisfactory to Administrative Agent, (1) certifying that no Potential Event of Default or Event of Default shall then exist or shall occur as a result of such Permitted Acquisition and (2) demonstrating that after giving effect to such Permitted Acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such Permitted Acquisition, the Borrowers will be in compliance with the financial covenants set forth in subsection 7.6, calculated on a Pro Forma Basis, as of the last day of the four Fiscal Quarter period most recently ended prior to the date of the proposed Permitted Acquisition for which the relevant financial information is available;

                           (g) prior to the consummation of any Permitted
                  Acquisition in which the aggregate consideration paid by Holdings and its Subsidiaries is less than $50,000,000, Borrowers' Agent shall deliver to Administrative Agent, a copy of financial statements of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in clause (f); and

                           (h) prior to the consummation of any Permitted
                  Acquisition in which the aggregate consideration paid by Holdings and its Subsidiaries is greater than $50,000,000, Borrowers' Agent shall deliver to Administrative Agent audited financial statements of the Person or business to be so acquired for the fiscal year ended of such Person within the period set forth in clause (f).

                  (viii) Company and any other wholly-owned Subsidiary of Holdings may make additional Investments in their respective wholly-owned Foreign Subsidiaries; provided, that the aggregate amount of all such Investments made by Holdings or any Domestic Subsidiary together with the aggregate principal amount of all Indebtedness owed by all of the Foreign Subsidiaries to Domestic Subsidiaries pursuant to subsection 7.1(iii) and Contingent Obligations incurred pursuant to subsection 7.4(ix), shall not exceed $75,000,000;

                  (ix) Company and the other Subsidiaries of Holdings may receive and hold Investments received in the ordinary course of business in settlement of Indebtedness of third parties created in the ordinary course of business;

                  (x) Company and the other Subsidiaries of Holdings may make Investments consisting of non-cash consideration received in connection with sales of assets permitted pursuant to subsection 7.7(vii) in an aggregate outstanding amount not to exceed $50,000,000 at any time;

                  (xi) Company and the other Subsidiaries of Holdings may make Investments consisting of non-cash consideration received in connection with sales of assets pursuant to subsection 7.7(v) to the extent permitted by such subsection;

                  (xii) Company and the other Subsidiaries of Holdings may make Investments consisting of deposit accounts maintained by Company and the other Subsidiaries of Holdings; and

                  (xiii) So long as no Default or Potential Event of Default has occurred and is continuing, Company and the other Domestic Subsidiaries of Holdings may make and own other Investments in an aggregate amount not to exceed at any time $25,000,000 plus any cash interest or dividends received in connection with any such Investment.

         7.4      CONTINGENT OBLIGATIONS.

                  Holdings, Company and each other Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Loan Parties may become and remain liable with respect to Contingent Obligations under their respective Guaranties;

                  (ii) Company and the other Domestic Subsidiaries of Holdings may become and remain liable with respect to Contingent Obligations under the Senior Subordinated Note Guaranty;

                  (iii) Domestic Borrowers may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                  (iv) Holdings or any of its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements incurred in the ordinary course of business of Holdings or any of its Subsidiaries;

                  (v) Company and the other Subsidiaries of Holdings may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                  (vi) Company and the other Subsidiaries of Holdings may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and the other Subsidiaries of Holdings in an aggregate amount for all Subsidiaries of Holdings not to exceed at any time $10,000,000;

                  (vii) Company and the other Subsidiaries of Holdings may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any other Borrower or other Domestic Subsidiary of any Borrower that is permitted by subsection 7.1(xii) in an aggregate amount not to exceed the amount of such Indebtedness;

                  (viii) Any Foreign Subsidiary may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any other Foreign Subsidiary that is permitted by subsection 7.1(x) in an aggregate amount not to exceed the amount of such Indebtedness;

                  (ix) Company and the other Subsidiaries of Holdings may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any Foreign Subsidiary that is permitted by subsection 7.1(x); provided, that the aggregate amount of all such Contingent Obligations together with the aggregate principal amount of all Indebtedness owed by all of the Foreign Subsidiaries to Domestic Subsidiaries pursuant to subsection 7.1(iii) and Investments made pursuant to subsection 7.3(viii), shall not exceed $75,000,000; and

                  (x) Holdings and each of its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
         Schedule 7.4 annexed hereto.

         7.5      RESTRICTED JUNIOR PAYMENTS.

                  Holdings, Company and each other Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that:

                  (i) Company and Pinnacle may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

                  (ii) So long as no Event of Default or Potential Event of Default shall have occurred and is continuing, Company and Pinnacle may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to pay accounting or legal or administrative expenses or reimbursements of franchise, or similar taxes and governmental charges incurred by Holdings and relating to the business, operations or finances of Company, Pinnacle and the other Subsidiaries of Holdings in an aggregate amount not to exceed $1,000,000 in any Fiscal Year, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

                  (iii) So long as (i) no Event of Default has occurred and its continuing pursuant to subsection 8.1, 8.6 or 8.7 or (ii) no blockage notice has been delivered in accordance with the terms of the Senior Subordinated Note Indenture, Company and Pinnacle may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to make scheduled cash interest payments on the Senior Subordinated Notes and any Additional Senior Subordinated Notes, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose; and

                  (iv) So long as no Event of Default or Potential Event of Default has occurred and its continuing, Company, Pinnacle and the Subsidiaries of Holdings may make Restricted Junior Payments to Holdings to permit Holdings to purchase, redeem, retire or otherwise acquire Capital Stock of Holdings, or options or warrants to purchase such Capital Stock, held by officers, directors, or employees of Holdings or its Subsidiaries thereof pursuant to a compensation plan or arrangement in connection with the death, disability or termination of employment of any such officer, director or employee in an aggregate amount for all such transactions not exceeding the sum $1,000,000 in any Fiscal Year or $5,000,000 during the term of this Agreement, so long as Holdings applies the amount of any Restricted Junior Payment for such purpose.

         7.6      FINANCIAL COVENANTS.

                  A. MINIMUM FIXED CHARGE COVERAGE RATIO. Holdings, Company and each other Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                                            MINIMUM FIXED
                PERIOD                                 CHARGE COVERAGE RATIO
                ------                                 ---------------------
Closing Date through September 30, 2002                       1.10:1.00
October 1, 2002 through December 31, 2002                     1.15:1.00
January 1, 2003 and thereafter                                1.25:1.00

                  B. MAXIMUM LEVERAGE RATIO. Holdings, Company and each other Borrower shall not permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                  PERIOD                                        MAXIMUM LEVERAGE RATIO
                  ------                                        ----------------------
Closing Date through September 30, 2002                                 3.50:1.00
October 1, 2002 through December 31, 2002                               3.45:1.00
January 1, 2003 through June 30, 2003                                   3.35:1.00
July 1, 2003 through September 30, 2003                                 3.30:1.00
October 1, 2003 through December 31, 2003                               3.25:1.00
January 1, 2004 through March 31, 2004                                  3.20:1.00
April 1, 2004 through June 30, 2004                                     3.10:1.00
July 1, 2004 though September 30, 2004                                  3.00:1.00
October 1, 2004 through December 31, 2004                               2.95:1.00
January 1, 2005 through March 31, 2005                                  2.90:1.00
April 1, 2005 through June 30, 2005                                     2.85:1.00

                  PERIOD                                        MAXIMUM LEVERAGE RATIO
                  ------                                        ----------------------
July 1, 2005 through December 31, 2005                                  2.80:1.00
January 1, 2006 through March 31, 2006                                  2.75:1.00
April 1, 2006 through June 30, 2006                                     2.70:1.00
July 1, 2006 through December 31, 2006                                  2.65:1.00
January 1, 2007 through March 31, 2007                                  2.60:1.00
April 1, 2007 through June 30, 2007                                     2.55:1.00
July 1, 2007 through December 31, 2007                                  2.50:1.00
January 1, 2008 through March 31, 2008                                  2.45:1.00
April 1, 2008 through June 30, 2008                                     2.40:1.00
July 1, 2008 through December 31, 2008                                  2.35:1.00
January 1, 2009 through March 31, 2009                                  2.30:1.00
April 1, 2009 through the Stated Maturity Date                          2.25:1.00

                  C. MINIMUM CONSOLIDATED NET WORTH. Holdings, Company and each other Borrower shall not permit Consolidated Net Worth at any time to be less than the sum of (w) 75% of Consolidated Net Worth as of the Closing Date, (x) 75% of Consolidated Net Income for the period commencing on the Closing Date and ending on the last day of the Fiscal Year 2002 (with no reduction for net losses), (y) 75% of Consolidated Net Income for each Fiscal Year, commencing with Fiscal Year 2003 (in each case with no reduction for net losses) and (z) 100% of Net Equity Proceeds received by Holdings or any of its Subsidiaries since the Closing Date.

         7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

                  Holdings, Company and each other Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Holdings or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

                  (i) Company may be merged with or into Holdings; provided, that (i) Holdings shall be the continuing or surviving Person, (ii) such merger is pursuant to documentation in form and substance satisfactory to Administrative Agent, (iii) Holdings assumes all Obligations of Company under this Agreement and the other Loan

         Documents, (iv) Holdings shall have executed and/or delivered such documentation, in form and substance satisfactory to Administrative Agent, and taken all such actions as Administrative Agent shall require to maintain all First Priority Liens in the Collateral granted by the Company to the Administrative Agent, and (v) Holdings shall have taken all other actions requested by Administrative Agent in connection with such merger, including, without limitation, the delivery of any legal opinions as to the validity and effectiveness of such merger and the assumption by Holdings of the Obligations of Company under this Agreement and the other Loan Documents;

                  (ii) any Domestic Borrower may be merged with or into other Domestic Borrower or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Domestic Borrower;

                  (iii) any wholly-owned Domestic Subsidiary of any Borrower that is not itself a Domestic Borrower may be merged with or into Company or any other Domestic Borrower or any other wholly-owned Domestic Subsidiary that is not itself a Domestic Borrower or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Domestic Borrower or any other wholly-owned Domestic Subsidiary; provided, that in any merger involving a Domestic Borrower and a wholly-owned Domestic Subsidiary that is not a Borrower, the Domestic Borrower shall be the continuing or surviving Person;

                  (iv) any wholly-owned Foreign Subsidiary (other than Offshore Borrower) may be merged with or into any other wholly-owned Foreign Subsidiary or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other wholly-owned Foreign Subsidiary;

                  (v) Company and the other Subsidiaries of Holdings may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales (including, without limitation, the sale or other disposal of the Excluded Stock); provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (vi) Company and the other Subsidiaries of Holdings may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (vii) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Company and the other Subsidiaries of Holdings may make Asset Sales of assets having a fair market value not in excess of $50,000,000 in any Fiscal Year and $175,000,000 in the aggregate for all such Asset Sales during the term of this Agreement; provided (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) at least seventy-five percent (75%) of the consideration received shall be cash; and (c) the cash proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iv)(b) or subsection 2.4C; provided, further, that no such Asset Sale may include the Capital Stock of Company or any other Borrower;

                  (viii) Company and the other Subsidiaries of Holdings may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

                  (ix) Any Person may be merged with or into Company or any other Borrower if the acquisition of the Capital Stock of such Person by Company or such Borrower would have been permitted pursuant to subsection 7.3; provided that such Company or such Borrower shall be the continuing or surviving Person and (b) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto; and

                  (x) Any Person may be merged with or into any wholly-owned Subsidiary of Holdings (other than a Borrower) if the acquisition of the Capital Stock of such Person by such Subsidiary would have been permitted pursuant to subsection 7.3; provided that (a) the surviving Person after such merger is a wholly-owned Subsidiary of Holdings, (b) the Company and the other Borrowers have caused such Subsidiary to take all actions required by subsection 6.8 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto.

         7.8      CONSOLIDATED CAPITAL EXPENDITURES.

                  Holdings, Company and each Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; provided, further that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with the foregoing proviso); provided, further, notwithstanding anything in this subsection 7.8 to the contrary, Holdings, Company and each Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures for the twelve month period ending on the Stated Maturity Date in an aggregate amount in excess of $47,000,000; provided, further, that in addition to such amount set forth in the foregoing proviso, for the portion of such twelve month period that occurs in Fiscal Year 2009, Holdings, Company, each Borrower and each of their respective Subsidiaries may make or incur Consolidated Capital Expenditures in an amount not to exceed the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for Fiscal Year 2008 (without giving effect to any adjustment in accordance with the first proviso of this subsection) over the actual amount of Consolidated Capital Expenditures for Fiscal Year 2008; provided, further, that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital

Expenditure Amount for Fiscal Year 2008 (prior to any adjustment in accordance with the first proviso of this subsection for such Fiscal Year):

                                                       MAXIMUM CONSOLIDATED
FISCAL YEAR                                            CAPITAL EXPENDITURES
-----------                                            --------------------
   2002                                                    $25,000,000
   2003                                                    $30,000,000
   2004                                                    $32,000,000
   2005                                                    $35,000,000
   2006                                                    $37,500,000
   2007                                                    $40,000,000
   2008                                                    $42,000,000

         7.9      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  Holdings, Company and each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings, Company, such Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Holdings and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Governing Bodies of Holdings and its Subsidiaries.

         7.10     SALES AND LEASE-BACKS.

                  Holdings, Company and each other Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), now owned or hereafter acquired, (i) that Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any other Subsidiaries of Holdings) or (ii) that Holdings or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Holdings or any of its Subsidiaries to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

         7.11     CONDUCT OF BUSINESS.

                  From and after the Closing Date, Company shall not, and each of Holdings and Company shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and the other Subsidiaries of Holdings on the Closing Date and similar or related businesses and (ii) a reasonable extension, development or expansion of the business in which Company and the other Subsidiaries of Holdings were engaged on the Closing Date and any business reasonably related thereto.

         7.12 AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

                  A. AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS. Neither Holdings nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver. Holdings, Offshore Borrower and each other Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of the Hawe Neos Purchase Agreement or any agreement, document or instrument entered into in connection therewith if the effect of such amendment or change, together with all other amendments or changes made to the Hawe Neos Purchase Agreement and such other agreements, documents and instruments, is to increase materially the obligations of Holdings or any of its Subsidiaries thereunder or would confer any additional rights to any other Person which would be adverse to Lenders.

                  B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Holdings, Company and each other Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Holdings, Company, any other Borrower or any of their Subsidiaries or Lenders.

         7.13     FISCAL YEAR.

                  Holdings shall not change its Fiscal Year-end from September 30th.

SECTION 8. EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

         8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by Company or any other Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company, or any other Borrower to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company or any other Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

         8.2      DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of Holdings, Company or any other Subsidiary of Holdings to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

                  (ii) breach or default by Holdings, Company or any other Subsidiary of Holdings with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         8.3      BREACH OF CERTAIN COVENANTS.

                  Failure of any Loan Party to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

         8.4      BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by Holdings or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Holdings or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Company or such Loan

Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

         8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any other Subsidiary of Holdings in an involuntary case under the Bankruptcy Code, Swiss Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law (whether in the USA, Switzerland or any other jurisdiction) now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable foreign, federal or state law; or

                  (ii) an involuntary case shall be commenced against Holdings, Company or any other Subsidiary of Holdings under the Bankruptcy Code, Swiss Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law (whether in the USA, Switzerland or any other jurisdiction) now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any other Subsidiary of Holdings, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any other Subsidiary of Holdings for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any other Subsidiary of Holdings, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

         8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) Holdings, Company or any other Subsidiary of Holdings shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code, Swiss Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect (whether in the USA, Switzerland or any other jurisdiction), or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any other Subsidiary of Holdings shall make any assignment for the benefit of creditors; or

                  (ii) Holdings, Company or any other Subsidiary of Holdings shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Holdings, Company or any other Subsidiary of Holdings (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

         8.8      JUDGMENTS AND ATTACHMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving, in the aggregate at any time, an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, Company or any other Subsidiary of Holdings or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         8.9      DISSOLUTION.

                  Any order, judgment or decree shall be entered against Holdings, Company or any other Subsidiary of Holdings decreeing the dissolution or split up of Holdings, Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         8.10     EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events or Foreign Benefit Plan Events, that individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, Company, any other Subsidiary of Holdings or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities for U.S. Pension Plans (as defined in Section 4001(a)(18) of ERISA) and unfunded liabilities in respect of Foreign Pension Plans, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

         8.11     CHANGE IN CONTROL.

                  A Change in Control shall have occurred; or

         8.12 INVALIDITY OF LOAN DOCUMENTS; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                  At any time after the execution and delivery thereof, (i) any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral Documents, except as permitted by the terms of any Collateral Documents and to the extent a First Priority Lien in any Collateral owned by the Offshore Borrower or any Swiss Offshore Guarantor cannot be validly granted in accordance with the laws of Switzerland, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party; or

         8.13     CONDUCT OF BUSINESS BY HOLDINGS.

                  Unless Company has merged with and into Holdings in accordance with subsection 7.7(i), Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party or (ii) own any assets other than the capital stock of Company and Pinnacle; or

         8.14     DEFAULT UNDER SUBORDINATION PROVISIONS.

                  Holdings or any guarantor of Subordinated Indebtedness shall fail to comply with the subordination provisions contained in the Senior Subordinated Note Indenture or any other instrument, indenture or agreement pursuant to which such Subordinated Indebtedness is issued:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company and each other Borrower, and the obligation of each Lender to make any Loan, the obligation of the Issuing Lender to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company and each other Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of the Issuing Lender to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

                  Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

SECTION 9. ADMINISTRATIVE AGENT

         9.1      APPOINTMENT.

                  A. APPOINTMENT OF ADMINISTRATIVE AGENT. CSFB is hereby appointed Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and neither any Loan Party nor any of its Subsidiaries shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party or any of its Subsidiaries.

                  B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                  In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 11.4 and 11.5 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                  Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or Holdings and Company shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

         9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or any Borrower; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of any Loan Party to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 11.8) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings, Company each other Borrower and other Subsidiaries of Holdings), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 11.8).

                  D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings, Company and each other Subsidiary of Holdings for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                  Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.4      RIGHT TO INDEMNITY.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by any Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or any other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.5      SUCCESSOR ADMINISTRATIVE AGENT.

                  A. SUCCESSOR ADMINISTRATIVE AGENT. Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         9.6      COLLATERAL DOCUMENTS AND GUARANTIES.

                  Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Administrative Agent shall not
(i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document) or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 11.8, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Holdings) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or
(c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2A(i), (iii), (iv) or (v); provided that, in the case of a sale of such item of Collateral or stock referred to in subdivision
(a) or (b), the requirements of subsection 11.16 are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

         9.7      DUTIES OF OTHER AGENTS.

                  None of the Lenders identified in this Agreement as a "co-agent", Syndication Agent, or any Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

         9.8      ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Holdings, Company or any of the other Subsidiaries of Holdings, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company or any other Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 11.4) allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 11.4.

                  Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10. HOLDINGS GUARANTY

         10.1     GUARANTY.

                  Holdings hereby irrevocably and unconditionally guaranties the due and punctual payment of all Obligations of all Borrowers hereunder and all Hedge Agreement Obligations of all Loan Parties when the same shall become due, whether at stated maturity, by required payment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), and agrees to pay any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred by Administrative Agent, Agents or any Lender or any Hedge Agreement Counterparty (the Hedge Agreement Counterparties, Administrative Agent, Agents and Lenders are each referred to herein as a "GUARANTIED PARTY" and collectively, the "GUARANTIED PARTIES") in enforcing or preserving any rights under this Guaranty (all such obligations collectively, the "GUARANTIED OBLIGATIONS").

                  The obligations of Holdings hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Holdings agrees that: (a) this Guaranty is a guaranty of payment when due and performance and not of collectibility; (b) Guarantied Parties may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Secured Hedge Agreement notwithstanding the existence of any dispute between any Borrower or any other Loan Party and any Beneficiary with respect to the existence of such event; (c) the obligations of Holdings hereunder are independent of the obligations of Borrowers or any other Loan Party under the Loan Documents or the Secured Hedge Agreements and the obligations of any other guarantor and a separate action or actions may be brought and prosecuted against Holdings whether or not any action is brought against any Borrower, any other Loan Party or any of such other guarantors and whether or not any Borrower or any other Loan Party is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by Holdings shall in no way limit, affect, modify or abridge the liability of Holdings for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon Holdings and its successors and assigns, and Holdings irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

         10.2     WAIVERS.

                  A. Holdings agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that Holdings will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation.

                  B. Holdings waives presentation of, demand of, and protest of any Guarantied Obligation and also waives notice of protest for nonpayment. The obligations of Holdings under this Guaranty shall not be affected by:

                  (i) the failure of any Guarantied Party or any other Person to assert any claim or demand or to enforce any right or remedy against Holdings, any Borrower or any Subsidiary under the provisions of this Agreement, any other Loan Document, any Secured Hedge Agreement or any other agreement or otherwise,

                  (ii) any extension or renewal of any provision of any thereof,

                  (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Document, any Secured Hedge Agreement or any instrument or agreement executed pursuant hereto or thereto,

                  (iv) the failure to perfect any security interest in, or the release of, any of the security held by any Guarantied Party, Administrative Agent, any Agent or any other Person for any of the Guarantied Obligations, or

                  (v) the failure of any Guarantied Party or any other Person to exercise any right or remedy against any Borrower or any Guarantor of any of the Guarantied Obligations.

                  C. Holdings further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Guarantied Party or any other Person to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party or any other Person in favor of a Borrower or any other Person.

                  D. The obligations of Holdings under this Section 10 shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations, the discharge of any Borrower or any other guarantor from any of the Guarantied Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Holdings under this Section 10 shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party, Administrative Agent, any Agent or any other Person to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document, any Secured Hedge Agreement or any other agreement, by any waiver or modification of any hereof or thereof, by any default, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Holdings or which would otherwise operate as a discharge of Holdings as a matter of law or equity.

                  E. Holdings further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligation is rescinded or must otherwise be restored by any Guarantied Party, Administrative Agent, any Agent or any other Person upon the bankruptcy or reorganization of Holdings, any other Person or otherwise.

                  F. As used in this paragraph, any reference to "the principal" includes any Borrower or any other Loan Party, and any reference to "the creditor" includes Guarantied Party and each other Beneficiary. In accordance with Section 2856 of the California Civil Code Guarantor waives any and all rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation any and all rights or defenses Guarantor or any other guarantor of the Guarantied Obligations may have because the Guarantied Obligations are secured by real property. This means, among other things: (1) the creditor may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Guarantied Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses Guarantor may have because the Guarantied Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

         10.3     PAYMENT.

                  Holdings further agrees, in furtherance of the foregoing and not in limitation of any other right which any Guarantied Party, Administrative Agent, any Agent or any other Person may have at law or in equity against Holdings by virtue hereof, upon the failure of any

Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code), Holdings will forthwith pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to any Borrower, would have accrued on such Guarantied Obligations) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by Administrative Agent:

                  First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith;

                  Second, except as set forth in clause (i), to the payment of the Guarantied Obligations for the ratable benefit of the holders thereof; and

                  Third, after payment in full of all Guarantied Obligations, to the payment to Holdings, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         10.4     WAIVER OF SUBROGATION, ETC.

                  Holdings hereby waives any claim, right or remedy, direct or indirect, that it now has or may hereafter have against any Borrower or any of its assets in connection with this Section 10 or the performance by Holdings of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Holdings now has or may hereafter have against any Borrower or Subsidiary thereof, (b) any right to enforce, or to participate in, any claim, right or remedy that Administrative Agent or any other Guarantied Party now has or may hereafter have against any Borrower or a Subsidiary thereof, and
(c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Administrative Agent or any other Guarantied Party. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Holdings shall withhold exercise of any right of contribution it may have against any other guarantor of the Guarantied Obligations as a result of any payment hereunder. Holdings further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights of subrogation, reimbursement or indemnification Holdings may have against any Borrower thereof or against any collateral or security, and any such rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Administrative Agent or any Guarantied

Party may have against any Borrower or other guarantor, to all right, title and interest Administrative Agent or any Guarantied Party may have in any such collateral or security, and to any right Administrative Agent or any Guarantied Party may have against such other guarantor. If any amount shall be paid to Holdings on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Guarantied Parties and shall forthwith be paid over to Administrative Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

                  Administrative Agent has been appointed to act as Guarantied Party hereunder by Lenders for their benefit and, by their acceptance of the benefits hereof, the Hedge Agreement Counterparties. Except as otherwise provided in the next succeeding paragraph, Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and this Agreement; provided that, Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Lenders. In furtherance of the foregoing provisions of this paragraph, each Hedge Agreement Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Section 10, it being understood and agreed by such holder that all rights and remedies hereunder may be exercised solely by Administrative Agent for the benefit of the Guarantied Parties in accordance with the terms of this paragraph.

         10.5     TERMINATION.

                  At such time as all Obligations have been paid in full and all Commitments have terminated and all Letters of Credit have expired or have been cancelled, the provisions of this Section 10 shall be of no further force and effect as to any Hedge Agreement Obligations guaranteed hereby unless an Event of Default described in subsection 8.6 or subsection 8.7 shall then be continuing.

         10.6     SECURITY.

                  The obligations of Holdings under this Section 10 are secured pursuant to the Security Agreement.

SECTION 11. MISCELLANEOUS

         11.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                  A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 11.1). Neither Company's nor any other Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company or such Borrower without the prior written consent of all Lenders (and any attempted assignment or transfer by Company or such Borrower without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iv) and subsection 11.7, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Swing Line Lender to the extent contemplated by subsection 11.2. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  B. ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure, Term Loan Exposure or Offshore Loan Exposure as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000, in the case of any assignment of a Revolving Loan, Term Loan or Offshore Loan, unless Administrative Agent otherwise consents, such consent not to be unreasonably withheld or delayed, (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (c) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500, at Administrative Agent's discretion (unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it shall not already be a party to this Agreement, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including an administrative questionnaire and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), (d) in the case of an assignment of all or a portion of a Revolving Loan Commitment of any Lender, Administrative Agent, Swing Line Lender and Issuing Lender shall have given their prior written consent to such assignment, and (e), except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and, if no Event of Default has occurred and is continuing, Borrowers' Agent, shall have consented thereto (which consent shall not be unreasonably withheld). Upon acceptance and recording by Administrative Agent pursuant to clause (ii) below, from and after the effective date specified in such Assignment Agreement,
         (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 11.11B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender, such Lender shall continue to have all rights and obligations of Issuing Lender until the date such Issuing Lender has been replaced in accordance with subsection 11.3 and thereafter, with respect to any Letters of Credit issued prior to such date until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall (in the case of the Offshore Notes), or if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E (in the case of the Term Notes, Revolving Notes or Swing Line Notes) be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V, Exhibit VI or Exhibit VII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans and/or outstanding Offshore Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 2.1A(iv) and subsection 11.7, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 11.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 11.1C.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 11.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent, Issuing Lender, Swing Line Lender and/or Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 11.1B(i)), (a) accept such Assignment Agreement, (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 11.1B(ii). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (ii).

                  (iii) Deemed Consent by Company. If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 11.1B(i)), Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through

         Administrative Agent) unless such consent is expressly refused by Company prior to such fifth Business Day.

                  (iv) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained in this subsection 11.1B, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrowers' Agent, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan. The making of a Term Loan, Revolving Loan or Offshore Loan by an SPC hereunder shall utilize the Term Loan Commitment, Revolving Loan Commitment or Offshore Loan Commitment, as applicable, of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 11.1, any SPC may (i) with notice to, but without the prior written consent of, Borrowers' Agent and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by Borrowers' Agent and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of any Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each SPC.

                  C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, Company, any other Borrower or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Holdings or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, each other Borrower and Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 11.1C, each Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D and
2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 11.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 11.6 as though it were a Lender, provided such Participant agrees to be subject to subsection
11.7 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection
2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with subsection 2.7B(iii) as though it were a Lender.

                  D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Holdings and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 11.21.

                  F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 11.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

         11.2     SUCCESSOR SWING LINE LENDER.

                  A. RESIGNATION OR REMOVAL. Swing Line Lender may resign, with the consent of Requisite Lenders in their sole discretion, at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers' Agent provided that Requisite Lenders have appointed a successor Swing Line Lender and such appointment has been accepted as provided below. Unless Swing Line Lender is Administrative Agent, Swing Line Lender may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers' Agent and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers' Agent, to appoint a successor Swing Line Lender, subject to Borrowers' Agent's consent, which shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Swing Line Lender and the retiring or removed Swing Line Lender shall be discharged from its duties and obligations under this Agreement.

                  B. SUCCESSOR SWING LINE LENDER. In the event of a resignation or removal of any Swing Line Lender pursuant to subsection 11.2A, (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Swing Line Lender, (ii) upon such prepayment, the retiring or removed Swing Line Lender shall surrender any Swing Line Notes held by it to Borrowers' Agent for cancellation, and (iii) if so requested by the successor Swing Line Lender in accordance with subsection 2.1E, the Domestic Borrowers shall issue a new Swing Line Note to the successor Swing Line Lender substantially in the form of
Exhibit VII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

         11.3     SUCCESSOR ISSUING LENDER.

                  Issuing Lender may resign, with the consent of Requisite Lenders in their sole discretion, at any time by giving 30 days' prior written notice thereof to Lenders and Company provided that Requisite Lenders have appointed a successor Issuing Lender and such appointment has been accepted, as provided below; provided, however, that to the extent the Requisite Lenders fail to appoint a successor that accepts such appointment within such time, the Issuing Lender may petition a court to appoint an Eligible Assignee as the successor Issuing Lender, whereupon the appointment and acceptance by such Eligible Assignee, the Issuing Lender's resignation shall become effective. Issuing Lender may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers' Agent and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers' Agent, to appoint a successor Issuing Lender, subject to Borrowers' Agent's consent, which shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Issuing Lender hereunder by a successor Issuing Lender, that successor Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Issuing Lender and the retiring or removed Issuing Lender shall be discharged from its duties and obligations under this Agreement; provided that, anything contained in this subsection 9.6 or otherwise in any of the Loan Documents to the contrary notwithstanding, the resigning or removed Issuing Lender shall continue to have all rights and obligations of Issuing Lender, with respect to any Letter of Credit issued prior to the effective date of the appointment of a successor Issuing Lender until the cancellation or expiration of such Letter of Credit and the reimbursement of any amounts drawn thereunder.

         11.4     EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, Holdings, Company and each Domestic Borrower, jointly and severally agree to pay promptly (i) all reasonable costs and expenses of Administrative Agent in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all costs and expenses of furnishing all opinions by counsel for the Loan Parties (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of the Loan Parties' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Loan Party; (iv) all costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all costs and expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 4.1J or 6.9B; (vi) all costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments; (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; and (ix) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         11.5     INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 11.4, whether or not the transactions contemplated hereby shall be consummated, Holdings and each Domestic Borrower, jointly and severally, agrees to defend (subject to Indemnitees' selection of counsel (it being understood that if Holdings and Domestic Borrowers are paying for such counsel in accordance with this subsection 11.5, the ability of Indemnitee to select such counsel shall not prevent Holdings and Domestic Borrowers from selecting separate counsel to represent Holdings and Domestic Borrowers)), indemnify, pay and hold harmless Administrative Agent and Lenders (including Issuing Lender), and the officers, directors, employees, agents and Affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Holdings and Domestic Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)),
(ii) the statements contained in the commitment letter delivered by any Lender to Holdings, Company or any other Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 11.5 may be unenforceable in whole or in part because they are violative of any law or public policy, Holdings and each Domestic Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         11.6     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                  For so long as any of the Obligations are secured by one or more Real Property Assets located in the State of California, each Lender agrees not to charge or offset any amount owed to it by any Loan Party against any of the accounts, property or assets of any Loan Party without the prior written consent of Administrative Agent. Subject to the foregoing sentence, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, but in all cases subject to subsection 11.23, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Holdings and each Borrower at any time or from time to time, without notice to Holdings, any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Holdings or such Borrower and each other Loan Party against and on account of the Obligations of any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Holdings and each Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

         11.7     RATABLE SHARING.

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Holdings, Company or any other Loan Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 11.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

         11.8     AMENDMENTS AND WAIVERS.

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Holdings, Company or any other Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders) (1) reduce or forgive the principal amount of any Loan, (2) increase the Lender's Commitments (it being understood that a waiver of any condition precedent, covenants, Events of Default or Potential Events of Default or of a mandatory prepayment or Commitment reduction shall not constitute an increase in the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender and that increases pursuant to subsections 2.1A(v) and 2.1A(vii) do not require the consent of Requisite Lenders)), (3) increase the maximum aggregate amount of Letters of Credit, (4) postpone, extend or waive the scheduled final maturity date of any Loan or the scheduled repayments of principal on the Term Loans for September 30, 2008, December 31, 2008 or March 31, 2009 (but not the date of any other scheduled installment of principal), (5) postpone, extend or waive the date on which any interest or any fees are payable, (6) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or decrease the amount of any fees payable hereunder (excluding any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee), (7) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (8) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or (9) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit; (b) each Lender, (1) change in any manner the definition of "Class" or the definition of "Pro Rata Share" or the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders),
(2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release Holdings from its obligations as a Guarantor or release any Borrower from its obligations under the Borrowers' Guaranty or release all or substantially all of the Subsidiary Guarantors or Offshore Guarantors from their obligations under the Subsidiary Guaranty or Offshore Guaranty, in each case other than in accordance with the terms of the Loan Documents, or (5) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 11.8. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iv) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Issuing Lender or Administrative Agent, (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, and (vi) no amendment, modification, termination or waiver of any provision of subsection 2.4 that has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, or Commitment reductions applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (vi)). Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 11.8 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

         11.9     INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         11.10    NOTICES; EFFECTIVENESS OF SIGNATURES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, Swing Line Lender and Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Holdings, each Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. All notices to any Borrower provided for hereunder shall be copied concurrently to Borrowers' Agent. Electronic mail may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

                  Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

         11.11    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of each Borrower set forth in subsections 2.6D and 2.7, the agreements of Holdings and each Borrower set forth in subsections 11.4, 11.5, 11.6, 11.19 and 11.20 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 11.7 and 11.20 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

         11.12    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         11.13    MARSHALLING; PAYMENTS SET ASIDE.

                  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         11.14    SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         11.15 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS; DAMAGE WAIVER.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and any Borrower, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  To the extent permitted by law, Holdings and each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

         11.16    RELEASE OF SECURITY INTEREST OR GUARANTY.

                  Upon the proposed sale or other disposition of any Collateral that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Holdings) permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty or Offshore Guaranty from Administrative Agent, such Loan Party shall deliver an Officer's Certificate (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Administrative Agent shall, at such Loan Party's expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer's Certificate are not true and correct and (b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty or such Offshore Guaranty, as may be reasonably requested by such Loan Party.

         11.17    APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

         11.18    CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

                  Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Holdings or any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Holdings and any Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

         11.19    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST HOLDINGS OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, HOLDINGS AND EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 11.10;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST HOLDINGS OR SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 11.19 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

         11.20    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
11.20 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         11.21    CONFIDENTIALITY.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by each Borrower that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 11.21, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of each Borrower, (g) with the consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 11.21 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that in no event shall any Lender be obligated or required to return any materials furnished by any Borrower or any of its Subsidiaries. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders.

         11.22    JUDGMENT CURRENCY.

                  A. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

                  B. The obligations of Holdings and each Borrower in respect of any sum due from it to any Agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such Other Currency such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Agent or Lender in the Original Currency, Holdings and such Borrower agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Agent or Lender in the Original Currency, such Agent or Lender shall remit such excess to Holdings or such Borrower.

         11.23    LIMITATION ON OFFSHORE BORROWER OBLIGATIONS

                  Notwithstanding anything herein to the contrary, no provision of this Agreement shall render Offshore Borrower liable for the Obligations of Company or of any other Domestic Borrower.

         11.24    COUNTERPARTS; EFFECTIVENESS

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or authorized representative thereunto duly authorized as of the date first written above.



COMPANY:                                SYBRON DENTAL MANAGEMENT, INC.


                                        By:  /s/ STEPHEN J. TOMASSI
                                             -----------------------------------
                                              Name:  Stephen J. Tomassi
                                              Title: Authorized Representative



                                        Notice Address:
                                        c/o Sybron Dental Specialties, Inc.
                                        1717 W. Collins Avenue
                                        Orange, CA 92867
                                        Attention:  General Counsel
                                        Telefacsimile:  (714) 516-7696


HOLDINGS:                               SYBRON DENTAL SPECIALTIES, INC.


                                        By:  /s/ STEPHEN J. TOMASSI
                                             -----------------------------------
                                              Name:  Stephen J. Tomassi
                                              Title: Vice President, Secretary
                                                     and General Counsel



                                        Notice Address:
                                        1717 W. Collins Avenue
                                        Orange, CA 92867
                                        Attention:  General Counsel
                                        Telefacsimile:  (714) 516-7696

OTHER
DOMESTIC
BORROWERS:                              KERR CORPORATION


                                        By:  /s/ STEPHEN J. TOMASSI
                                             -----------------------------------
                                              Name:  Stephen J. Tomassi
                                              Title: Authorized Representative



                                        ORMCO CORPORATION


                                        By:  /s/ STEPHEN J. TOMASSI
                                             -----------------------------------
                                             Name:  Stephen J. Tomassi
                                             Title: Authorized Representative


                                        PINNACLE PRODUCTS, INC.


                                        By:  /s/ STEPHEN J. TOMASSI
                                             -----------------------------------
                                             Name:  Stephen J. Tomassi
                                             Title: Authorized Representative

                                        Notice Address:
                                        c/o Sybron Dental Specialties, Inc.
                                        1717 W. Collins Avenue
                                        Orange, CA 92867
                                        Attention:  General Counsel
                                        Telefacsimile:  (714) 516-7696


OFFSHORE
BORROWER:                               HAWE NEOS HOLDING SA


                                        By:  /s/ STEPHEN J. TOMASSI
                                             -----------------------------------
                                             Name:  Stephen J. Tomassi
                                             Title: Authorized Representative

                                        Notice Address:
                                        c/o Sybron Dental Specialties, Inc.
                                        1717 W. Collins Avenue
                                        Orange, CA 92867
                                        Attention:  General Counsel
                                        Telefacsimile:  (714) 516-7696

AGENTS AND LENDERS:                     CREDIT SUISSE FIRST BOSTON, as
                                        Administrative Agent


                                        By:  /s/ KRISTIN LEPRI
                                             -----------------------------------
                                             Name:  Kristin Lepri
                                             Title: Associate


                                        By:  /s/ JULIA KINGSBURY
                                             -----------------------------------
                                             Name:  Julia Kingsbury
                                             Title: Vice President



                                        New York Notice Address:
                                        11 Madison Avenue, 10th Floor
                                        New York, New York 10010
                                        Attention: Agency Department Manager
                                        Telefacsimile:  (212) 325-8304


                                        London Notice Address:
                                        One Cabot Street
                                        London E14 4QJ
                                        Attention:  Agency Department Manager
                                        Telefacsimile:  44-20-7888-8398

                                        CREDIT SUISSE FIRST BOSTON, CAYMAN
                                        ISLANDS BRANCH



                                        By:  /s/ KRISTIN LEPRI
                                             -----------------------------------
                                             Name:  Kristin Lepri
                                             Title: Associate


                                        By:  /s/ JULIA KINGSBURY
                                             -----------------------------------
                                             Name:  Julia Kingsbury
                                             Title: Vice President



                                        Notice Address:
                                        11 Madison Avenue, 10th Floor
                                        New York, New York 10010
                                        Attention:  Kristin Lepri
                                        Telefacsimile: (212)325-8309

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        individually and as a Syndication Agent


                                        By:  /s/ LORA B. BACKOFEE
                                             -----------------------------------
                                             Name:   Lora B. Backofee
                                             Title:  Vice President



                                        Notice Address:
                                        135 South LaSalle Street
                                        Chicago, IL 60603
                                        Attention:  Lora Backofen
                                        Telefacsimile:  (312) 904-6546

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        individually and as a Co-Documentation
                                        Agent


                                        By:  /s/ BERNARD WEYMULLER
                                             -----------------------------------
                                             Name:   Bernard Weymuller
                                             Title:  Senior Vice President



                                        Notice Address:
                                        Health Care Group
                                        1301 Avenue of the Americas
                                        New York, NY 10019
                                        Attention:  Rohit Gandhi
                                        Telefacsimile:  (212) 261-3440

                                        BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO
                                        BRANCH, individually and as a
                                        Co-Documentation Agent


                                        By:  /s/  SHINICHIRO MUNECHIKA
                                             -----------------------------------
                                             Name:  Shinichiro Munechika
                                             Title: Deputy General Manager



                                        Notice Address:
                                        227 West Monroe Street, Suite 2300
                                        Chicago, IL 60606
                                        Attention:  Wayne Yamanaka
                                        Telefacsimile:  (312) 696-4535

                                        FLEET NATIONAL BANK, individually and as a Co-Documentation Agent


                                        By:  /s/ GORDON B. COUGHLIN
                                             -----------------------------------
                                             Name:  Gordon B. Coughlin
                                             Title: Vice President



                                        Notice Address:
                                        100 Federal Street
                                        Boston, MA 02110
                                        Attention:  Bart Coughlin
                                        Telefacsimile:  (617) 434-2472

                                        NATIONAL CITY BANK


                                        By:  /s/ JOHN R. DEFRANCESCO
                                             -----------------------------------
                                             Name:  John R. DeFrancesco
                                             Title: Senior Vice President



                                        Notice Address:
                                        1900 East 94th Street
                                        Cleveland, OH 44114
                                        Attention:  Tom Gurbach
                                        Telefacsimile:  (216) 222-0003

                                        WEBSTER BANK


                                        By:  /s/ GAIL BRUHN
                                             -----------------------------------
                                             Name:  Gail Bruhn
                                             Title: Vice President



                                        Notice Address:
                                        City Place II, 3rd Floor
                                        185 Asylum Street
                                        Hartford, CT 06103-3494
                                        Attention:  Gail Bruhn
                                        Telefacsimile:  (860) 947-1872

                                        ALLIED IRISH BANKS PLC.


                                        By:  /s/ RIMA TERRADISTA/JOHN FARRACE
                                             -----------------------------------
                                             Name:  Rima Terradista/John Farrace
                                             Title: Senior Vice Presidents



                                        New York Notice Address:
                                        405 Park Avenue, 10th Floor
                                        New York, NY 10022
                                        Attention:  Rima Terradista
                                        Telefacsimile:  (212) 339-8325


                                        Ireland Notice Address:
                                        Bankcentre
                                        Ballsbridge
                                        Dublin 4
                                        Ireland
                                        Attention:  Roisin O'Connell
                                        Telefacsimile:  +353-1-608-9658

                                        ABBEY NATIONAL TREASURY SERVICES PLC
                                        (U.S. BRANCH)


                                        By:  /s/ HANS J. SCHOLZ/IAN BURNS
                                             -----------------------------------
                                             Name:  Hans J. Scholz/Ian Burns
                                             Title: Senior Vice President/CEO



                                        Notice Address:
                                        400 Atlantic Street
                                        Stamford, CT 06901
                                        Attention:  Hans J. Scholz
                                        Telefacsimile:  (203) 355-8073

                                        ORIX FINANCIAL SERVICES, INC.


                                        By:  /s/ THOMAS M. WATSON
                                             -----------------------------------
                                             Name:  Thomas M. Watson
                                             Title: Vice President



                                        Notice Address:
                                        1177 Avenue of the Americas
                                        New York, NY 10036
                                        Attention:  Thomas Watson
                                        Telefacsimile: (212) 739-1523

                                        THE BANK OF NEW YORK


                                        By:  /s/ MICHAEL V. FLANNERY
                                             -----------------------------------
                                             Name:  Michael V. Flannery
                                             Title: Vice-President



                                        Notice Address:
                                        One Wall Street, 8th Floor
                                        New York, NY 10286
                                        Attention:  Michael V. Flannery
                                        Telefacsimile:  (212) 635-1483

                                        MIZUHO CORPORATE BANK, LTD.


                                        By:  /s/ MASAHITO FUKUDA
                                             -----------------------------------
                                             Name:  Masahito Fukuda
                                             Title: Senior Vice President and
                                                     G.H.



                                        Notice Address:
                                        350 South Grand Avenue, Suite 1500
                                        Los Angeles, CA 90071
                                        Attention:  Bernardo Correa-Henschke
                                        Telefacsimile:  (212) 243-4505

                                        COMERICA WEST INCORPORATED


                                        By:  /s/ ELISE M. WALKER
                                             -----------------------------------
                                             Name:  Elise M. Walker
                                             Title: Assistant Vice-President



                                        Notice Address:
                                        1920 Main Street, Suite 1150
                                        Irvine, CA 92614
                                        Attention:  Elise M. Walker
                                        Telefacsimile:  (949) 476-1222

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 6, 2002

                                      AMONG

                         SYBRON DENTAL MANAGEMENT, INC.,
                      KERR CORPORATION, ORMCO CORPORATION,
                                       AND
                            PINNACLE PRODUCTS, INC.,
                             AS DOMESTIC BORROWERS,

                              HAWE NEOS HOLDING SA,
                              AS OFFSHORE BORROWER,

                        SYBRON DENTAL SPECIALTIES, INC.,
                                 AS A GUARANTOR,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                           CREDIT SUISSE FIRST BOSTON,
                            AS ADMINISTRATIVE AGENT,

                       LASALLE BANK NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT

                 BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH,
            FLEET NATIONAL BANK AND CREDIT LYONNAIS NEW YORK BRANCH,
                           AS CO-DOCUMENTATION AGENTS,




                           CREDIT SUISSE FIRST BOSTON
                 AS SOLE LEAD ARRANGER AND BOOK RUNNING MANAGER

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Section 1.                 DEFINITIONS...........................................................................2

       1.1                 Certain Defined Terms.................................................................2

       1.2                 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                           Agreement............................................................................37

       1.3                 Other Definitional Provisions and Rules of Construction..............................38


Section 2.                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................38

       2.1                 Commitments; Making of Loans; the Register; Notes....................................38

       2.2                 Interest on the Loans................................................................50

       2.3                 Fees.................................................................................57

       2.4                 Repayments, Prepayments and Reductions in Revolving Loan Commitments and
                           Offshore Loan Commitments; General Provisions Regarding Payments; Application
                           of Proceeds of Collateral and Payments Under Guaranties..............................58

       2.5                 Use of Proceeds......................................................................69

       2.6                 Special Provisions Governing Eurodollar Rate Loans and EURO-LIBOR Rate Loans.........70

       2.7                 Increased Costs; Taxes; Capital Adequacy.............................................72

       2.8                 Statement of Lenders; Obligation of Lenders and Issuing Lender to Mitigate...........77

       2.9                 Replacement of a Lender..............................................................77

       2.10                Joint and Several Liability; Payment Indemnifications; Company as Borrowers'
                           Agent................................................................................78


Section 3.                 LETTERS OF CREDIT....................................................................79

       3.1                 Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........79

       3.2                 Letter of Credit Fees................................................................82

       3.3                 Drawings and Reimbursement of Amounts Paid Under Letters of Credit...................83

       3.4                 Obligations Absolute.................................................................85

       3.5                 Nature of Issuing Lender's Duties....................................................86

                                                                                                               PAGE
                                                                                                               ----
Section 4.                 CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................87

       4.1                 Conditions to Term Loans, Initial Revolving Loans, Swing Line Loans, Offshore
                           Loans and Letters of Credit..........................................................88

       4.2                 Conditions to All Loans..............................................................94

       4.3                 Conditions to Letters of Credit......................................................95


Section 5.                 LOAN PARTIES' REPRESENTATIONS AND WARRANTIES.........................................95

       5.1                 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries........95

       5.2                 Authorization of Borrowing, etc......................................................96

       5.3                 Financial Condition..................................................................97

       5.4                 No Material Adverse Change; No Restricted Junior Payments............................98

       5.5                 Title to Properties; Liens; Real Property; Intellectual Property.....................98

       5.6                 Litigation; Adverse Facts............................................................99

       5.7                 Payment of Taxes.....................................................................99

       5.8                 Performance of Agreements...........................................................100

       5.9                 Governmental Regulation.............................................................100

       5.10                Securities Activities...............................................................100

       5.11                Employee Benefit Plans..............................................................100

       5.12                Certain Fees........................................................................101

       5.13                Environmental Protection............................................................101

       5.14                Employee Matters....................................................................102

       5.15                Solvency............................................................................102

       5.16                Matters Relating to Collateral......................................................102

       5.17                Disclosure..........................................................................103

       5.18                Subordinated Indebtedness...........................................................104


Section 6.                 COMPANY'S AFFIRMATIVE COVENANTS.....................................................104

       6.1                 Financial Statements and Other Reports..............................................104

       6.2                 Existence, etc......................................................................108

       6.3                 Payment of Taxes and Claims; Tax....................................................109

       6.4                 Maintenance of Properties; Insurance; Application of Net Insurance/
                           Condemnation Proceeds...............................................................109

       6.5                 Inspection Rights; Lender Meeting...................................................111

                                                                                                               PAGE
                                                                                                               ----
       6.6                 Compliance with Laws, etc...........................................................112

       6.7                 Environmental Matters...............................................................112

       6.8                 Execution of Subsidiary Guaranty and Personal Property Collateral Documents
                           After the Closing Date..............................................................113

       6.9                 Matters Relating to Additional Real Property Collateral.............................115

       6.10                Deposit Accounts and Control Agreements.............................................116

       6.11                Post-Closing Deliveries.............................................................116


Section 7.                 COMPANY'S NEGATIVE COVENANTS........................................................117

       7.1                 Indebtedness........................................................................117

       7.2                 Liens and Related Matters...........................................................119

       7.3                 Investments; Acquisitions...........................................................120

       7.4                 Contingent Obligations..............................................................123

       7.5                 Restricted Junior Payments..........................................................124

       7.6                 Financial Covenants.................................................................125

       7.7                 Restriction on Fundamental Changes; Asset Sales.....................................126

       7.8                 Consolidated Capital Expenditures...................................................128

       7.9                 Transactions with Shareholders and Affiliates.......................................129

       7.10                Sales and Lease-Backs...............................................................129

       7.11                Conduct of Business.................................................................130

       7.12                Amendments or Waivers of Certain Agreements; Amendments of Documents Relating
                           to Subordinated Indebtedness........................................................130

       7.13                Fiscal Year.........................................................................130


Section 8.                 EVENTS OF DEFAULT...................................................................130

       8.1                 Failure to Make Payments When Due...................................................131

       8.2                 Default in Other Agreements.........................................................131

       8.3                 Breach of Certain Covenants.........................................................131

       8.4                 Breach of Warranty..................................................................131

       8.5                 Other Defaults Under Loan Documents.................................................131

       8.6                 Involuntary Bankruptcy; Appointment of Receiver, etc................................132

       8.7                 Voluntary Bankruptcy; Appointment of Receiver, etc..................................132

                                                                                                               PAGE
                                                                                                               ----
       8.8                 Judgments and Attachments...........................................................133

       8.9                 Dissolution.........................................................................133

       8.10                Employee Benefit Plans..............................................................133

       8.11                Change in Control...................................................................133

       8.12                Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations.......133

       8.13                Conduct of Business By Holdings.....................................................134

       8.14                Default Under Subordination Provisions..............................................134


Section 9.                 ADMINISTRATIVE AGENT................................................................134

       9.1                 Appointment.........................................................................134

       9.2                 Powers and Duties; General Immunity.................................................136

       9.3                 Independent Investigation by Lenders; No Responsibility For Appraisal of
                           Creditworthiness....................................................................137

       9.4                 Right to Indemnity..................................................................137

       9.5                 Successor Administrative Agent......................................................138

       9.6                 Collateral Documents and Guaranties.................................................138

       9.7                 Duties of Other Agents..............................................................139

       9.8                 Administrative Agent May File Proofs of Claim.......................................139


Section 10.                HOLDINGS GUARANTY...................................................................140

       10.1                Guaranty............................................................................140

       10.2                Waivers.............................................................................141

       10.3                Payment.............................................................................142

       10.4                Waiver of Subrogation, Etc..........................................................143

       10.5                Termination.........................................................................144

       10.6                Security............................................................................144


Section 11.                MISCELLANEOUS.......................................................................144

       11.1                Successors and Assigns; Assignments and Participations in Loans and Letters of
                           Credit..............................................................................144

       11.2                Successor Swing Line Lender.........................................................148

       11.3                Successor Issuing Lender............................................................149

                                                                                                               PAGE
                                                                                                               ----
       11.4                Expenses............................................................................150

       11.5                Indemnity...........................................................................150

       11.6                Set-Off; Security Interest in Deposit Accounts......................................152

       11.7                Ratable Sharing.....................................................................152

       11.8                Amendments and Waivers..............................................................153

       11.9                Independence of Covenants...........................................................154

       11.10               Notices; Effectiveness of Signatures................................................154

       11.11               Survival of Representations, Warranties and Agreements..............................155

       11.12               Failure or Indulgence Not Waiver; Remedies Cumulative...............................155

       11.13               Marshalling; Payments Set Aside.....................................................156

       11.14               Severability........................................................................156

       11.15               Obligations Several; Independent Nature of Lenders' Rights; Damage Waiver...........156

       11.16               Release of Security Interest or Guaranty............................................156

       11.17               Applicable Law......................................................................157

       11.18               Construction of Agreement; Nature of Relationship...................................157

       11.19               Consent to Jurisdiction and Service of Process......................................157

       11.20               Waiver of Jury Trial................................................................158

       11.21               Confidentiality.....................................................................159

       11.22               Judgment Currency...................................................................159

       11.23               Limitation on Offshore Borrower Obligations.........................................160

       11.24               Counterparts; Effectiveness.........................................................160


Signature pages                                                                                                S-1

                                    EXHIBITS



                  I        FORM OF NOTICE OF BORROWING

                  II       FORM OF NOTICE OF CONVERSION/CONTINUATION

                  III      FORM OF REQUEST FOR ISSUANCE

                  IV       FORM OF TERM NOTE

                  V        FORM OF REVOLVING NOTE

                  VI       FORM OF OFFSHORE NOTE

                  VII      FORM OF SWING LINE NOTE

                  VIII     FORM OF COMPLIANCE CERTIFICATE

                  IX       FORM OF OPINION OF COMPANY COUNSEL

                  X        FORM OF ASSIGNMENT AGREEMENT

                  XI       FORM OF FINANCIAL CONDITION CERTIFICATE

                  XII-A    FORM OF BORROWERS' GUARANTY

                  XII-B    FORM OF SUBSIDIARY GUARANTY

                  XIII     FORM OF SECURITY AGREEMENT

                  XIV      FORM OF MORTGAGE

                  XV       FORM OF COLLATERAL ACCESS AGREEMENT

                  XVI      FORM OF NEW LENDER SUPPLEMENT

                                    SCHEDULES




         1.1      RELATED AGREEMENTS

         2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES

         4.1C     CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT

         4.1L     CLOSING DATE MORTGAGED PROPERTIES

         5.1      SUBSIDIARIES OF COMPANY

         5.5B     REAL PROPERTY

         5.5C     INTELLECTUAL PROPERTY

         5.6      LITIGATION

         5.11     CERTAIN EMPLOYEE BENEFIT PLANS

         5.13     ENVIRONMENTAL MATTERS

         6.11     POST-CLOSING DELIVERIES

         7.1      CERTAIN EXISTING INDEBTEDNESS

         7.2      CERTAIN EXISTING LIENS

         7.3      CERTAIN EXISTING INVESTMENTS

         7.4      CONTIGENT OBLIGATIONS

                                    EXHIBITS


               I      FORM OF NOTICE OF BORROWING
               II     FORM OF NOTICE OF CONVERSION/CONTINUATION
               III    FORM OF REQUEST FOR ISSUANCE
               IV     FORM OF TERM NOTE
               V      FORM OF REVOLVING NOTE
               VI     FORM OF OFFSHORE NOTE
               VII    FORM OF SWING LINE NOTE
               VIII   FORM OF COMPLIANCE CERTIFICATE
               IX     FORM OF OPINION OF COMPANY COUNSEL
               X      FORM OF ASSIGNMENT AGREEMENT
               XI     FORM OF FINANCIAL CONDITION CERTIFICATE
               XII-A  FORM OF BORROWERS' GUARANTY
               XII-B  FORM OF SUBSIDIARY GUARANTY
               XIII   FORM OF SECURITY AGREEMENT
               XIV    FORM OF MORTGAGE
               XV     FORM OF COLLATERAL ACCESS AGREEMENT
               XVI    FORM OF NEW LENDER SUPPLEMENT

                                    EXHIBIT I

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING

        Pursuant to that certain Credit Agreement dated as of June 6, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined), by and among Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager, this represents the undersigned Borrower's request to borrow as follows:

        1. Date of borrowing:__________________ ,_________

        2. Amount of borrowing: $___________________

        3. Lender(s):            [ ] a. Lenders, in accordance with their
                                        applicable Pro Rata Shares
                                 [ ] b. Swing Line Lender
        4. Type of Loans:        [ ] a. Term Loans
                                 [ ] b. Revolving Loans
                                 [ ] c. Swing Line Loans
                                 [ ] d. Offshore Loans denominated in Dollars
                                 [ ] e. Offshore Loans denominated in Euros
        5. Interest rate option: [ ] a. Base Rate Loan(s)
                                 [ ] b. Eurodollar Rate Loans with an initial
                                        Interest Period of ____________ month(s)
                                 [ ] c. EURO-LIBOR Rate Loans with an initial
                                        Interest Period of ____________ month(s)


                                    Exh. I-1

The proceeds of such Loans are to be deposited in the following account of the undersigned Borrower:

               [ACCOUNT INFORMATION TO BE ADDED]

        The undersigned officer, solely in his capacity as an officer of the undersigned Borrower and not in his individual capacity, to the best of his or her knowledge, and the undersigned Borrower certify that:

               (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

               (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

               (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

DATED:
       --------------------


                                            [SYBRON DENTAL MANAGEMENT, INC.]
                                            [NAME OF OTHER BORROWER]

                                            By:
                                               -----------------------------
                                                Name:
                                                Title:

                                    Exh. I-2

                                   EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION

        Pursuant to that certain Credit Agreement dated as of June 6, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined), by and among Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager, this represents the undersigned Borrower's request to convert or continue Loans as follows:

        1. Date of conversion/continuation: _________________, _______

        2. Amount of Loans being converted/continued: $___________________

        3. Type of Loans being   [ ] a. Term Loans
           converted/continued:  [ ] b. Revolving Loans
                                 [ ] c. Swing Line Loans
                                 [ ] d. Offshore Loans denominated in Dollars
                                 [ ] e. Offshore Loans denominated in Euros

        4. Nature of conversion/continuation:
              [ ] a. Conversion of Base Rate Loans to Eurodollar Rate Loans
              [ ] b. Conversion of Eurodollar Rate Loans to Base Rate Loans
              [ ] c. Continuation of Eurodollar Rate Loans as such
              [ ] d. Continuation of EURO-LIBOR Rate Loans as such

        5. If Loans are being continued as or converted to Eurodollar Rate Loans or continued as EURO-LIBOR Rate Loans, the duration of the new Interest Period


                                    Exh. II-1
        that commences on the conversion/ continuation date: ___________________ month(s)

        In the case of a conversion to or continuation of Eurodollar Rate Loans or continuation of EURO-LIBOR Rate Loans, the undersigned officer, solely in his capacity as an officer of the undersigned Borrower and not in his individual capacity, to the best of his or her knowledge, and the undersigned Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: ____________________


                                            [SYBRON DENTAL MANAGEMENT, INC.]
                                            [NAME OF OTHER BORROWER]

                                            By:
                                               -----------------------------
                                                Name:
                                                Title:


                                    Exh. II-2

                                   EXHIBIT III

                         [FORM OF REQUEST FOR ISSUANCE]

                              REQUEST FOR ISSUANCE

        Pursuant to that certain Credit Agreement dated as of June 6, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined), by and among Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager, this represents Borrowers' Agents' request on behalf of and for the account of Domestic Borrowers, on a joint and several basis, for the issuance of a Letter of Credit by Issuing Lender as follows:

        1. Issuing Lender:      a.      Administrative Agent
                                b.      [ ________________________________ ]


        2. Date of issuance of Letter of Credit: _________________, _______

        3. Type of Letter of Credit:    [ ] a. Commercial Letter of Credit
                                        [ ] b. Standby Letter of Credit

        4. Face amount of Letter of Credit:  $________________________

        5. Expiration date of Letter of Credit: __________________, _______

        6. Currency in which Letter of Credit is to be denominated: ____________

        7. Name and address of beneficiary:

           _________________________________________________________

           _________________________________________________________

           _________________________________________________________

           _________________________________________________________


                                   Exh. III-1

        8.      Attached hereto is:
                [ ]a. the verbatim text of such proposed Letter of Credit

                [ ]b. a description of the proposed terms and conditions of such
                      Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

               The undersigned officer, solely in his capacity as an officer of the undersigned Borrower and not in his individual capacity, to the best of his or her knowledge, and Company certify that:

               (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

               (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

               (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

DATED:                                         SYBRON DENTAL MANAGEMENT, INC
       --------------------


                                               By:
                                                    --------------------------
                                                    Name:
                                                    Title:


                                   Exh. III-2

                                   EXHIBIT IV

                               [FORM OF] TERM NOTE

                         SYBRON DENTAL MANAGEMENT, INC.

$_____________________(1)                                     New York, New York
                                                                    June 6, 2002

               FOR VALUE RECEIVED, each of Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation (("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), promises, jointly and severally, to pay to __________________(2) ("PAYEE") or its registered assigns the principal amount of _________________(3) ($[___________________________________ (1)]). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

               Each Domestic Borrower also promises, jointly and severally, to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 6, 2002 by and among Company, the other Domestic Borrowers, Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"), Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined).

               This Note is one of Domestic Borrowers' "Term Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

--------
(1) Insert amount of Lender's Term Loan in numbers.

(2) Insert Lender's name in capital letters.

(3) Insert amount of Lender's Term Loan in words.


                                   Exh. IV-1

               All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Domestic Borrowers and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Domestic Borrowers hereunder with respect to payments of principal of or interest on this Note.

               Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

               This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Domestic Borrowers as provided in the Credit Agreement.

               THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF DOMESTIC BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

               The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

               This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

               No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Domestic Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

               Each Domestic Borrower promises, jointly and severally, to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Domestic Borrowers and any endorsers of this


                                   Exh. IV-2

Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank.]


                                   Exh. IV-3

               IN WITNESS WHEREOF, Domestic Borrowers have caused this Note to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of the date and at the place first written above.

                                            SYBRON DENTAL MANAGEMENT, INC.
                                            KERR CORPORATION
                                            ORMCO CORPORATION
                                            PINNACLE PRODUCTS, INC.

                                            By:
                                                --------------------------
                                                Name: Stephen J. Tomassi
                                                Title: Authorized Representative


                                   Exh. IV-4

                                    EXHIBIT V

                            [FORM OF] REVOLVING NOTE

                         SYBRON DENTAL MANAGEMENT, INC.

$_____________________(1)                                     New York, New York
                                                                    June 6, 2002

               FOR VALUE RECEIVED, each of Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), promises, jointly and severally, to pay to ___________________(2) ("PAYEE") or its registered assigns, the lesser of (x) ______________________(3) ($[____________________ (1)]) and (y) the unpaid principal amount of all advances made by Payee to Domestic Borrowers as Revolving Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

               Each Domestic Borrower also promises, jointly and severally, to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 6, 2002 by and among Company, the other Domestic Borrowers, Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWERS"), Sybron Dental Specialties, Inc., a Delaware corporation, ("Holdings"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined).

               This Note is one of Domestic Borrowers' "Revolving Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.


--------
(1) Insert amount of Lender's Revolving Loan Commitment in numbers.

(2) Insert Lender's name in capital letters.

(3) Insert amount of Lender's Offshore Loan Commitment in words.


                                    Exh. V-1

               All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Domestic Borrowers and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Domestic Borrowers hereunder with respect to payments of principal of or interest on this Note.

               Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

               This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Domestic Borrowers as provided in the Credit Agreement.

               THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF DOMESTIC BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

               The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

               This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

               No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Domestic Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

               Each Domestic Borrower promises, jointly and severally, to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Domestic Borrowers and any endorsers of this


                                    Exh. V-2

Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank.]

                                    Exh. V-3

               IN WITNESS WHEREOF, Domestic Borrowers have caused this Note to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of the date and at the place first written above.

                                            SYBRON DENTAL MANAGEMENT, INC.
                                            KERR CORPORATION
                                            ORMCO CORPORATION
                                            PINNACLE PRODUCTS, INC.

                                            By:
                                                --------------------------
                                                Name: Stephen J. Tomassi
                                                Title: Authorized Representative


                                    Exh. V-4

                                  TRANSACTIONS

                                       ON

                                 REVOLVING NOTE

                                                                 Outstanding
                Type of        Amount of        Amount of         Principal
               Loan Made       Loan Made      Principal Paid       Balance       Notation
    Date       This Date       This Date        This Date         This Date       Made By
    ----       ----------    -------------   ---------------   ---------------    -------


                                    Exh. V-5

                                   EXHIBIT VI

                             [FORM OF] OFFSHORE NOTE

                              HAWE NEOS HOLDING SA

$_____________________(1)                                     New York, New York
                                                                    June 6, 2002

               FOR VALUE RECEIVED, Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"), promises to pay to ________________(2) ("PAYEE") or its registered assigns, the lesser of (x) the greater of (A) _______________________(3) ($[____________________(1)]) and (B)
the Euro Equivalent at any time of
_______________________(3)($[____________________ (1)]) and (y) the unpaid principal amount of all advances made by Payee to Offshore Borrower as Offshore Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates, in the amounts and in the currencies specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

               Offshore Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 6, 2002 by and among Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation, Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation, ("PINNACLE"), Offshore Borrower, Sybron Dental Specialties, Inc., a Delaware corporation, ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined).

               This Note is one of Offshore Borrower's "Offshore Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Offshore Loans evidenced hereby were made and are to be repaid.


--------
(1) Insert amount of Lender's Term Loan in numbers.

(2) Insert Lender's name in capital letters.

(3) Insert amount of Lender's Term Loan in words.


                                   Exh. VI-1

               All payments of principal and interest in respect of this Note shall be made in the currency provided for in connection with such payment in the Credit Agreement in same day funds at the applicable Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Offshore Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Offshore Borrower hereunder with respect to payments of principal of or interest on this Note.

               Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

               This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Offshore Borrower as provided in the Credit Agreement.

               THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF OFFSHORE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

               The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

               This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

               No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Offshore Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

               Offshore Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note, without being restricted to the principal amount of this Note. Offshore


                                   Exh. VI-2

Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

               If, for the purposes of obtaining a judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), Offshore Borrower hereby agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

               The obligations of Offshore Borrower in respect of any sum due from it to Administrative Agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Administrative Agent or Lender of any sum adjudged to be so due in such Other Currency such Administrative Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due Administrative Agent or Lender in the Original Currency, Offshore Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Administrative Agent or Lender in the Original Currency, such Administrative Agent or Lender shall remit such excess to Offshore Borrower.

                  [Remainder of page intentionally left blank.]


                                   Exh. VI-3

               IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of the date and at the place first written above.

                                            HAWE NEOS HOLDING SA

                                            By:
                                                --------------------------
                                                Name: Stephen J. Tomassi
                                                Title: Authorized Representative


                                   Exh. VI-4

                                  TRANSACTIONS

                                       ON

                                  OFFSHORE NOTE

                                                                 Outstanding
                Type of        Amount of        Amount of         Principal
               Loan Made       Loan Made      Principal Paid       Balance       Notation
    Date       This Date       This Date        This Date         This Date       Made By
    ----      -----------     -----------    ---------------   ---------------    -------
                              (E) or ($)        (E) or ($)       (E) or ($)


                                   Exh. VI-5

                                   EXHIBIT VII

                            [FORM OF] SWING LINE NOTE

                         SYBRON DENTAL MANAGEMENT, INC.

$___________(1)                                               New York, New York
                                                                    June 6, 2002

               FOR VALUE RECEIVED, each of Sybron Dental Management, Inc., ("COMPANY"), a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), promises, jointly and severally, to pay to ________________________ ("PAYEE") or its registered assigns, the lesser of
(x) _______________________(2)($[________________________(1)]) and (y) the
unpaid principal amount of all advances made by Payee to Domestic Borrowers as Swing Line Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

               Each Domestic Borrower also promises, jointly and severally, to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 6, 2002 by and among Company, the other Domestic Borrowers, Hawe Neos Holding SA, a corporation organized under the laws of Switzerland, ("OFFSHORE BORROWER"), Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined).

               This Note is Domestic Borrowers' "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.


--------
(1) Insert amount of Swing Line Lender's Swing Line Commitment in numbers.

(2) Insert amount of Swing Line Lender's Swing Line Commitment in words.


                                   Exh. VI1-1

               All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

               Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

               This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Domestic Borrowers as provided in the Credit Agreement.

               THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF DOMESTIC BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

               The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

               This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

               No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Domestic Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

               Each Domestic Borrower promises, jointly and severally, to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Domestic Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                                   Exh. VII-2

               IN WITNESS WHEREOF, Domestic Borrowers have caused this Note to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of the date and at the place first written above.

                                            SYBRON DENTAL MANAGEMENT, INC.
                                            KERR CORPORATION
                                            ORMCO CORPORATION
                                            PINNACLE PRODUCTS, INC.

                                            By:
                                                --------------------------
                                                Name: Stephen J. Tomassi
                                                Title: Authorized Representative


                                   Exh. VII-3

                                  TRANSACTIONS

                                       ON

                                 SWING LINE NOTE

                                                                 Outstanding
                        Amount of             Amount of           Principal
                        Loan Made          Principal Paid          Balance           Notation
      Date              This Date             This Date           This Date           Made By
      ----            -------------        ---------------     ---------------        -------


                                   Exh. VII-4

                                  EXHIBIT VIII

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

               (1) I am the duly elected [**Treasurer**] of Sybron Dental Management, Inc., a Delaware corporation ("COMPANY");

                (2) I have reviewed the terms of that certain Credit Agreement dated as of June 6, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the ("BORROWERS"), Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements; and

               (3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

               [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Loan Party has taken, is taking, or proposes to take with respect to each such condition or event:


                                  Exh. VIII-1

               The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____ , 2002 pursuant to subsection 6.1(iv) of the Credit Agreement.

                                               SYBRON DENTAL MANAGEMENT, INC.


                                               By:
                                                   --------------------------
                                                   Name:
                                                        ---------------------
                                                   Title:


                                  Exh. VIII-2

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE

               This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________ ,____ and pertains to the period from ____________, ____ to ____________, ____ . Subsection references herein relate to subsections of the Credit Agreement.

A.      INDEBTEDNESS

[Attach calculations showing compliance with subsections 7.1(iii), (iv), (v),
(vi), (vii) and (x)]

B.      LIENS

[Attach calculations showing compliance with subsection 7.2A(vi)]



C.      INVESTMENTS

[Attach calculations showing compliance with subsections 7.3(ii), (vii), (viii),
(x) and (xiii).]

D.      CONTINGENT OBLIGATIONS

[Attach calculations showing compliance with subsections 7.4(vi) and (ix).]

E.      RESTRICTED JUNIOR PAYMENTS

[Attach calculations showing compliance with subsections 7.5(ii) and (iv)]



F.      MINIMUM FIXED CHARGE COVERAGE RATIO

[Attach calculations showing compliance with subsection 7.6A]



G.      MAXIMUM LEVERAGE RATIO

[Attach calculations showing compliance with subsection 7.6B]



H.      MINIMUM CONSOLIDATED NET WORTH

[Attach calculations showing compliance with subsection 7.6C]



I.      FUNDAMENTAL CHANGES; ASSET SALES

[Attach calculations showing compliance with subsection 7.7(vii)]


                                  Exh. VIII-3

L.      CONSOLIDATED CAPITAL EXPENDITURES

[Attach calculations showing compliance with subsection 7.8]


                                  Exh. VIII-4

                                   EXHIBIT IX

                       FORM OF OPINION OF COMPANY COUNSEL

                                 [SEE ATTACHED]


                                   Exh. IX-1

                                    EXHIBIT X

                         [FORM OF] ASSIGNMENT AGREEMENT

               This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein are being used herein as therein defined).

               IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

               SECTION 1.    Assignment and Assumption.

               (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, for an agreed consideration, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and/or outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

               (b) Payment of the consideration for the assignment described above by Assignee shall be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

               (c) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee


                                    Exh. X-1
in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(c) is expressly made for the benefit of Borrowers, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

               (d) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Term Loans and the Pro Rata Share corresponding to the Assigned Share as set forth in
Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Revolving Loans or Offshore Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and
(B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

               SECTION 2.    Certain Representations, Warranties and Agreements.

               (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim and that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Term Loans and the Pro Rata Share corresponding to the Assigned Share.

               (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Holdings or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Holdings, its Subsidiaries, or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

               (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of and/or purchasing and owning loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act


                                    Exh. X-2
or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 11.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

               (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Holdings and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

               (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

               SECTION 3.    Miscellaneous.

               (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

               (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

               (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be given as set forth in subsection 11.10 of the Credit Agreement. The notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 11.10 of the Credit Agreement.

               (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the


                                    Exh. X-3
remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

               (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee and delivery thereof to Administrative Agent, (ii) the execution of a counterpart hereof by Borrowers' Agent and Administrative Agent as evidence of their consent hereto to the extent required under subsection 11.1B(i) of the Credit Agreement,
(iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 11.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii) of the Credit Agreement, and (v) the execution of a counterpart hereof by Administrative Agent as evidence of its consent hereof in accordance with subsection 11.1B(ii) of the Credit Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date.


                                    Exh. X-4

                                SCHEDULE OF TERMS

1. Borrowers: Sybron Dental Management, Inc., Kerr Corporation, Ormco Corporation, Pinnacle Products, Inc. and Hawe Neos Holding SA

2. Name and Date of Credit Agreement: Credit Agreement dated as of June 6, 2002 by and among Sybron Dental Management, Inc., Kerr Corporation, Ormco Corporation, Pinnacle Products, Inc., Hawe Neos Holding SA, Sybron Dental Specialties, Inc., the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent, Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents, and Credit Suisse First Boston, as administrative agent for Lenders, sole lead arranger and book running manager.

3.      Amounts:

                                                Re:  Term       Re:       Re:         Re: Swing
                                                  Loans      Revolving    Offshore    Line Loans
                                                               Loans        Loans
       (a)  Aggregate Commitments of all        $           $             $           $
            Lenders:                            --------    --------      --------    --------

       (b)  Assigned Share/Pro Rata Share:             %           %           %             %
                                                  -----       -----       -----         -----
       (c)  Amount of Assigned Share of         $           $             $           $
            Commitments:                         --------    --------      --------    --------

       (d)  Amount of Assigned Share of Term    $           $             $           $
                                                 --------    --------      --------    --------
            Loans:

4.      Settlement Date: ______________, 20__

5.      Payment Instructions:
        ASSIGNOR:                                       ASSIGNEE:

        ------------------------                        ------------------------

        ------------------------                        ------------------------

        ------------------------                        ------------------------
        Attention:                                      Attention:
                  --------------                                  --------------
        Reference:                                      Reference:
                  --------------                                  --------------
6.      Notice Addresses:

        ASSIGNOR:                                       ASSIGNEE:

        ------------------------                        ------------------------

        ------------------------                        ------------------------

        ------------------------                        ------------------------

        ------------------------                        ------------------------


                                    Exh. X-5

7.      Signatures:


[NAME OF ASSIGNOR],                                 [NAME OF ASSIGNEE],
as Assignor                                         as Assignee

By:                                                 By:
   -----------------------                             -----------------------
    Name:                                               Name:
    Title:                                              Title:

Consented to by:                                    Consented to by:


SYBRON DENTAL MANAGEMENT, INC.                      CREDIT SUISSE FIRST BOSTON,
                                                    as Administrative Agent

By:                                                 By:
   -----------------------                             -----------------------
    Name:                                               Name:
    Title:                                              Title:

                                                    By:
                                                       -----------------------
                                                        Name:
                                                        Title:


                                    Exh. X-6

                                   EXHIBIT XI

                    [FORM OF] FINANCIAL CONDITION CERTIFICATE

               This FINANCIAL CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of June 6, 2002 (the "CREDIT AGREEMENT") by and among Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are each individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), Sybron Dental Specialties, Inc., a Delaware corporation, ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

               A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting chief financial officer of Holdings. In such capacity I am a senior financial officer of Holdings and I have participated actively in the management of its financial affairs and am familiar with its financial statements and those of Company and its other Subsidiaries. I have, together with other officers of Holdings, acted on behalf of Holdings in connection with the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

               B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Holdings for the purpose of discussing the meaning of its contents.

               C. In connection with preparing for the consummation of the transactions and financings contemplated by the Credit Agreement (the "PROPOSED TRANSACTIONS"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Holdings and its Subsidiaries for the fiscal years of Holdings ending September 30, 2002 through September 30, 2009, inclusive (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Statements, attached hereto as Exhibit A, give effect to the consummation of the Proposed Transactions and assume that the debt obligations of Borrowers will be paid from the cash flow generated by the operations of Holdings and its Subsidiaries and other cash resources. The Projected Financial Statements were prepared on the basis of information available at June 6, 2002. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect, other than with respect to matters pertaining to Holdings' transition from LIFO to FIFO that will result in an after tax charge against Holdings' retained earnings in an amount not to exceed


                                   Exh. XI-1

$10,700,000 and the establishment of a restructuring reserve in the third Fiscal Quarter of Fiscal Year 2002 in an amount equal to approximately [$_____________]. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, (iii) any potential changes in income tax laws or (iv) any Permitted Acquisitions that may occur after the Closing Date and the resultant restructuring charges.

               D. I have also participated in the preparation of, and I have reviewed, a pro forma summary balance sheet of Holdings and its Subsidiaries (the "FAIR VALUE SUMMARY BALANCE SHEET") as of April 30, 2002, being the date for which such information is available which is closest to the expected Closing Date, giving effect to the Proposed Transactions. The Fair Value Summary Balance Sheet is attached hereto as Exhibit B and has been prepared as described in paragraphs F and G below and not in accordance with GAAP.

               E. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Holdings and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Holdings and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

               F. The Fair Value Summary Balance Sheet has been prepared in a manner which I believe reflects a conservative estimate of the fair value of the assets of Holdings on a consolidated basis and the probable liability on all their debts, contingent or otherwise. The specific methodology used by management for valuing Holdings and its Subsidiaries is set forth in paragraph G below.

               G. For purposes of constructing the Fair Value Summary Balance Sheet, I have utilized the following procedures:

               With respect to the asset values reflected in the Fair Value Summary Balance Sheet, I have included the net working capital of Holdings and its Subsidiaries, calculated as the difference between the current assets and current liabilities reported on their April 30, 2002 financial statements, and I have relied on the capitalization of earnings methodology -- whereby earnings before interest, taxes, depreciation and amortization (EBITDA) are capitalized at a specified EBITDA multiple -- to arrive at the estimated fair value of the long-term assets of Holdings and each of its Subsidiaries. For these purposes I have utilized an EBITDA multiplier of ____, which reflects a conservative estimate of the EBITDA multiplier reflected in stock market prices for companies whose lines of business are similar to those of Holdings and its Subsidiaries.


                                   Exh. XI-2

               With respect to liabilities reflected in the Fair Value Summary Balance Sheet, I have included long-term liabilities reported by Holdings and its Subsidiaries in its April 30, 2002 financial statements and debts to be incurred or assumed by Holdings and each of its Subsidiaries under the Credit Agreement and the Proposed Transactions. In addition, with respect to contingent liabilities (such as litigation, guaranties and pension plan liabilities), I have consulted with legal, financial and other personnel of Holdings and each of its Subsidiaries and have reflected as liabilities our best judgment as to the maximum exposure that can reasonably be expected to result therefrom in light of all the facts and circumstances existing at this time, recognizing that any such estimation is inherently subject to uncertainties.

               Based on the foregoing, I have reached the following conclusions:

               1. None of Holdings and its Subsidiaries is now, nor will the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions render any of Holdings and its Subsidiaries "insolvent" as defined in this paragraph 1, except for Ormco de Mexico, S.A. de C.V. which is currently insolvent due to intercompany indebtedness owed to [__________] in the aggregate principal amount of [$____________]. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the Fair Value Summary Balance Sheet. Valuation of Holdings and its Subsidiaries on the basis thereof would reflect the net value of Holdings and its Subsidiaries as $__________ representing the difference between asset values of $__________ and liabilities of $__________.

               2. By the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions, none of Holdings and its Subsidiaries will incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Holdings and its Subsidiaries will have positive cash flow after paying all of its scheduled anticipated indebtedness (including scheduled payments under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other permitted indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings) will be sufficient to provide cash necessary to repay the Loans and other Obligations under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures.

               3. The incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Holdings and its Subsidiaries with property remaining in its hands constituting "unreasonably small capital."; provided, that Ormco de Mexico, S.A. de C.V. is currently insolvent due to intercompany indebtedness owed to [__________] in the aggregate principal amount of [$____________]. In reaching this conclusion, I understand that "unreasonably small capital"


                                   Exh. XI-3
depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Holdings and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

               4. To the best of my knowledge, Holdings and its Subsidiaries has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

               I understand that Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Borrower pursuant to the Credit Agreement.

               I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this ____ day of June, 2002.

                                               SYBRON DENTAL SPECIALTIES, INC.


                                               By:
                                                   --------------------------
                                                   Name:
                                                   Title:


                                   Exh. XI-4

                                  EXHIBIT XII-A

                          [FORM OF] BORROWERS' GUARANTY

               This BORROWERS' GUARANTY is entered into as of June 6, 2002 by the undersigned (each a "GUARANTOR", collectively referred to herein as the "GUARANTORS") in favor of and for the benefit of Credit Suisse First Boston, as agent for and representative of (in such capacity herein called "GUARANTIED PARTY"), the financial institutions ("LENDERS") party to the Credit Agreement referred to below, any Hedge Agreement Counterparties (as hereinafter defined), and for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS.

               A. Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO"), and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "Domestic Borrowers"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"), and Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS") have entered into that certain Credit Agreement, dated as of June 6, 2002 with the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), Guarantied Party and Credit Suisse First Boston as sole lead arranger and book running manager (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein are being used herein as therein defined).

               B. Company and other Loan Parties may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements (as such term is defined in the Security Agreement) with one or more Hedge Agreement Counterparties (as such term is defined in the Security Agreement), and it is desired that the Hedge Agreement Obligations of Company and any other Loan Party under the Secured Hedge Agreements, together with all obligations of Company and the other Subsidiaries of Holdings under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

               C. Guarantied Party, Lenders and each Hedge Agreement Counterparty for which Guarantied Party has received the notice required by
Section 18 hereof are sometimes referred to herein as "BENEFICIARIES".

               D. A portion of the proceeds of the Loans may be advanced to other Guarantors that are Subsidiaries of Holdings, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).


                                  Exh. XII-A-1

               E. It is a condition precedent to the making of the initial Loans under the Credit Agreement that each Domestic Borrower guaranty the obligations of Offshore Borrower and each other Domestic Borrower (Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS") thereunder be guarantied by Guarantors.

               F. Each Guarantor is willing irrevocably and unconditionally to guaranty the obligations of each other Borrower and the other Loan Parties.

               NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Hedge Agreement Counterparties to enter into Secured Hedge Agreements, Guarantors hereby agree as follows:

               1. GUARANTY. (a) In order to induce Lenders to extend credit to Borrowers pursuant to the Credit Agreement and the entry by Hedge Agreement Counterparties into Secured Hedge Agreements, each Guarantor irrevocably and unconditionally guarantees, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) of each other Borrower and each other Loan Party when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) or any other Insolvency Laws, as the case may be). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all Obligations of each Borrower and all obligations of each Borrower and each other Loan Party under the Secured Hedge Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Secured Hedge Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of such Borrowers and other Loan Parties or from time to time renew them after they have been satisfied.

               Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

               Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Loan Party (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve any Borrower or any other Loan Party of any portion of such Guarantied Obligations.


                                  Exh. XII-A-2

               In the event that all or any portion of the Guarantied Obligations is paid by any Borrower or any other Loan Party, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

               Subject to the other provisions of this Section 1, upon the failure of any Borrower or any other Loan Party to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

               (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to any Borrower or other affiliates of any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

               (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

               2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a


                                  Exh. XII-A-3
guaranty of payment when due and performance and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Secured Hedge Agreement notwithstanding the existence of any dispute between any Borrower or any other Loan Party and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrowers or any other Loan Party under the Loan Documents or the Secured Hedge Agreements and the obligations of any other guarantor and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against any Borrower, any other Loan Party or any of such other guarantors and whether or not any Borrower or any other Loan Party is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code
Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

               3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Secured Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Secured Hedge Agreements.

               4. NO DISCHARGE. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of


                                  Exh. XII-A-4
the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Secured Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which any Borrower or other Loan Party may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

               5. WAIVERS. Each Guarantor waives, for the benefit of
Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to
(i) proceed against any other Borrower or any other Loan Party, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from any other Borrower or any other Loan Party, any other guarantor of the Guarantied Obligations or any other Person,
(iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any other Borrower or any other Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower or any other Loan Party including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Borrower or any other Loan Party from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Secured Hedge Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any


                                  Exh. XII-A-5
agreement related thereto, notices of any extension of credit to any other Borrower or any other Loan Party and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

               As used in this paragraph, any reference to "the principal" includes any Borrower or the other Loan Parties, and any reference to "the creditor" includes Guarantied Party and each other Beneficiary. In accordance with Section 2856 of the California Civil Code (a) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation any and all rights or defenses such Guarantor or any other guarantor of the Guarantied Obligations may have because the Guarantied Obligations are secured by real property. This means, among other things: (1) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Guarantied Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from such Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses such Guarantor may have because the Guarantied Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

               6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any other Borrower or any other Loan Party or any of such Borrower's or Loan Party's assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any other Borrower or any other Loan Party, (b) any right to enforce, or to participate in, any claim, right or remedy that any


                                  Exh. XII-A-6

Beneficiary now has or may hereafter have against any other Borrower or any other Loan Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any other Borrower or any other Loan Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against any other Borrower or any other Loan Party, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

               Any indebtedness of any other Borrower or any other Loan Party now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of any other Borrower or any other Loan Party to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

               7. EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including reasonable fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.

               8. FINANCIAL CONDITION OF BORROWERS. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of any other Borrower, any other Loan Party or any matter or fact relating to the business, operations or condition of any other Borrower or any other Loan Party. Each Guarantor has adequate means to obtain information from each other Borrower and each other Loan Party on a continuing basis concerning the financial condition of such Borrower or such Loan Party and its ability to perform its obligations under the Loan Documents, the Secured Hedge Agreements and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each other Borrower or Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.


                                  Exh. XII-A-7

               9. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Borrowers as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.

               10. COVENANTS. Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment or any Hedge Agreement Counterparty shall have any obligation under any Secured Hedge Agreement, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Holdings or any Borrower is to cause a Guarantor and such Subsidiaries to perform or observe.

               11. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without prior notice (any such prior notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty, so long as such Guarantor receives reasonable notice after such set off or appropriation.

               12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or other disposition not prohibited by the Credit Agreement or otherwise consented to by each Lender, such Guarantor or such successor in interest, as the case may be, may request Guarantied Party to execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty as provided in subsection 11.16 of the Credit Agreement.

               13. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               14. JUDGMENT CURRENCY.

               Each payment to be made by any Guarantor hereunder shall be payable in the currency or currencies in which such obligations are denominated without set-off or counterclaim. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the


                                  Exh. XII-A-8

Guarantied Party or a Beneficiary could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

               The obligations of each Guarantor in respect of any sum due from it to the Guarantied Party or Beneficiary hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Guarantied Party or Beneficiary of any sum adjudged to be so due in such Other Currency such Guarantied Party or Beneficiary may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due to such Guarantied Party or Beneficiary in the Original Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Guarantied Party or Beneficiary against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Guarantied Party or Beneficiary in the Original Currency, such Guarantied Party or Beneficiary shall remit such excess to such Guarantor.

               15. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or any Borrower or any other Loan Party or the officers, directors or any agents acting or purporting to act on behalf of any of them.

               The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents, Secured Hedge Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between any Borrower or any other Loan Party and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

               In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.


                                  Exh. XII-A-9

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

               EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party each (i) acknowledges that this waiver is a material inducement for such Guarantor and Guarantied Party to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

               16. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.


                                 Exh. XII-A-10

               17. GUARANTIED PARTY AS AGENT.

                      (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

                      (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring Guarantied Party's resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

               18. NOTICE OF SECURED HEDGE AGREEMENTS. Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Hedge Agreement Counterparty (other than any Existing Hedge Counterparty (as defined in the Security Agreement)) until it shall have received written notice in form and substance satisfactory to Guarantied Party from Borrowers' Agent, a Guarantor or such Hedge Agreement Counterparty as to the existence and terms of the applicable Secured Hedge Agreement.

                  [Remainder of page intentionally left blank.]


                                 Exh. XII-A-11

               IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers or authorized representatives thereunto duly authorized as of the date first written above.

BORROWERS:                         SYBRON DENTAL MANAGEMENT, INC.
                                   KERR CORPORATION
                                   ORMCO CORPORATION
                                   PINNACLE PRODUCTS, INC.

                                   By:
                                       --------------------------
                                       Name: Stephen J. Tomassi
                                       Title: Authorized Representative


                                   Address: c/o Sybron Dental Specialties, Inc. 1717 W. Collins Avenue
                                             Orange, CA 92867
                                             Attention:  General Counsel
                                             Telecopy:  (714) 516-7696


GUARANTIED PARTY:                  CREDIT SUISSE FIRST BOSTON

                                   By:
                                       ---------------------------
                                       Name: Joseph Adipietro
                                       Title: Director


                                   By:
                                       ---------------------------
                                       Name:
                                       Title:

                                   Address: 11 Madison Avenue, 10th Floor
                                            New York, New York 10010
                                            Attention: Agency Department
                                            Manager
                                            Telecopy:  (212) 325-8304


                                 Exh. XII-A-12

                                  EXHIBIT XII-B

                          [FORM OF] SUBSIDIARY GUARANTY

               This SUBSIDIARY GUARANTY is entered into as of June 6, 2002 by the undersigned (each a "GUARANTOR", and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the "GUARANTORS") in favor of and for the benefit of Credit Suisse First Boston, as agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below, any Hedge Agreement Counterparties (as hereinafter defined), and for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS.

               A. Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO"), and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "Domestic Borrowers"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), and Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS") have entered into that certain Credit Agreement, dated as of June 6, 2002 with the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), Guarantied Party and Credit Suisse First Boston as sole lead arranger and book running manager (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein are being used herein as therein defined).

               B. Company and other Loan Parties may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements (as such term is defined in the Security Agreement) with one or more Hedge Agreement Counterparties (as such term is defined in the Security Agreement), and it is desired that the Hedge Agreement Obligations of Company and any other Loan Party under the Secured Hedge Agreements, together with all obligations of Company and the other Subsidiaries of Holdings under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

               C. Guarantied Party, Lenders and each Hedge Agreement Counterparty for which Guarantied Party has received the notice required by
Section 19 hereof are sometimes referred to herein as "BENEFICIARIES".


                                  Exh. XII-B-1

               D. A portion of the proceeds of the Loans may be advanced to other Guarantors that are Subsidiaries of Holdings, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

               E. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Borrowers' obligations thereunder be guarantied by Guarantors.

               F. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrowers and the other Loan Parties.

               NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Hedge Agreement Counterparties to enter into Secured Hedge Agreements, Guarantors hereby agree as follows:

               1. GUARANTY. (a) In order to induce Lenders to extend credit to Borrowers pursuant to the Credit Agreement and the entry by Hedge Agreement Counterparties into the Secured Hedge Agreements, Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) or any other Insolvency Laws, as the case may be). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all Obligations of Borrowers and all obligations of each Loan Party under the Secured Hedge Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Secured Hedge Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of such Borrowers or from time to time renew them after they have been satisfied.

               Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

               Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Loan Party (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without


                                  Exh. XII-B-2
regard to any rule of law or order that may relieve any Borrower or any other Loan Party of any portion of such Guarantied Obligations.

               In the event that all or any portion of the Guarantied Obligations is paid by any Borrower or any other Loan Party, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

               Subject to the other provisions of this Section 1, upon the failure of any Borrower or any other Loan Party to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

               (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to any Borrower or other affiliates of any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

               (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

               2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be


                                  Exh. XII-B-3
affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and performance and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Secured Hedge Agreement notwithstanding the existence of any dispute between any Borrower or any other Loan Party and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrowers or any other Loan Party under the Loan Documents or the Secured Hedge Agreements and the obligations of any other guarantor and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against any Borrower, any other Loan Party or any of such other guarantors and whether or not any Borrower or any other Loan Party is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

               3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Secured Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Secured Hedge Agreements.

               4. NO DISCHARGE. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without


                                  Exh. XII-B-4
limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Secured Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations,
(c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which any Borrower or other Loan Party may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

               5. WAIVERS. Each Guarantor waives, for the benefit of
Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to
(i) proceed against any Borrower, any other Loan Party, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any other Loan Party, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Borrower, any other Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Loan Party including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Loan Party from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of


                                  Exh. XII-B-5
default under the Credit Agreement, notices of default or early termination under any Secured Hedge Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to any Borrower or any other Loan Party and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

               As used in this paragraph, any reference to "the principal" includes any Borrower or other Loan Party, and any reference to "the creditor" includes Guarantied Party and each other Beneficiary. In accordance with Section 2856 of the California Civil Code (a) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation any and all rights or defenses such Guarantor or any other guarantor of the Guarantied Obligations may have because the Guarantied Obligations are secured by real property. This means, among other things: (1) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Guarantied Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from such Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses such Guarantor may have because the Guarantied Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

               6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Loan Party or any of such Borrower's or such Loan Party's assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and


                                  Exh. XII-B-6
including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower or any other Loan Party, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower or any other Loan Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower, any other Loan Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against any Borrower or any other Loan Party, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

               Any indebtedness of any Borrower or any other Loan Party now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of any Borrower or any other Loan Party to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

               7. EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including reasonable fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.

               8. FINANCIAL CONDITION OF BORROWERS. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of any Borrower, any other Loan Party or any matter or fact relating to the business, operations or condition of any Borrower or any other Loan Party. Each Guarantor has adequate means to obtain information from each Borrower and each other Loan Party on a continuing basis concerning the financial condition of such Borrower and such other Loan Party and its ability to perform its obligations under the Loan Documents and the Secured Hedge Agreements


                                  Exh. XII-B-7
and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and each other Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

               9. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Borrowers as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.

               10. COVENANTS. Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment or any Hedge Agreement Counterparty shall have any obligation under any Secured Hedge Agreement, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Holdings or any Borrower is to cause a Guarantor and such Subsidiaries to perform or observe.

               11. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without prior notice (any such prior notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty, so long as such Guarantor receives reasonable notice after such set off or appropriation.

               12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or other disposition not prohibited by the Credit Agreement or otherwise consented to by Requisite Lenders, such Guarantor or such successor in interest, as the case may be, may request Guarantied Party to execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty as provided in subsection 11.16 of the Credit Agreement.

               13. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               14. JUDGMENT CURRENCY.

Each payment to be made by any Guarantor hereunder shall be payable in the currency or currencies in which such obligations are denominated without set-off or


                                  Exh. XII-B-8
counterclaim. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Guarantied Party or a Beneficiary could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

               The obligations of each Guarantor in respect of any sum due from it to the Guarantied Party or Beneficiary hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Guarantied Party or Beneficiary of any sum adjudged to be so due in such Other Currency such Guarantied Party or Beneficiary may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due to such Guarantied Party or Beneficiary in the Original Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Guarantied Party or Beneficiary against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Guarantied Party or Beneficiary in the Original Currency, such Guarantied Party or Beneficiary shall remit such excess to such Guarantor.

               15. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or any Borrower or any other Loan Party or the officers, directors or any agents acting or purporting to act on behalf of any of them.

               The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents, Secured Hedge Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between any Borrower or any other Loan Party and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

               In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                                  Exh. XII-B-9

               This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

               EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party each (i) acknowledges that this waiver is a material inducement for such Guarantor and Guarantied Party to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

               16. ADDITIONAL GUARANTORS. The initial Guarantor(s) hereunder shall be such of the Subsidiaries of Holdings as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Holdings may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional


                                 Exh. XII-B-10

Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Holdings to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

               17. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.

               18. GUARANTIED PARTY AS AGENT.

                      (c) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

                      (d) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring Guarantied Party's resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.


                                 Exh. XII-B-11

               19. NOTICE OF SECURED HEDGE AGREEMENTS. Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Hedge Agreement Counterparty (other than any Existing Hedge Counterparty (as defined in the Security Agreement)) until it shall have received written notice in form and substance satisfactory to Guarantied Party from Borrowers' Agent, a Guarantor or such Hedge Agreement Counterparty as to the existence and terms of the applicable SECURED HEDGE AGREEMENT.

                  [Remainder of page intentionally left blank.]


                                 Exh. XII-B-12

               IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers or authorized representative thereunto duly authorized as of the date first written above.

SUBSIDIARY
GUARANTORS:                        ALLESEE ORTHODONTIC APPLIANCES, INC.
                                   LRS ACQUISITION CORP.
                                   METREX RESEARCH CORPORATION
                                   SYBRON CANADA HOLDINGS, INC.


                                   By:
                                       ---------------------------
                                       Name:  Stephen J. Tomassi
                                       Title: Authorized Representative

                                   Address: c/o Sybron Dental Specialties, Inc. 1717 W. Collins Avenue
                                             Orange, CA 92867
                                             Attention:  General Counsel
                                             Telecopy:  (714) 516-7696


GUARANTIED PARTY:                    CREDIT SUISSE FIRST BOSTON

                                   By:
                                       ---------------------------
                                       Name:  Joseph Adipietro
                                       Title: Director


                                   By:
                                       ---------------------------
                                       Name:
                                       Title:

                                   Address: 11 Madison Avenue, 10th Floor
                                            New York, New York 10010
                                            Attention: Agency Department
                                            Manager
                                            Telecopy:  (212) 325-8304


                                 Exh. XII-B-13

                                    EXHIBIT A

                 [FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS]

            This COUNTERPART (this "COUNTERPART"), dated ___________ , 20__ , is delivered pursuant to Section 15 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of June 6, 2002 (as it may be from time to time amended, modified or supplemented, the "GUARANTY"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Credit Suisse First Boston, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.

            IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of _____________, 20__.

                                            [NAME OF ADDITIONAL GUARANTOR]

                                            By:
                                                ---------------------------
                                            [Title:                        ]
                                                   ------------------------
                                               Address:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------


                                 Exh. XII-B-14

                                  EXHIBIT XIII

                          [FORM OF] SECURITY AGREEMENT

               This SECURITY AGREEMENT (this "AGREEMENT") is dated as of June 6, 2002 and entered into by and among Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO") and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle being a "DOMESTIC BORROWER" and collectively, "DOMESTIC BORROWERS"), each of the other undersigned direct and indirect Subsidiaries of Holdings (each of such undersigned Subsidiaries, a "SUBSIDIARY GRANTOR" and collectively, the "SUBSIDIARY GRANTORS") and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 21 hereof (each of Holdings, each Domestic Borrower, each Subsidiary Grantor, and each Additional Grantor being a "GRANTOR" and collectively the "GRANTORS") and Credit Suisse First Boston, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Hedge Agreement Counterparties (as hereinafter defined).

                             PRELIMINARY STATEMENTS

               A. Pursuant to the Credit Agreement dated as of June 6, 2002 (said Credit Agreement, as amended, to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein are being used herein as therein defined), by and among Company, the other Domestic Borrowers, Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower, Company and the other Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), Holdings, the financial institutions that are, from time to time, party thereto (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrowers.

               B. Company and the Persons listed on Exhibit A (each such Person an "EXISTING HEDGE COUNTERPARTY") as of the Closing Date have entered into the Interest Rate Agreements and Currency Agreements listed on Exhibit A (such Interest Rate Agreements and Currency Agreements, collectively, the "EXISTING HEDGE AGREEMENTS") and Company and other Loan Parties may from time to time enter, or may from time to time have entered, into one or more other Interest Rate Agreements (collectively, the "LENDER PARTY INTEREST RATE AGREEMENTS") or Currency Agreements (collectively, the "LENDER PARTY CURRENCY AGREEMENTS"; the Lender Party Currency Agreements together with the Lender Party Interest Rate Agreements are referred to herein as "LENDER PARTY HEDGE AGREEMENTS" and the Lender


                                  Exh. XIII-1

Party Hedge Agreements together with the Existing Hedge Agreements, are referred to herein as "SECURED HEDGE AGREEMENTS") with the one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Party Hedge Agreements are entered into (in such capacity, each such Lender of Affiliate of any Lender individually referred to herein as the "LENDER HEDGE AGREEMENT COUNTERPARTY", each such Lender Hedge Agreement Counterparty and each Existing Hedge Agreement Counterparty is individually referred to herein as a "HEDGE AGREEMENT COUNTERPARTY" and collectively as the "HEDGE AGREEMENT COUNTERPARTIES") in accordance with the terms of the Credit Agreement, and it is desired that such obligations of Company and any other Loan Party under the Secured Hedge Agreements, including without limitation the obligation of Company or such Loan Party to make payments thereunder in the event of early termination thereof (all such obligations being the "HEDGE AGREEMENT OBLIGATIONS"), together with all obligations of Company and the other Loan Parties under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

               C. Domestic Borrowers have executed and delivered that certain Borrowers' Guaranty dated as of the date hereof (said Borrowers' Guaranty, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "BORROWERS' GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Agreement Counterparties, pursuant to which each Borrower has guarantied the prompt payment and performance when due of all obligations of all other Borrowers under the Credit Agreement and all obligations of Loan Parties under the Secured Hedge Agreements, including, without limitation, the obligation of any Borrower or any other Loan Party to make payments thereunder in the event of early termination thereof.

               D. Each Subsidiary Grantor has executed and delivered a guaranty dated the date hereof (such guaranties, as amended, to the date hereof, and as they may hereafter be further amended, restated, supplemented or otherwise modified from time to time, collectively being the "SUBSIDIARY GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Agreement Counterparties, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and all obligations of any Borrower or any other Loan Party under the Secured Hedge Agreements, including without limitation the obligation of any Borrower or any other Loan Party to make payments thereunder in the event of early termination thereof.

               E. Pursuant to the Credit Agreement, Holdings has, among other things, guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and all obligations any Borrower and any other Loan Party under the Secured Hedge Agreements, including, without limitation, the obligation of any Borrower or any other Loan Party to make payments thereunder in the event of early termination thereof, in favor of Secured Party for the benefit of Lenders and any Hedge Agreement Counterparties.

               F. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.


                                  Exh. XIII-2

               NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Hedge Agreement Counterparties to enter into Secured Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

               SECTION 1. GRANT OF SECURITY.

               Each Grantor hereby pledges, transfers and grants the Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

               (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

               (b) all inventory in all of its forms, including but not limited to (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (collectively the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

               (c) all accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations of any kind owned by or owing to such Grantor and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights or other rights and obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

               (d) all deposit accounts, including the restricted deposit account established and maintained by Secured Party pursuant to Section 11 (the "COLLATERAL Account"), together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing ("DEPOSIT ACCOUNTS");

               (e) the "SECURITIES COLLATERAL", which term means:

                      (i) all issued and outstanding shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests


                                  Exh. XIII-3
        in any Person (other than any Subsidiary of such Grantor that is not incorporated or organized under the laws of the United States, any state thereof or the District of Columbia (any such Subsidiary, a "FOREIGN SUBSIDIARY") that is not a first tier Material Foreign Subsidiary), including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, including those owned on the date hereof and described on Schedule 1(e)(i), and the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto (the "PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that if the issuer of any of such Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 957(a) or a successor provision of the Internal Revenue Code) (such Pledged Shares, are referred to herein as "FOREIGN PLEDGED SHARES"), notwithstanding anything herein to the contrary, in no event shall the Secured Party be entitled to realize on, foreclose against or otherwise have recourse to Foreign Pledged Shares (i) that are owned by a controlled foreign corporation, or (ii) in excess of the number of shares or other equity interests of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock or other equity interests entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares in connection with or on account of the satisfaction of any Domestic Obligations and such excess shares or other equity interests shall not be deemed to be Pledged Shares for purposes of the security pledged for the Domestic Obligations; provided, further, however, that there shall be no limitations on the realization, foreclosure against or other recourse of the Secured Party against the Foreign Pledged Stock in connection with or on account of the satisfaction of any Offshore Obligations or any Hedge Agreement Obligations of Offshore Borrower or any Foreign Subsidiary. As used herein, "DOMESTIC OBLIGATIONS" means the Obligations and Hedge Agreement Obligations of Holdings, the Domestic Borrowers and any other Domestic Subsidiary.

                      (ii) all indebtedness from time to time owed to such Grantor by any Person, including the indebtedness described on Schedule 1(e)(ii) and issued by the obligors named therein, and the instruments evidencing such indebtedness (the "PLEDGED DEBT"), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

                      (iii) all other investment property of such Grantor;

               (f) the "INTELLECTUAL PROPERTY COLLATERAL", which term means:


                                  Exh. XIII-4

                      (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (the "TRADEMARK REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL");

                      (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule 1(f)(ii), as the same may be amended pursuant hereto from time to time), all rights corresponding thereto (including, without limitation, the right, exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

                      (iii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by such Grantor (including, without limitation, the works listed on Schedule 1(f)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by such Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule 1(f)(iii), as the same


                                  Exh. XIII-5
        may be amended pursuant hereto from time to time) F (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights;

               (g) all information used or useful or arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

               (h) to the extent not included in any other paragraph of this
Section 1, all general intangibles (including, without limitation, tax refunds, payment intangibles, other rights to payment or performance, choses in action, software and judgments taken on any rights or claims included in the Collateral);

               (i) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

               (j) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

               (k) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes: (i) whatever is acquired upon the sale, lease, license, exchange, or other disposition of Collateral; (ii) whatever is collected on, or distributed on account of, Collateral; (iii) rights arising out of Collateral; (iv) to the extent of the value of the Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral; (v) to the extent of the value of the Collateral, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral (whether or not Secured Party is the loss payee thereof); whatever is receivable or received when Collateral


                                  Exh. XIII-6
or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest pursuant to this Agreement in: (i) the patents and patent applications listed on Schedule B attached hereto (the "EXCLUDED PATENTS"), to the extent but only to the extent that such a grant would result in a in breach of the terms of, or constitute a default under any provision of that certain Technology Transfer Agreement dated as of April 22, 1996, by and between Ormco (as successor by assignment to Tycom Dental Corporation) and John T. McSpadden, as amended as of the Closing Date (other than to the extent that any such provision would be rendered ineffective pursuant to the terms of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of such provisions, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, the Excluded Patents as if such provisions had never been in effect; provided, further, that notwithstanding this clause (i), such Grantor shall have been deemed to have granted a security interest in any proceeds of such Excluded Patents; (ii) any of such Grantor's property that was purchased with Purchase Money Indebtedness permitted to be incurred by such Grantor pursuant to the terms of the Credit Agreement, to the extent, but only to the extent, that such a grant would, result in a breach of the terms of, or constitute a default under any provision of the contract or agreement pursuant to which such Purchase Money Indebtedness was incurred (other than to the extent that any such term would be rendered ineffective pursuant to the terms of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such property as if such provision had never been in effect; provided, further, that notwithstanding anything in this clause (ii), such Grantor shall have been deemed to have granted a security interest in any proceeds of any such property excluded from the Collateral pursuant to this clause (ii); and (iii) the shares of stock owned by Ormco in Lancer Orthodontics, Inc. or the shares of stock owned by Sybron Canada Holdings, Inc. in Sybron Canada Limited Partner Company (the "EXCLUDED EQUITY").

               Each item of Collateral listed in this Section 1 that is defined in Articles 8 or 9 of the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York (the "UCC") shall have the meaning set forth in the UCC, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets, except for assets expressly excluded as set forth above.

               SECTION 2. SECURITY FOR OBLIGATIONS.

               Subject to the limitations on the grant of the security interest with respect to Foreign Pledged Shares set forth above, this Agreement secures, and the Collateral pledged by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any other


                                  Exh. XIII-7

Insolvency Laws, as the case may be), of all Secured Obligations of such Grantor; provided, that in no event shall more than 65% of the voting power of all classes of capital stock or other equity interests entitled to vote of any Material Foreign Subsidiary of any Person be security for or be assigned or pledged on account of any Domestic Obligations. "SECURED OBLIGATIONS" means:

               (a) with respect to any Domestic Borrower, all Obligations under the Credit Agreement and the other Loan Documents and all liabilities of every nature of such Domestic Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement, the other Loan Documents, including, without limitation, the Borrowers' Guaranty, and any Secured Hedge Agreements;

               (b) with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of such Grantors now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty, any other Loan Document and any Secured Hedge Agreements; and

               (c) with respect to Holdings, all obligations and liabilities of every nature of such Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement (including Holdings' guaranty contained therein), any other Loan Document and any Secured Hedge Agreements, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy or the applicable proceeding under such other Insolvency Laws, as the case may be, with respect to Company, any other Borrower or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Company, such other Borrower or such Grantor for such interest in the related bankruptcy proceeding or under any other Insolvency Laws, as the case may be), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or any Hedge Agreement Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

               SECTION 3. GRANTORS REMAIN LIABLE.

               Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of


                                  Exh. XIII-8
any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               SECTION 4. REPRESENTATIONS AND WARRANTIES.

               Each Grantor represents and warrants as follows:

               (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Credit Agreement and for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien other than the Liens to be terminated substantially contemporaneous herewith. Except as expressly permitted by the Credit Agreement and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

               (b) LOCATIONS OF EQUIPMENT AND INVENTORY. All of the Equipment and Inventory is, as of the date hereof, or in the case of an Additional Grantor, the date of the applicable counterpart entered into pursuant to Section 21 (each, a "COUNTERPART") located at the places specified in Schedule 4(b), except for (x) Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations specified in Schedule 4(b), or (ii) to customers of a Grantor; and (y) Equipment and Inventory (i) held by any sales representative, so long as the aggregate value of any such Equipment and Inventory held by such sales representative does not exceed $15,000; or (ii) held in any other location if the aggregate value for all Equipment and Inventory held at such location does not exceed $100,000.

               (c) NEGOTIABLE DOCUMENTS OF TITLE. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

               (d) OFFICE LOCATIONS; TYPE AND JURISDICTION OF ORGANIZATION. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, as of the date hereof, and, except as set forth on Schedule 4(d), have been for the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, located at the locations set forth on Schedule 4(d); such Grantor's type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization and organization number provided by the applicable Government Authority of the jurisdiction of organization are listed on Schedule 4(d).

               (e) NAMES. Each Grantor's exact legal name is set forth on the applicable signature page to this Security Agreement or, in the case of an Additional Grantor, the Counterpart to this Agreement executed by such Additional Grantor. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed or the signature pages hereof, except the names listed in Schedule 4(e) annexed hereto.

               (f) DELIVERY OF CERTAIN COLLATERAL. All certificates or instruments (excluding checks) evidencing, comprising or representing the Collateral (including, without limitation, the


                                  Exh. XIII-9

Securities Collateral) have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank; provided, however, that to the extent any certificates or instruments evidence, compromise or represent the Capital Stock of any Foreign Subsidiary, such certificates or instruments shall only have been delivered to the extent such Foreign Subsidiary is a Material Foreign Subsidiary.

               (g) SECURITIES COLLATERAL. (i) All of the Pledged Shares described on Schedule 1(e)(i) have been duly authorized and validly issued and are fully paid and non-assessable, subject to the personal liability that may be imposed on the shareholders of any Wisconsin corporation by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law; (ii) all of the Pledged Debt described on Schedule 1(e)(ii) has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default; (iii) except as set forth on Schedule 1(e)(i), the Pledged Shares described on Schedule 1(e)(i) constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof (subject to the proviso to Section 1(e)(i) with respect to shares of a foreign controlled corporation), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares; (iv) the Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness and all other indebtedness evidenced by a promissory note with an aggregate principal amount greater than $150,000 of the respective issuers thereof owing to such Grantor; (v) Schedule 1(e)(i) sets forth all of the Pledged Shares owned by each Grantor on the date hereof other than the Excluded Equity; and (vi) Schedule 1(e)(ii) sets forth all of the Pledged Debt with an aggregate principal amount greater than $150,000 in existence on the date hereof.

               (h) INTELLECTUAL PROPERTY COLLATERAL.

                      (i) a true and complete list of all Trademark Registrations (including any recorded Trademark licenses) and Trademark applications owned, held or used by such Grantor, in whole or in part, is set forth in Schedule 1(f)(i);

                      (ii) a true and complete list of all Patents owned, held or used by such Grantor (including any recorded Patent licenses), in whole or in part, is set forth in Schedule 1(f)(ii);

                      (iii) a true and complete list of all Copyright Registrations and applications for Copyright Registrations (including any recorded copyright licenses) held by such Grantor, in whole or in part, is set forth in Schedule 1(f)(iii);

                      (iv) after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the material Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable; and

                      (v) no effective security interest or other Lien covering all or any part of the Intellectual Property Collateral is on file in the United States Patent and Trademark Office or the United States Copyright Office, other than those related to the Existing Credit Agreement which will be terminated substantially contemporaneously herewith.


                                  Exh. XIII-10

               (i) PERFECTION. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Hedge Agreement Counterparties hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 4(i), (ii) in the case of the Securities Collateral consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such certificated securities and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank,
(iii) in the case of the U.S. Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the filing of a Grant of Trademark Security Interest, substantially in the form of Exhibit I, and a Grant of Patent Security Interest, substantially in the form of Exhibit II, with the United States Patent and Trademark Office and the filing of a Grant of Copyright Security Interest, substantially in the form of Exhibit III, with the United States Copyright Office (each such Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest being referred to herein as a "GRANT"), and (iv) in the case of Equipment located in the United States that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, the security interests in the Collateral located in the United States granted to Secured Party for the ratable benefit of the Lenders and any Hedge Agreement Counterparties will constitute perfected security interests therein to the extent perfection may be achieved by the actions described in the foregoing clauses (i) through (iv), prior to all other Liens (except for Permitted Encumbrances and Liens permitted by subsection 7.2A(i), (iii), (iv) and (v) of the Credit Agreement), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken as described in the foregoing clauses (i) through
(iii).

               SECTION 5. FURTHER ASSURANCES.

               (a) GENERALLY. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of Secured Party, mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes with a principal amount greater than $150,000 and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party; provided, that if all such promissory notes exceed $500,000 in the aggregate, each Grantor will deliver and pledge such promissory notes to Secured Party, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to


                                  Exh. XIII-11

Secured Party, (iii) (A) execute and file such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of specified items of Collateral and (C) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) at the request of Secured Party, promptly after the acquisition by such Grantor of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (vi) at the request of Secured Party, within 30 days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby,
(vii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (viii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral, and
(ix) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

               (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in substantially the form of
Exhibit IV (a "PLEDGE SUPPLEMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Upon each delivery of a Pledge Supplement to Secured Party, the representations and warranties contained in clauses (i)-(iv) of Section 4(g) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Supplement as of the date thereof. Each Grantor hereby authorizes Secured Party to attach each Pledge Supplement to this Agreement and agrees that all Pledged Shares or Pledged Debt of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.


                                  Exh. XIII-12

               (c) INTELLECTUAL PROPERTY COLLATERAL. Without limiting the generality of the foregoing Section 5(a), if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent or (ii) any Copyright Registration, application for Copyright Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the date hereof and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made, and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, each Grantor shall execute and deliver to Secured Party and record in all places where a Grant is recorded an IP Supplement, substantially in the form of Exhibit V (an "IP SUPPLEMENT"), pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be. Upon delivery to Secured Party of an IP Supplement, Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii) hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral included on Schedule A to such IP Supplement. Upon delivery of any such IP Supplement by any Grantor to Secured Party, each Grantor hereby authorizes Secured Party to modify this Agreement by attaching Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii), as applicable, that have been modified by such IP Supplement to include such Intellectual Property Collateral referenced or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest according to the information; provided, the failure of any Grantor to execute an IP Supplement with respect to any additional Intellectual Property Collateral pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

               SECTION 6. CERTAIN COVENANTS OF GRANTORS.

               Each Grantor shall:

               (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

               (b) notify Secured Party of any change in such Grantor's name, identity, jurisdiction of incorporation or formation or corporate structure within 15 days following such change;


                                  Exh. XIII-13

               (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

               (d) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

               (e) except as expressly permitted by the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

               SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

               Each Grantor shall:

               (a) keep the Equipment and Inventory owned by such Grantor at the places therefor specified on Schedule 4(b) or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken; provided, that such notice shall not be required for Equipment and Inventory (i) held by any sales representative, so long as the aggregate value of any such Equipment and Inventory held by such sales representative does not exceed $15,000; or (ii) held in any other location if the aggregate value for all Equipment and Inventory held at such location does not exceed $100,000.

               (b) cause the Equipment owned by such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any material Equipment owned by such Grantor;

               (c) keep correct and accurate records of Inventory owned by such Grantor, itemizing and describing the kind, type and quantity of such Inventory, such Grantor's cost therefor and (where applicable) the current list prices for such Inventory;

               (d) if any Inventory is in possession or control of any of such Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $500,000 and in any


                                  Exh. XIII-14
event upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

               (e) at the request of Secured Party, promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party; and

               (f) each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.

               SECTION 8. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED

CONTRACTS.

               (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the locations therefor set forth on Schedule 4(d), upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the reasonable request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

               (b) Each Grantor shall, for not less than three (3) years from the date on which each Account of such Grantor arose, maintain (i) complete records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

               (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items


                                  Exh. XIII-15
from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence,
(i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

               SECTION 9. SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

               (a) DELIVERY. Each Grantor agrees that all certificates or instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.

               (b) COVENANTS. Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Shares that is a Subsidiary of Holdings to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting Person is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting Person upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting Person possessing up to but not exceeding 65% of the voting power of all classes of capital stock or other equity interests of such issuer entitled to vote; (ii) cause each issuer of Pledged Shares that is a Subsidiary of Holdings not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Shares; (iv) subject to the limitation on Foreign Pledged Shares, pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person (other than any Foreign Subsidiary that is not a Material Foreign Subsidiary); (v) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Grantor that has an aggregate principal amount greater than $150,000; (vi) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time


                                  Exh. XIII-16
owed to such Grantor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; (vii) promptly notify Secured Party of any event of which such Grantor becomes aware causing loss or depreciation in the value of the Securities Collateral; (viii) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; and (ix), at the request of Secured Party, promptly execute and deliver to Secured Party an agreement providing for the control, as that term is defined in the UCC, by Secured Party of all securities entitlements and securities accounts of such Grantor.

               (c) VOTING AND DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and provided further, such Grantor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right (it being understood, however, that neither (A) the voting by such Grantor of any Pledged Shares for or such Grantor's consent to the election of directors or other members of a governing body of an issuer of Pledged Shares at a regularly scheduled annual or other meeting of stockholders or holders of equity interests or with respect to incidental matters at any such meeting, nor (B) such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Secured Party);
(ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral; provided, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral (other than in connection with the Excluded Equity), (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral (other than in connection with the Excluded Equity) in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral (other than in connection with the Excluded Equity), shall be, and shall forthwith be delivered to Secured Party to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Securities Collateral in the same form as so received (with all necessary endorsements); and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.


                                  Exh. XIII-17

               Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease (other than in connection with the Excluded Equity), and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Securities Collateral such dividends, other distributions and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Securities Collateral in the same form as so received (with any necessary endorsements).

               In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

               SECTION 10. SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL.

               (a)    Each Grantor shall:

                      (i) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

                      (ii) use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;


                                  Exh. XIII-18

                      (iii) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                      (iv) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral;

                      (v) use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

                      (vi) furnish to Secured Party from time to time at Secured Party's reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

               (b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of any Event of Default at Secured Party's reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

               (c) Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedules 1(f)(i), 1(f)(ii) or 1(f)(iii), as applicable, that is pending as of the date of this Agreement, (ii) any


                                  Exh. XIII-19

Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any material Intellectual Property Collateral or any material pending patent application or any Patent.

               (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto reasonably requested by Secured Party.

               (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor by Secured Party, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested. Upon the occurrence and during the continuance of an


                                  Exh. XIII-20

Event of Default, if and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

               SECTION 11. COLLATERAL ACCOUNT.

               Secured Party is hereby authorized to establish and maintain at its office at 11 Madison Avenue, New York, New York 10010 as a blocked account in the name of Borrowers' Agent and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Sybron Dental Management, Inc. Collateral Account". All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms. Subject to Secured Party's rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

               SECTION 12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

               Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:


                                  Exh. XIII-21

               (a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 7;

               (b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

               (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

               (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

               (f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

               (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

               SECTION 13. SECURED PARTY MAY PERFORM.

               If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 18(b).

               SECTION 14. STANDARD OF CARE.

               The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to


                                  Exh. XIII-22
any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

               SECTION 15. REMEDIES.

               (a) GENERALLY. If any Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Secured Hedge Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement) shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) provide entitlement orders with respect to security entitlements and other investment property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Securities Collateral. Secured Party or any Lender or any Hedge Agreement Counterparty may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and any Hedge Agreement Counterparty (but not any Lender or any Hedge Agreement Counterparty in its individual capacity unless Requisite Obligees (as defined in Section 20(a) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each


                                  Exh. XIII-23

Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

               (b)    SECURITIES COLLATERAL.

                      (i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by such Grantor pursuant hereto and notwithstanding the provisions of Section 9-610(b) of the UCC, which each Grantor hereby waives, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the


                                  Exh. XIII-24
        rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                      (ii) If Secured Party shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section, each Grantor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), such Grantor will, at its own expense (A) execute and deliver, and cause each issuer of the Securities Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Securities Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (B) use its best efforts to qualify the Securities Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Securities Collateral, as requested by Secured Party; (C) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and (E) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section.

                      (iii) Without limiting the generality of subsections 11.4 and 11.5 of the Credit Agreement, in the event of any public sale described herein, each Grantor agrees to indemnify and hold harmless Secured Party, each Lender and each Hedge Agreement Counterparty and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action


                                  Exh. XIII-25
        in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

               (c) COLLATERAL ACCOUNT. If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Borrowers are required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Borrowers shall deliver funds in such an amount for deposit in the Collateral Account. If for any reason the aggregate amount delivered by Borrowers for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Borrowers shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Borrowers have deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Borrowers have deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 17 hereof, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Borrowers have failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

               SECTION 16. ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY COLLATERAL.

               (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Sections 11.4 and 11.5 of the Credit Agreement and Section 18 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees


                                  Exh. XIII-26
to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

               (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

               SECTION 17. APPLICATION OF PROCEEDS.

               Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Credit Agreement.

               SECTION 18. INDEMNITY AND EXPENSES.

               (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Hedge Agreement Counterparty from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such


                                  Exh. XIII-27

Lender's or such Hedge Agreement Counterparty's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

               (b) Grantors jointly and severally agree to pay to Secured Party upon presentation of an invoice therefore, the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

               (c) The obligations of Grantors in this Section 18 shall (i) survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Secured Hedge Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

               SECTION 19. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION AND RELEASE.

               (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 11.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Hedge Agreement Counterparty may assign or otherwise transfer any Secured Hedge Agreement to which it is a party to any other Person in accordance with the terms of such Secured Hedge Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Hedge Agreement Counterparty herein or otherwise.

               (b) Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Secured Party, a security interest release may be obtained pursuant to the provisions of subsection 11.16 of the Credit Agreement.


                                  Exh. XIII-28

               SECTION 20. SECURED PARTY AS AGENT.

               (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, the Hedge Agreement Counterparties. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 15 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, (A) the holders of a majority of the aggregate notional amount under all Hedge Agreement Obligations (including Secured Hedge Agreements that have been terminated) or (B) if all Secured Hedge Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Secured Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 20(a), each Hedge Agreement Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and any Hedge Agreement Counterparty in accordance with the terms of this Section 20(a).

               (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

               (c) Secured Party shall not be deemed to have any duty whatsoever with respect to any Hedge Agreement Counterparty (other than any Existing Hedge Counterparty)

                                  Exh. XIII-29
until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or the Hedge Agreement Counterparty as to the existence and terms of the applicable Secured Hedge Agreement.

               SECTION 21. ADDITIONAL GRANTORS.

               The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Holdings as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Holdings may become parties hereto as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a Counterpart substantially in the form of Exhibit VI annexed hereto. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Holdings to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

               SECTION 22. AMENDMENTS; ETC.

               No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 21 and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               SECTION 23. NOTICES.

               Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 11.10 of the Credit Agreement or as set forth on Schedule A hereto or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

               SECTION 24. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
CUMULATIVE.

               No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or


                                  Exh. XIII-30
privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               SECTION 25. SEVERABILITY.

               In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               SECTION 26. HEADINGS.

               Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

               SECTION 27. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION.

               THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

               SECTION 28. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 23; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH


                                  Exh. XIII-31

COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;
(V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS
SECTION 28 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

               SECTION 29. WAIVER OF JURY TRIAL.

               GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 29 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

               SECTION 30. JUDGMENT CURRENCY.

               Each payment to be made by any Guarantor hereunder shall be payable in the currency or currencies in which such obligations are denominated without set-off or counterclaim. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Secured Party or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

               The obligations of each Grantor in respect of any sum due from it to the Secured Party or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Secured Party or Lender of any sum adjudged to be so due in such Other Currency such Secured Party or


                                  Exh. XIII-32

Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due to such Secured Party or Lender in the Original Currency, such Grantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Secured Party or Lender in the Original Currency, such Secured Party or Lender shall remit such excess to such Grantor.

               SECTION 31. COUNTERPARTS.

               This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               SECTION 32. LENDERS, HEDGE AGREEMENT COUNTERPARTIES.

               Lenders, Hedge Agreement Counterparties and Secured Party shall have no obligation to disclose or discuss with any Grantor their assessment, or such Grantor's assessment, of the financial condition of any Borrower. Each Grantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its obligations under the Loan Documents and Secured Hedge Agreements and such Grantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each Grantor hereby waives and relinquishes any duty on the part of Secured Party or any Lender any Hedge Agreement Counterparty to disclose any matter, fact or thing relating to the business, operations or condition of any Borrower now known or hereafter known by Secured Party or any Lender or Hedge Agreement Counterparty.

                  [Remainder of page intentionally left blank]


                                  Exh. XIII-33

               IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:                            SYBRON DENTAL SPECIALTIES, INC.

                                     By:
                                        --------------------------
                                        Name: Stephen J. Tomassi
                                        Title: Vice President -- General Counsel

                                            SYBRON DENTAL MANAGEMENT, INC.
                                            KERR CORPORATION
                                            ORMCO CORPORATION
                                            PINNACLE PRODUCTS, INC.
                                            ALLESEE ORTHODONTIC APPLIANCES, INC.
                                            LRS ACQUISITION CORP.
                                            METREX RESEARCH CORPORATION
                                            SYBRON CANADA HOLDINGS, INC.



                                     By:
                                        --------------------------
                                        Name: Stephen J. Tomassi
                                        Title: Authorized Representative

SECURED PARTY:                       CREDIT SUISSE FIRST BOSTON,
                                     as Secured Party

                                     By:
                                        --------------------------
                                        Name: Joseph Adipietro
                                        Title: Director


                                     By:
                                         --------------------------
                                         Name:
                                         Title:

                                   SCHEDULE A

Name                                  Notice Address for each Subsidiary Grantor

                          [TO BE COMPLETED BY COMPANY]

                                   SCHEDULE B

                                 [See attached.]

                               SCHEDULE 1(e)(i) TO
                               SECURITY AGREEMENT

    STOCK ISSUER             CLASS             STOCK         PAR      NUMBER OF   PERCENTAGE OF
                          OF STOCK OR       CERTIFICATE     VALUE      SHARES      OUTSTANDING
                        EQUITY INTEREST        NOS.                               SHARES PLEDGED
---------------------- ------------------- -------------- ---------- ------------ ---------------

---------------------- ------------------- -------------- ---------- ------------ ---------------

---------------------- ------------------- -------------- ---------- ------------ ---------------

                          [TO BE COMPLETED BY COMPANY]


                                   1(e)(i)-1

                              SCHEDULE 1(e)(ii) TO
                               SECURITY AGREEMENT

                           DEBT ISSUER                                       AMOUNT OF
                                                                           INDEBTEDNESS
------------------------------------------------------------------ ------------------------------

------------------------------------------------------------------ ------------------------------

------------------------------------------------------------------ ------------------------------

                          [TO BE COMPLETED BY COMPANY]


                                   1(e)(ii)-1

                               SCHEDULE 1(f)(i) TO
                               SECURITY AGREEMENT
                          [TO BE COMPLETED BY COMPANY]

U.S. TRADEMARKS:

     Registered Owner              Trademark               Registration             Registration
                                  Description                 Number                    Date

FOREIGN TRADEMARKS:

     Registered Owner              Trademark               Registration             Registration
                                  Description                 Number                    Date


                                   1(f)(i)-1

                              SCHEDULE 1(f)(ii) TO
                               SECURITY AGREEMENT

                          [TO BE COMPLETED BY COMPANY]

U.S. PATENTS ISSUED:

       Patent No.            Issue Date            Invention            Inventor


U.S. PATENTS PENDING:

    Applicant's            Date      Application
       Name               Filed         Number         Invention        Inventor



FOREIGN PATENTS ISSUED:

       Patent No.            Issue Date            Invention            Inventor


                          [TO BE COMPLETED BY COMPANY]


                                   1(f)(ii)-1

FOREIGN PATENTS PENDING:

    Applicant's            Date      Application
       Name               Filed         Number         Invention        Inventor


                                   1(f)(ii)-2

                              SCHEDULE 1(f)(iii) TO
                               SECURITY AGREEMENT

                          [TO BE COMPLETED BY COMPANY]

U.S. COPYRIGHTS:

      Title         Registration No.        Date of Issue       Registered Owner




FOREIGN COPYRIGHT REGISTRATIONS:

     Country           Title              Registration No.         Date of Issue

PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:

     Title         Reference No.      Date of Application     Copyright Claimant




PENDING FOREIGN COPYRIGHT REGISTRATIONS & APPLICATIONS:

     Country           Title              Registration No.         Date of Issue


                                   1(f)(iii)-1

                                  SCHEDULE 4(b)

                                       TO

                               SECURITY AGREEMENT
                      LOCATIONS OF EQUIPMENT AND INVENTORY

                          [TO BE COMPLETED BY COMPANY]

NAME OF GRANTOR                             LOCATIONS OF EQUIPMENT AND INVENTORY


                                     4(b)-1

                                  SCHEDULE 4(d)

                                       TO

                               SECURITY AGREEMENT

             OFFICE LOCATIONS, TYPE AND JURISDICTION OF ORGANIZATION

                          [TO BE COMPLETED BY COMPANY]

NAME OF GRANTOR        TYPE OF       OFFICE LOCATIONS   JURISDICTION OF     ORGANIZATION
                     ORGANIZATION                         ORGANIZATION          NUMBER


                                     4(d)-1

                                  SCHEDULE 4(e)

                                       TO

                               SECURITY AGREEMENT

                                   OTHER NAMES

                          [TO BE COMPLETED BY COMPANY]

NAME OF GRANTOR                                  OTHER NAMES


                                     4(e)-1

                                  SCHEDULE 4(i)

                                       TO

                               SECURITY AGREEMENT

                                 FILING OFFICES

                          [TO BE COMPLETED BY COMPANY]

Grantor                                           Filing Offices

                                     4(i)-1

                                    Exhibit A

For purposes of Paragraph B of the introduction to this Agreement, the "Persons" who are party to Existing Hedge Agreements are The Bank of Nova Scotia and First Union National Bank.

Existing Hedge Agreements:

The two Transactions (as such term is defined in the Scotiabank Master Agreement (as defined below)) existing as of the Closing Date entered into by the Company with The Bank of Nova Scotia ("Scotiabank") in accordance with the terms of that certain Master Agreement dated as of January 24, 2001 (the "Scotiabank Master Agreement") by and between Scotiabank and the Company, as amended or supplemented as of the Closing Date.

The two Transactions (as such term is defined in the First Union Master Agreement (as defined below)) existing as of the Closing Date entered into by the Company with First Union National Bank ("First Union") in accordance with the terms of that certain Master Agreement dated as of December 22, 2000 (the "First Union Master Agreement") by and between First Union and the Company, as amended or supplemented as of the Closing Date.


                                    Exh. A-1

                                                                    EXHIBIT I TO
                                                              SECURITY AGREEMENT

                 [FORM OF] GRANT OF TRADEMARK SECURITY INTEREST

               WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below);

               WHEREAS, Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO"), and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS") and Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS") have entered into a Credit Agreement dated as of June 6, 2002 with the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager (in such capacity, "SECURED PARTY") (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrowers;

               WHEREAS Company and other Loan Parties may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements (as such term is defined in the Security Agreement) with one or more Hedge Agreement Counterparties (as such term is defined in the Security Agreement), and it is desired that the Hedge Agreement Obligations (as such term is defined in the Security Agreement) of Company and any other Loan Party under the Secured Hedge Agreements, together with all obligations of Company and the other Subsidiaries of Holdings under the Credit Agreement and the other Loan Documents, be guarantied hereunder;

[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of June 6, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Agreement

Counterparties, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and the other Loan Documents and all obligations of the Loan Parties under the Secured Hedge Agreements, including without limitation the obligation of Company or any other Loan Party to make payments thereunder in the event of early termination thereof; and

               WHEREAS, pursuant to the terms of a Security Agreement dated as of June 6, 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Trademark Collateral.

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "TRADEMARK COLLATERAL"):

                      (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule A) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule A) (the "TRADEMARK REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL"); and

                      (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "PROCEEDS" includes:
        (i) whatever is acquired upon the sale, lease, license, exchange, or other disposition of Trademark Collateral; (ii) whatever is collected on, or distributed on account of, Trademark Collateral; (iii) rights arising out of Trademark Collateral; (iv) to the extent of the value of the Trademark Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Trademark Collateral; (v) to the extent of the value of the Trademark Collateral, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Trademark Collateral (whether or not Secured Party is the loss payee thereof); and (vi) whatever is receivable or received when Trademark Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

            [The remainder of this page is intentionally left blank.]

               IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of the __ day of _______, _____.
                                            [NAME OF GRANTOR]

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                                       TO

                      GRANT OF TRADEMARK SECURITY INTEREST

Registered Owner      United States           Registration          Registration
                        Trademark                Number                 Date
                       Description

                                                                   EXHIBIT II TO
                                                              SECURITY AGREEMENT

                   [FORM OF] GRANT OF PATENT SECURITY INTEREST

               WHEREAS, [NAME OF GRANTOR], a             corporation
                                             -----------
("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below);

               WHEREAS, Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO"), and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS") and Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS") have entered into a Credit Agreement dated as of June 6, 2002 with the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager (in such capacity, "SECURED PARTY") (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrowers;

               WHEREAS Company and other Loan Parties may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements (as such term is defined in the Security Agreement) with one or more Hedge Agreement Counterparties (as such term is defined in the Security Agreement), and it is desired that the Hedge Agreement Obligations (as such term is defined in the Security Agreement) of Company and any other Loan Party under the Secured Hedge Agreements, together with all obligations of Company and the other Subsidiaries of Holdings under the Credit Agreement and the other Loan Documents, be guarantied hereunder;

               [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of June 6, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Agreement Counterparties pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and the other Loan

Documents and all obligations of Loan Parties under the Secured Hedge Agreements, including without limitation the obligation of Company or any other Loan Party to make payments thereunder in the event of early termination thereof; and

               WHEREAS, pursuant to the terms of a Security Agreement dated as of June 6, 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Patent Collateral.

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "PATENT COLLATERAL"):

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule A), all rights corresponding thereto (including, without limitation, the right, exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of Grantor or in the name of Secured Party or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); and

               (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "PROCEEDS" includes: (i) whatever is acquired upon the sale, lease, license, exchange, or other disposition of Patent Collateral; (ii) whatever is collected on, or distributed on account of, Patent Collateral; (iii) rights arising out of Patent Collateral; (iv) to the extent of the value of the Patent Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Patent Collateral; (v) to the extent of the value of the Patent Collateral, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Patent Collateral (whether or not Secured Party is the loss payee thereof); and whatever is receivable or received when Patent Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

               IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of the __ day of ____________, ____.

                                            [NAME OF GRANTOR]

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                                       TO

                        GRANT OF PATENT SECURITY INTEREST

PATENTS ISSUED:

       Patent No.            Issue Date            Invention            Inventor




PATENTS PENDING:

    Applicant's            Date      Application
       Name               Filed         Number         Invention        Inventor

                                                                  EXHIBIT III TO
                                                              SECURITY AGREEMENT

                 [FORM OF] GRANT OF COPYRIGHT SECURITY INTEREST

               WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below);

               WHEREAS, Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO"), and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS") and Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS") have entered into a Credit Agreement dated as of June 6, 2002 with the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), sole lead arranger and book running manager (in such capacity, "SECURED PARTY") (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrowers;

               WHEREAS Company and other Loan Parties may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements (as such term is defined in the Security Agreement) with one or more Hedge Agreement Counterparties (as such term is defined in the Security Agreement), and it is desired that the Hedge Agreement Obligations (as such term is defined in the Security Agreement) of Company and any other Loan Party under the Secured Hedge Agreements, together with all obligations of Company and the other Subsidiaries of Holdings under the Credit Agreement and the other Loan Documents, be guarantied hereunder;

               [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of June 6, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Agreement


                                      III-3

Counterparties pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and the other Loan Documents and all obligations of Loan Parties under the Secured Hedge Agreements, including without limitation the obligation of Company or any other Loan Party to make payments thereunder in the event of early termination thereof; and

               WHEREAS, pursuant to the terms of a Security Agreement dated as of June 6, 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Copyright Collateral.

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COPYRIGHT COLLATERAL"):

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas owned by Grantor (including, without limitation, the works listed on Schedule A) (collectively, the "COPYRIGHTS"), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule A, (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights; and

                      (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any


                                     III-2
        indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes: (i) whatever is acquired upon the sale, lease, license, exchange, or other disposition of Copyright Collateral; (ii) whatever is collected on, or distributed on account of, Copyright Collateral; (iii) rights arising out of Copyright Collateral; (iv) to the extent of the value of the Copyright Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Copyright Collateral; (v) to the extent of the value of the Copyright Collateral, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Copyright Collateral (whether or not Secured Party is the loss payee thereof); and (vi) whatever is receivable or received when Copyright Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


                                     III-3

               IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer or authorized representative thereunto duly authorized as of the __ day of ____________, ____.

                                            [NAME OF GRANTOR]

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                                       TO

                      GRANT OF COPYRIGHT SECURITY INTEREST

U.S. COPYRIGHTS:

      Title         Registration No.        Date of Issue       Registered Owner





PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:

     Title         Reference No.      Date of Application     Copyright Claimant

                                                                   EXHIBIT IV TO
                                                              SECURITY AGREEMENT

                                PLEDGE SUPPLEMENT

               This Pledge Supplement, dated __________________, is delivered pursuant to the Security Agreement, dated June 6, 2002 among ____________________, a _______________ ("GRANTOR"), the other Grantors named therein, and Credit Suisse First Boston, as Secured Party (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

               Grantor hereby agrees that the [Pledged Shares] [Pledged Debt] listed on the schedule attached hereto shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

               IN WITNESS WHEREOF, Grantor has caused this Amendment to be duly executed and delivered by its duly authorized officer as of _______________.

                                    [GRANTOR]

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                    EXHIBIT V TO

                                                              SECURITY AGREEMENT

                                  IP SUPPLEMENT

               This IP SUPPLEMENT, dated _______, is delivered pursuant to and supplements (i) the Security Agreement, dated as of June 6, 2002 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"), among Sybron Dental Management, Inc., [Insert Name of Grantor], the other Grantors named therein, and Credit Suisse First Boston, as Secured Party, and
(ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ___________, _____ (the "GRANT") executed by Grantor. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

               ["Grantor"] grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] listed on Schedule A attached hereto. All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

               IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of _______________.


                                            [NAME OF GRANTOR]

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                   EXHIBIT VI TO
                                                              SECURITY AGREEMENT

                              [FORM OF COUNTERPART]

               This COUNTERPART (this "COUNTERPART"), dated _______, is delivered pursuant to Section 21 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of June 6, 2002 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Sybron Dental Management, Inc., the other Grantors named therein, and Credit Suisse First Boston, as Secured Party. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 21 thereof and agrees to be bound by all of the terms thereof. [Without limiting the generality of the foregoing, the undersigned hereby:

                      (i) authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement(1);

                      (ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

                      (iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.]

                                            [NAME OF ADDITIONAL GRANTOR]

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

--------
(1) The Schedules to the Counterpart should include copies of all Schedules that identify collateral to be granted by the Additional Grantor.

PRELIMINARY STATEMENTS......................................................................1


Section 1.            GRANT OF SECURITY.....................................................2


Section 2.            SECURITY FOR OBLIGATIONS..............................................7


Section 3.            GRANTORS REMAIN LIABLE................................................8


Section 4.            REPRESENTATIONS AND WARRANTIES........................................8


Section 5.            FURTHER ASSURANCES...................................................11


Section 6.            CERTAIN COVENANTS OF GRANTORS........................................13


Section 7.            SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY............14


Section 8.            SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.....15


Section 9.            SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL..........16


Section 10.           SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY
                      COLLATERAL...........................................................18


Section 11.           [INTENTIONALLY OMITTED]..............................................21


Section 12.           COLLATERAL ACCOUNT...................................................21


Section 13.           SECURED PARTY APPOINTED ATTORNEY-IN-FACT.............................21


Section 14.           SECURED PARTY MAY PERFORM............................................22


Section 15.           STANDARD OF CARE.....................................................22


Section 16.           REMEDIES.............................................................23


Section 17.           ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY COLLATERAL.............26


                                   Exh. XIV-1

Section 18.           APPLICATION OF PROCEEDS..............................................27


Section 19.           INDEMNITY AND EXPENSES...............................................27


Section 20.           CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION
                      AND RELEASE..........................................................28


Section 21.           SECURED PARTY AS AGENT...............................................28


Section 22.           ADDITIONAL GRANTORS..................................................29


Section 23.           AMENDMENTS; ETC......................................................30


Section 24.           NOTICES..............................................................30


Section 25.           FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE................30


Section 26.           SEVERABILITY.........................................................30


Section 27.           HEADINGS.............................................................31


Section 28.           GOVERNING LAW; TERMS; RULES OF CONSTRUCTION..........................31


Section 29.           CONSENT TO JURISDICTION AND SERVICE OF PROCESS.......................31


Section 30.           WAIVER OF JURY TRIAL.................................................32


Section 31.           JUDGMENT CURRENCY....................................................32


Section 32.           COUNTERPARTS.........................................................33


Section 33.           LENDERS, HEDGE AGREEMENT COUNTERPARTIES..............................33


                                   Exh. XIV-2

                                   EXHIBIT XIV

                               [FORM OF] MORTGAGE

          [LEASEHOLD] MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                       AND LEASES AND FIXTURE FILING ([1])

                                   BY AND FROM

                                [2], "MORTGAGOR"

                                       TO

                           CREDIT SUISSE FIRST BOSTON,

                      IN ITS CAPACITY AS AGENT, "MORTGAGEE"

                            DATED AS OF JUNE 6, 2002

 LOCATION:
 MUNICIPALITY:
 COUNTY:
 STATE:

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

                             RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP

                              400 SOUTH HOPE STREET

                       LOS ANGELES, CALIFORNIA 90071-2899

                          ATTENTION: VIVIAN C. DOUGLAS

                                FILE #185,550-72

             [LEASEHOLD] MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
                   RENTS AND LEASES AND FIXTURE FILING ([1])

               THIS [LEASEHOLD] MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([1]) (this "MORTGAGE") is dated as of June 6, 2002 by and from [2], a ____________ corporation ("MORTGAGOR"), whose address is [10] to CREDIT SUISSE FIRST BOSTON, a Delaware corporation, as Agent (in such capacity, "AGENT") for the lenders party to the Credit Agreement (defined below) and the Hedge Agreement Counterparties (defined below) (all such lenders and the Hedge Agreement Counterparties, together with their respective successors and assigns, are collectively referred to as the "LENDERS"), having an address at 11 Madison Avenue, 10th Floor, New York, New York 10010, Attention: Mr. William Lutkins (Agent, together with its successors and assigns, "MORTGAGEE").

                                    RECITALS

               A. Agent and the Lenders have entered into a Credit Agreement dated as of June 6, 2002, with Mortgagor, the other Domestic Borrowers (as defined in Section 1.1 of this Mortgage) and the Offshore Borrower (as defined in Section 1.1 of this Mortgage) pursuant to which Agent and the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities (with separate sublimits available for issuance of letters of credit) to Mortgagor and the other Domestic Borrowers, on a joint and several basis, and to extend certain credit facilities to the Offshore Borrower (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

               B. Mortgagor may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements (as defined in the Security Agreement) with one or more Hedge Agreement Counterparties (as such term is defined in the Security Agreement).

               C. Pursuant to the Credit Agreement, in order to induce Agent and the Lenders to make Loans and other extensions of credit under the Credit Agreement and Hedge Agreement Counterparties to enter into the Secured Hedge Agreements, Mortgagor has agreed to execute and deliver this Mortgage.

                                    ARTICLE 1

                                   DEFINITIONS

               SECTION 1.1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:


                                   Exh. XIV-1

               (a) "BORROWER": The Domestic Borrowers and the Offshore Borrower, collectively.

               (b) "BORROWERS' GUARANTY": The guaranty dated as of June 6, 2002, executed by Mortgagor and each of the other Domestic Borrowers, pursuant to which Mortgagor and each of the other Domestic Borrowers guarantee all Loans made to and related obligations of, the other Domestic Borrowers, as such guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

               (c) "DOMESTIC BORROWER": Each of Kerr Corporation, a Delaware corporation, Ormco Corporation, a Delaware corporation, Pinnacle Products, Inc., a Wisconsin corporation, and Sybron Dental Management, Inc., a Delaware corporation, and "DOMESTIC BORROWERS" means all such Persons, collectively.

               (d) "INDEBTEDNESS": (1) All indebtedness of Mortgagor to Mortgagee and the Lenders, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Loan Documents and the Secured Hedge Agreements, and (b) principal, interest and other amounts which may hereafter be loaned by Mortgagee or any of the Lenders under or in connection with the Credit Agreement, any of the other Loan Documents or the Secured Hedge Agreements, whether evidenced by a promissory note or other instrument including but not limited to the Notes and the Letters of Credit (as defined in the Credit Agreement), which, by its terms, is secured hereby, and
(2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the Lenders under documents which recite that they are intended to be secured by this Mortgage. The Credit Agreement contains a revolving credit facility which permits Mortgagor and the other Domestic Borrowers to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Mortgage secures all of Mortgagor's obligations with respect to advances and re-advances under the revolving credit feature of the Credit Agreement.

               (e) "LENDER": Any Offshore Lender, Revolving Loan Lender, Swing Line Lender, Term Loan Lender or Hedge Agreement Counterparty, and "LENDERS" means all such Persons, collectively.

               (f) "MORTGAGED PROPERTY": All of Mortgagor's right, title and interest in and to the following: (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference [the leasehold interest, if any, in the real property described in Exhibit A created by the Subject Lease (hereafter defined) together with any greater estate therein as hereafter may be acquired by Mortgagor] (the "LAND") together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of,


                                   Exh. XIV-2
benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Mortgagor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the "REAL PROPERTY"); (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"); (3) all fixtures, machinery, appliances, goods, building or other materials, equipment, including all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the "FIXTURES") (the Real Property, Improvements and Fixtures are collectively referred to as the "PREMISES"); (4) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES");
(5) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"); (6) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"); (7) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "INSURANCE"); and (8) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Premises (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term "Mortgaged Property" means all or, where the context permits or requires, any portion of the above or any interest therein.

               (g) "NOTE": Any Offshore Note, Revolving Note, Swing Line Note or Term Note, and "NOTES" means all such promissory notes, collectively.

               (h) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Borrowers' Guaranty, including without limitation the "GUARANTIED OBLIGATIONS" as defined in the Borrowers' Guaranty.

               (i) "OFFSHORE BORROWER": Hawe Neos Holding SA, a corporation organized under the laws of Switzerland.


                                   Exh. XIV-3

               (j) "OFFSHORE LENDER": Each Lender who has an Offshore Loan Commitment (as defined in the Credit Agreement) and/or an outstanding Offshore Loan, and "OFFSHORE LENDERS" means all such Persons, collectively.

               (k) "OFFSHORE LOAN": Any loan made by an Offshore Lender to Offshore Borrower pursuant to subsection 2.1(A)(iii) of the Credit Agreement, and "Offshore Loans" means all such Loans, collectively, which are evidenced by the Offshore Notes in an aggregate principal face amount of up to $30,000,000.

               (l) "OFFSHORE NOTE": Any promissory note of Offshore Borrower issued pursuant to subsection 2.1E(ii) of the Credit Agreement on the Closing Date (as defined in the Credit Agreement) and (ii) any promissory note issued by Offshore Borrower pursuant to the second to last sentence of subsection 11.1B(i) of the Credit Agreement in connection with an assignment of an Offshore Loan Commitment and the Offshore Loan(s) of any Offshore Lender, as same may be amended, supplemented or otherwise modified from time to time, and "OFFSHORE NOTES" means all such promissory notes, collectively.

               (m) "REVOLVING LENDER": Any Lender who has a Revolving Loan Commitment (as defined in the Credit Agreement) and/or an outstanding Revolving Loan, and "REVOLVING LENDERS" means all such Persons, collectively.

               (n) "REVOLVING LOAN": Any loan made by a Revolving Lender to the Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1(A)(ii) of the Credit Agreement, and "REVOLVING LOANS" means all such Loans, collectively, which are evidenced by the Revolving Notes in an aggregate principal face amount of up to $120,000,000, subject to increase by an additional aggregate principal amount not to exceed $75,000,000, pursuant to subsection 2.1(A)(v) of the Credit Agreement.

               (o) "REVOLVING NOTE": Any promissory note of Domestic Borrowers issued pursuant to subsection 2.1E(i)(a)(2) of the Credit Agreement on the Closing Date and (ii) any promissory note issued by Domestic Borrowers pursuant to the second to last sentence of subsection 11.1B(i) of the Credit Agreement in connection with an assignment of a Revolving Loan Commitment and the Revolving Loan(s) of any Revolving Lender, as same may be amended, supplemented or otherwise modified from time to time, and "REVOLVING NOTES" means all such promissory notes, collectively.

               (p) "SUBJECT LEASE": All of the leases, if any, described on Exhibit B attached hereto and incorporated herein by this reference.

               (q) "SWING LINE LENDER": Any Lender who has a Swing Loan Commitment (as defined in the Credit Agreement) and/or an outstanding Swing Line Loan, and "SWING LINE LENDERS" means all such Persons, collectively.


                                   Exh. XIV-4

               (r) "SWING LINE LOAN": Any loan made by a Swing Line Lender to the Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1(A)(iv) of the Credit Agreement, and "SWING LINE LOANS" means all such Loans, collectively, which are evidenced by the Swing Line Notes in an aggregate principal face amount of up to $25,000,000.

               (s) "SWING LINE NOTE": Any promissory note of Domestic Borrowers issued pursuant to subsection 2.1E(i)(b) of the Credit Agreement on the Closing Date and (ii) any promissory note issued by Domestic Borrowers to any successor Swing Line Lender pursuant to the last sentence of subsection 11.2B of the Credit Agreement, as same may be amended, supplemented or otherwise modified from time to time, and "SWING LINE NOTES" means all such promissory notes, collectively.

               (t) "TERM LOAN LENDER": Any Lender who has a Term Loan Commitment (as defined in the Credit Agreement) and/or an outstanding Term Loan, and "TERM LOAN LENDERS" means all such Persons, collectively.

               (u) "TERM LOAN": Any loan made by a Term Loan Lender to the Domestic Borrowers, on a joint and several basis, pursuant to subsection 2.1(A)(i) of the Credit Agreement, and "TERM LOANS" means all such Loans, collectively, which are evidenced by the Term Notes in an aggregate principal face amount of up to $200,000,000.

               (v) "TERM NOTE": Any promissory note of Domestic Borrowers issued pursuant to subsection 2.1E(i)(a)(1) of the Credit Agreement on the Closing Date and (ii) any promissory note issued by Domestic Borrowers pursuant to the second to last sentence of subsection 11.1B(i) of the Credit Agreement in connection with an assignment of a Term Loan Commitment and the Term Loan(s) of any Term Loan Lender, as same may be amended, supplemented or otherwise modified from time to time, and "TERM NOTES" means all such promissory notes, collectively.

               (w) "UCC": The Uniform Commercial Code in the State of [8]. If the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [8], then, as to the matter in question, the term "UCC" means the UCC (as defined in the Credit Agreement) in effect in that state.

                                    ARTICLE 2

                                      GRANT

               SECTION 2.1. GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged


                                   Exh. XIV-5

Property and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                    ARTICLE 3

                    WARRANTIES, REPRESENTATIONS AND COVENANTS

        Mortgagor warrants, represents and covenants to Mortgagee and the Lenders as follows:

               SECTION 3.1. FIRST LIEN STATUS. Mortgagor shall preserve and protect the First Priority Lien of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including any requirement to provide a bond or other security satisfactory to Mortgagee).

               SECTION 3.2. PAYMENT AND PERFORMANCE. Mortgagor shall pay the Indebtedness when due under the Loan Documents and the Secured Hedge Agreements and shall perform the Obligations in full when they are required to be performed.

               SECTION 3.3. REPLACEMENT OF FIXTURES. Except for sales permitted pursuant to subsection 7.7 of the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures owned or leased by Mortgagor to be removed at any time from the Real Property or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement.

               SECTION 3.4. INSPECTIONS AND AUDITS. Mortgagor shall permit inspections and audits in accordance with the terms of subsections 6.5 and 6.7 of the Credit Agreement.

               SECTION 3.5. OTHER COVENANTS. All of the covenants of Mortgagor in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

               SECTION 3.6. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

               (a) Condemnation Awards. To the extent provided in subsection 6.4 of the Credit Agreement, Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, in accordance with the terms of the Credit Agreement. All proceeds of any


                                   Exh. XIV-6
such condemnation or other taking shall be applied as provided in subsections 2.4B and 6.4C of the Credit Agreement.

               (b)Insurance Proceeds. To the extent provided in subsection 6.4 of the Credit Agreement, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly. All such proceeds shall be applied as provided in subsections 2.4B and 6.4C of the Credit Agreement.

               SECTION 3.7. PEACEABLE POSSESSION. Mortgagor's possession of the Mortgaged Property has been peaceable and undisturbed and the Mortgagor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

               SECTION 3.8. TAXES.

               (a) Mortgagor shall pay, when due and prior to delinquency, all Taxes imposed or levied by any Government Authority which create a lien upon the Mortgaged Property or any part thereof (all of which Taxes are hereinafter referred to as "IMPOSITIONS"). If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Mortgagee which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such Taxes shall be deemed to be included within the term "Impositions" as defined herein, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions, or, if Mortgagor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Mortgagee, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

               (b) Mortgagor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or postponing Mortgagor's obligation to pay any such Imposition at the time and in the manner provided herein, unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition; (ii) Mortgagor has demonstrated to Mortgagee's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to a final determination of such proceedings;


                                   Exh. XIV-7
and (iii) Mortgagor has, or has caused to be, provided such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP or by the appropriate taxing authority.

               SECTION 3.9. UTILITIES. Mortgagor shall pay, when due, all utility charges incurred by Mortgagor for the benefit of the Mortgaged Property, or which may become a charge or lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are liens thereon.

                                    ARTICLE 4
                            LEASEHOLD PROVISIONS(1)

               SECTION 4.1. REPRESENTATIONS; WARRANTIES; COVENANTS. Mortgagor hereby represents, warrants and covenants that:

               (a)(1) The Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Mortgagor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

               (b) Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease;

               (c) Mortgagor shall notify Mortgagee in writing of any default by Mortgagor in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Subject Lease within three (3) days after Mortgagor knows of such default;

               (d) Mortgagor shall, immediately upon receipt thereof, deliver a copy of each notice given to Mortgagor by the lessor pursuant to the Subject Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;


--------
(1) In the fee version of the Mortgage, this heading will read "[Intentionally Omitted]" and Sections 4.1 through 4.4 will be eliminated.


                                   Exh. XIV-8

               (e) Unless required under the terms of the Subject Lease, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee's sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Mortgagee's written consent shall be void; and

               (f) Mortgagor shall, within twenty (20) days after written request from Mortgagee, use its best efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant thereunder and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be requested by Mortgagee.

               SECTION 4.2. NO MERGER. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

               SECTION 4.3. MORTGAGEE AS LESSEE. If the Subject Lease is terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if Mortgagee or its designee acquires from the lessor a new lease of the premises, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

               SECTION 4.4. NO ASSIGNMENT. If this Mortgage constitutes a prohibited collateral assignment of the Subject Lease under the terms of the Subject Lease, then the assignment of the Subject Lease in this Mortgage will be deemed conditioned upon the receipt of any consent expressly required under the Subject Lease and Mortgagee and Lenders have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee and


                                   Exh. XIV-9

Lenders will be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Mortgagee or Lenders are in possession of the Premises or have acquired, by foreclosure or otherwise, and are holding all of Mortgagor's right, title and interest therein.

                                    ARTICLE 5

                             DEFAULT AND FORECLOSURE

               SECTION 5.1. REMEDIES. If an Event of Default exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

               (a) Acceleration. Declare the Indebtedness and/or Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

               (b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

               (c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

               (d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at


                                  Exh. XIV-10
such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

               (e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

               (f) Other. Exercise all other rights, remedies and recourses granted under the Loan Documents, the Secured Hedge Agreements or otherwise available at law or in equity.

               SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

               SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, as the case may be,
(c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

               SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a First Priority lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.


                                  Exh. XIV-11

               SECTION 5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee or the Lenders to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

               SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

               SECTION 5.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee or the Lenders (or the receiver, if one is appointed) in accordance with subsection 2.4B of the Credit Agreement.

               SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

               SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

               (a) If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any Lender


                                  Exh. XIV-12
under this Section 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at a rate which is 2% per annum in excess of the interest rate payable under the Credit Agreement for Base Rate Loans, and all such sums, together with interest thereon, shall be secured by this Mortgage.

               (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

               SECTION 5.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee or the Lenders under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

               SECTION 5.11. ACTIONS BY MORTGAGEE TO PRESERVE THE MORTGAGED PROPERTY. If Mortgagor fails to make any payment or do any act as and in the manner provided in this Mortgage, in any of the other Loan Documents or in any of the Secured Hedge Agreements, Mortgagee, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make such payment or do such act in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection therewith (without limiting Mortgagee's general powers), Mortgagee shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which, in Mortgagee's judgment, may affect or appear to affect the security of this Mortgage; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys' fees, together with interest thereon from the date incurred at the interest rate then in effect under any Note. All such costs and expenses together with interest thereon shall be secured by this Mortgage.


                                  Exh. XIV-13

               SECTION 5.12. DUE ON SALE. In order to induce Mortgagee and Lenders to make the Loans and other extensions of credit under the Credit Agreement and the Hedge Agreement Counterparties to enter into the Secured Hedge Agreements, Mortgagor agrees that, except as otherwise expressly permitted pursuant to subsection 7.7 of the Credit Agreement, in the event of any "TRANSFER" of the Mortgaged Property without the prior written consent of Mortgagee, Mortgagee has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Mortgage immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions. Mortgagee may grant or deny such consent in its sole discretion and, if consent is given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Mortgagor, any other Borrower or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Mortgagee and Lenders. As used herein, "TRANSFER" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property. The term "TRANSFER" also includes a Change in Control in Mortgagor or any other Borrower.

                                    ARTICLE 6

                         ASSIGNMENT OF RENTS AND LEASES

               SECTION 6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).


                                  Exh. XIV-14

               SECTION 6.2. PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, First Priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

               SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

               SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                    ARTICLE 7

                               SECURITY AGREEMENT

               SECTION 7.1. SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property. To this end, Mortgagor grants to Mortgagee a First Priority security interest in the Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Mortgaged Property which is personal property sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

               SECTION 7.2. FINANCING STATEMENTS. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create,


                                  Exh. XIV-15
perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor is a [9] duly organized under the laws of the State of [8] and, except as otherwise expressly provided in the Credit Agreement, shall not change the state of its organization without less than twenty (20) days prior written notice to Mortgagee.

               SECTION 7.3. FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. For purposes of the UCC, the following information concerning the security interest herein granted is furnished:

               (a) The name of the Debtor (Mortgagor) is: [2], a _______________ corporation, having an address as set forth in the first paragraph of this Mortgage, whose organizational number is _________ and FEIN is __________.
               (b) The name of the Secured Party (Mortgagee) is: Credit Suisse First Boston, a Delaware corporation, in its capacity as Agent for the Lenders, having an address as set forth in the first paragraph of this Mortgage, whose organizational number is _________ and FEIN is __________.

               (c) Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

               (d) The name and address of the record owner of the real estate described in this Mortgage is: [landlord name], having an address at [landlord address].

                                    ARTICLE 8

                             [INTENTIONALLY OMITTED]

                                    ARTICLE 9

                                  MISCELLANEOUS

               SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Mortgage shall be given in accordance with subsection 11.10 of the Credit Agreement.

               SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit


                                  Exh. XIV-16

Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

               SECTION 9.3. ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution,
(a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at a rate which is 2% per annum in excess of the interest rate payable under the Credit Agreement for Base Rate Loans; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

               SECTION 9.4. SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the Lenders and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

               SECTION 9.5. NO WAIVER. Any failure by Mortgagee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

               SECTION 9.6. CREDIT AGREEMENT. If any conflict exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

               SECTION 9.7. RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.


                                  Exh. XIV-17

               SECTION 9.8. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Lenders.

               SECTION 9.9. APPLICABLE LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

               SECTION 9.10. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

               SECTION 9.11. ENTIRE AGREEMENT. This Mortgage, the other Loan Documents and the Secured Hedge Agreements embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Mortgage, the other Loan Documents and the Secured Hedge Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

               SECTION 9.12. MORTGAGEE AS AGENT; SUCCESSOR AGENTS.

               (a) Mortgagee has been appointed to act as Agent hereunder by the Lenders. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Mortgagee and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "AGENCY DOCUMENTS") and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Lenders therefor.

               (b) Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Mortgagee under this Mortgage. Removal of Agent


                                  Exh. XIV-18
pursuant to any provision of the Agency Documents shall also constitute removal as Mortgagee under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee shall promptly (i) assign and transfer to such successor Mortgagee all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Mortgagee such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the liens and security interests created under this Mortgage. After any retired or removed Agent's resignation or removal hereunder as Mortgagee, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee hereunder.

               SECTION 9.13. SEVERABILITY. If any provision of this Mortgage is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Mortgage shall remain in full force and effect.

               SECTION 9.14. REVOLVING LINE OF CREDIT. Mortgagor acknowledges and agrees that (a) the Revolving Notes evidence a revolving line of credit and indebtedness evidenced by the Revolving Notes may be repaid and readvanced from time to time, (b) this Mortgage shall secure all additional or future advances and readvances of principal under the Revolving Notes, (c) the line of credit evidenced by the Revolving Notes and secured by this Mortgage shall be used primarily for business or commercial purposes, (d) this Mortgage shall remain in full force and effect, without loss of priority, until the earlier of (i) the payment and performance in full of the Indebtedness and the Obligations and the receipt of Mortgagee of Mortgagor's written request to terminate the line of credit evidenced by the Revolving Notes and secured by this Mortgage or (ii) the termination or maturity of the line of credit evidenced by the Revolving Notes and secured by this Mortgage (whether by acceleration or otherwise) and the payment and performance in full of the Indebtedness and the Obligations, and (e) this Mortgage shall not be extinguished as a result of the Indebtedness and Obligations evidenced by the Revolving Notes having a zero balance from time to time (and, to the full extent permitted by applicable law, Mortgagor hereby waives the operation of any applicable law, statutory or otherwise, having a contrary effect).


                                  Exh. XIV-19

                                   ARTICLE 10

                              LOCAL LAW PROVISIONS

                                    [To Come]

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


                                  Exh. XIV-20

               IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

 MORTGAGOR:                  [2],
 a _____________________ corporation


 By:
    ----------------------------
 Name:
        ---------------------
 Title:
        ---------------------

State of ______________)
) ss.
County of _____________)

On ___________________, before me, ____________________, personally appeared
____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL]
______________________

My Commission expires:  Notary Public
______________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Legal Description of premises located at: ________________________________


APN: ________________________________




                  [SEE ATTACHED PAGE(s) FOR LEGAL DESCRIPTION]

                                    EXHIBIT B

                                  SUBJECT LEASE

               That certain _________________________ entered into as of ____________________, pursuant to which [2], a [8][9], leases all or a portion of the Mortgaged Property from [landlord name], a memorandum of which [was recorded in the Official Records on
               [date] as Instrument No. [number]] [     OR     is being filed
               substantially concurrently herewith].

OR

                                      NONE

                                   EXHIBIT XV

                      [FORM OF] COLLATERAL ACCESS AGREEMENT

To:     Credit Suisse First Boston,
        individually and as Agent
        11 Madison Avenue, 10th Floor
        New York, New York  10010
        Attention:  Mr. William Lutkins

               [GRANTOR] ("Grantor"), is the lessee under a lease between Grantor and [LANDLORD], dated _____________ (the "Lessor"), covering the premises located at [address] (the "Premises") as more fully described in the lease attached hereto as Exhibit A and as modified by any amendments, if any, attached thereto (collectively, the "Lease"). The Lessor is the sole owner of the Premises. Grantor has certain of its assets located on the Premises.

               Grantor has entered, or will enter, into certain financing arrangements with a group of Lenders ("Lenders") including, Credit Suisse First Boston, as administrative agent and contractual representative for the Lenders (the "Administrative Agent"). Under the terms of the financing arrangements, the Lenders require, among other things, that Grantor: (i) grant liens in favor of the Administrative Agent on behalf of the Lenders on all of Grantor's personal property located on the Premises ("Collateral"), (ii) now or in the future execute and deliver a deed of trust covering the Grantor's leasehold estate created by and under the Lease in favor of the Administrative Agent (the "Deed of Trust"), and/or (iii) now or in the future collaterally assign to the Administrative Agent the Grantor's leasehold estate created by and under the Lease.

               In order to induce the Administrative Agent and the Lenders (together with their respective agents, successors and assigns) to continue such financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees as follows:

               (i) The Lease is in full force and effect, and in the form attached hereto as Exhibit A, represents the full and complete agreement between the Grantor and the undersigned concerning the Premises, and the Lease shall not be amended or modified in any material respect without the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld.

               (ii) Grantor is not in default under the Lease, nor, to the undersigned's knowledge, are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by Grantor.

               (iii) The undersigned will not assert against any of Grantor's personal property assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives and hereby subordinates to the lien of any present or future leasehold mortgage.


                                   Exh. XV-1

               (iv) The undersigned is not aware of any dispute, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises.

               (v) None of the Collateral located on the Premises shall be affixed to the realty so as to be deemed to be fixtures pursuant to California law.

               (vi) The undersigned will notify the Administrative Agent if Grantor defaults on its obligations to the undersigned under the Lease and allow the Administrative Agent the notice periods described in the Lease, section 11, from the Administrative Agent's receipt of notice in which to cure or cause Grantor to cure any such defaults. If a non-monetary default cannot reasonably be cured within the aforesaid period, and provided the Administrative Agent has promptly commenced and is diligently pursuing a cure, then the Administrative Agent shall have a reasonable period to cure such default.

               (vii) The undersigned shall accept performance by the Administrative Agent of the Grantor's obligations under the Lease as though the Grantor had performed the same at the time of such performance, in accordance with the Lease. Upon the cure of any such default, any notice of Landlord advising of any default or any action of the undersigned to terminate the Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason thereof, which action has not been completed, shall be deemed rescinded and the Lease shall continue in full force and effect. The undersigned shall not be required to continue any possession or continue any action to obtain possession upon the cure of any such default.

               (viii) If, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of the Lease, based thereon and in the absence of court action, the undersigned will notify the Administrative Agent five (5) days before taking such action.

               (ix) If Grantor defaults on its obligations to the Administrative Agent or any Lender and, as a result, the Administrative Agent undertakes to enforce its security interest in the Collateral, the undersigned will permit the Administrative Agent: (a) to remain on the Premises for one-hundred and twenty (120) days after the later to occur of (1) the date on which the Administrative Agent confirms receipt by the undersigned of a notice of the default and (2) the date on which the Administrative Agent is given access to the Premises, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent occupies the Premises; or
        (b) at the Administrative Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed one-hundred and twenty (120) days after the later to occur of (1) the date on which the Administrative Agent confirms receipt by the undersigned of a notice of the default and (2) the date on which the Administrative Agent is given access to the Premises, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent occupies the Premises, and the undersigned hereby permits the Administrative Agent's actions in enforcing its liens on the Collateral.


                                   Exh. XV-2

               (x) If Grantor defaults on its obligations to the Lenders and the Administrative Agent undertakes to enforce its security interest in the Collateral, or enforce its rights under any collateral assignment of lease, the Administrative Agent, any Lender, or an affiliate or nominee of the Administrative Agent or a Lender (each, a "Lender Party"), may, at its option and by written notice to the undersigned, (1) lease the Premises from the undersigned on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein and/or (2) assign the Lease and/or the attornment rights hereunder to, or enter into a sublease with, a purchaser of the Collateral which purchaser is reasonably acceptable to the undersigned in compliance with the lease, and the undersigned shall cooperate with any such enforcement action and consent to the assumption of the Lease, or the sublet of the Premises. The liability of any Lender Party shall be strictly limited to its leasehold interest under the new lease, and no other assets of any Lender Party may be subject to seizure or execution under the new lease. The Lender Party under any such new lease shall be liable for the obligations arising thereunder during the period of its tenancy only.

               (xi) In the event that Grantor shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, Grantor shall reject the Lease or Option as an executory contract, then within thirty
        (30) days following such rejection, upon the written request by the Administrative Agent, the undersigned shall enter into a new lease of the Premises with the Administrative Agent or its designee (who shall be reasonably acceptable to the undersigned), for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); provided that the Administrative Agent or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor any amount equal to any rent remaining unpaid by Grantor under the Lease. Further provided the rental to be paid under the remaining lease term shall be equivalent to or in excess of prevailing rental rates for comparable properties at the time of the bankruptcy filing. The liability of any Lender Party shall be strictly limited to its leasehold interest under the new lease, and no other assets of any Lender Party may be subject to seizure or execution under the new lease. The Lender Party under any such new lease shall be liable for the obligations arising thereunder during the period of its tenancy only.

               (xii) Lessor hereby consents to: (a) the execution, delivery and recordation of the Deed of Trust, the Credit Agreement and any other Loan Documents (as defined in the Credit Agreement), and any amendments, supplements, extensions or replacements thereof; (b) transfer of Grantor's interest in the Lease to any person or entity, including any Lender Party, by reason of a default under the Deed of Trust and Administrative Agent's enforcement of its security interest in the Collateral, whether by foreclosure, assignment or deed in lieu of foreclosure, or otherwise; and (c) the transfer of all ownership interests in Grantor to any person or entity (including a Lender Party) by reason of a default under the Credit Agreement, and Administrative Agent's enforcement of its security interest in such ownership interest, whether by foreclosure, assignment or deed in lieu of foreclosure, or otherwise.


                                   Exh. XV-3

               (xiii) If Grantor's interest in the Lease is acquired by any person or entity (including, any Lender Party) (each, an "Acquiring Party") as permitted herein and in the Deed of Trust, the Lease shall continue in full force and effect and the Acquiring Party's possession shall not be disturbed as a result of such foreclosure or other transfer. The Acquiring Party shall attorn to Lessor, said attornment to be effective and self-operative without the execution of any other instrument on the part of Acquiring Party. Subject to the limitations contained in this agreement, Acquiring Party shall perform Grantor's obligations under the Lease arising from and after the date it acquires Grantor's interest in the Lease (the "Transfer Date") for so long as it is the owner of Grantor's interest in the Lease. Acquiring Party shall not be liable for any breach of any representation, warranty or covenant of Grantor under the Lease which occurred or arose prior to the Transfer Date.

               The undersigned consents to the granting of a collateral assignment of lease to the Administrative Agent and to the liens, security interests and encumbrances created by and resulting from such collateral assignment of lease.

               Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

               The agreements contained herein shall continue in force until the earlier of (i) the expiration date of the Lease (provided no provision is made for the extension or renewal of the Lease) or (ii) the date on which all of Grantor's obligations and liabilities to the Administrative Agent and the Lenders are paid and satisfied in full and all financing arrangements between the Administrative Agent, the Lenders and Grantor have been terminated.

               The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the Premises of the existence of this waiver. This waiver may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.

               The laws of the State of California shall govern the interpretation and enforcement of this agreement.

               THE LESSOR AGREES THAT NOTHING CONTAINED IN THIS WAIVER SHALL BE CONSTRUED AS AN ASSUMPTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY OBLIGATIONS OF GRANTOR CONTAINED IN THE LEASE, IN THE ABSENCE OF A DEFAULT BY GRANTOR AND AN ASSUMPTION OF THE LEASE DUTIES AND RIGHTS AS DESCRIBED HEREIN.

               THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT GRANTOR'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY GRANTOR OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.


                                   Exh. XV-4

        Executed and delivered this ____ day of ___________, ____, at  ________,

                                            [LANDLORD]

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:



AGREED & ACKNOWLEDGED:

[TENANT]

By:
    ----------------------------
    Name:
    Title:


                                   Exh. XV-5

                           ACKNOWLEDGMENT (CORPORATE)

STATE OF CALIFORNIA          )
                          )SS.
COUNTY OF_________________)


               On ___________________, before me, ________________, Notary
Public, personally appeared __________, |_| personally known to me or |_| proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

               Witness my hand and official seal.

                      Notary Public _____________________

(Notarial Seal)


                           ACKNOWLEDGMENT (CORPORATE)

STATE OF __________________)
                  )SS.
COUNTY OF _________________)
               On ___________________, before me, ________________, Notary
Public, personally appeared __________, |_| personally known to me or |_| proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

               Witness my hand and official seal.

                      -----------------------------------
                      Notary Public

(Notarial Seal)


                                   Exh. XV-6

                                    EXHIBIT A

                                      Lease

                                (attached hereto)



                                   Exh. XV-7

                                   EXHIBIT XVI

                         [FORM OF NEW LENDER SUPPLEMENT]

                              NEW LENDER SUPPLEMENT

                                                            ______________, 200_

               Pursuant to that certain Credit Agreement dated as of June 6, 2002 (as amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Sybron Dental Management, Inc., a Delaware corporation ("COMPANY"), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO"), and Pinnacle Products, Inc., a Wisconsin corporation ("PINNACLE"; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a "DOMESTIC BORROWER" and collectively, on a joint and several basis, as the "DOMESTIC BORROWERS"), Hawe Neos Holding SA, a corporation organized under the laws of Switzerland ("OFFSHORE BORROWER"; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), Sybron Dental Specialties, Inc., a Delaware corporation ("HOLDINGS"), the financial institutions that are, from time to time, party thereto as lenders (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), LaSalle Bank National Association, as syndication agent ("SYNDICATION AGENT"), Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais New York Branch, as co-documentation agents (each a "CO-DOCUMENTATION AGENT" and collectively, the "CO-DOCUMENTATION AGENTS"), and Credit Suisse First Boston as administrative agent for Lenders, sole lead arranger and book running manager, the undersigned hereby gives notice of the following and makes the following agreements and undertakings pursuant to subsections 2.1A(v) and (vii) of the Credit Agreement:

               (1) The undersigned [NAME OF NEW LENDER] (the "NEW LENDER") agrees to become a party to the Credit Agreement, to have the rights and perform the obligations of a Lender under the Credit Agreement and any other Loan Documents, and to be bound in all respects as a Lender by the terms of the Credit Agreement and any other Loan Documents.

               (2) The New Lender hereby agrees to a [Revolving Loan Commitment] [Term Loan Commitment] of $___________ (the "NEW COMMITMENT").

               (3) The New Lender (i) confirms that it has received a copy of the Credit Agreement (including all Exhibits and Schedules thereto), together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement (this "SUPPLEMENT"); (ii) agrees that it has made, independently and without reliance upon Administrative Agent or any other Lender and, based on such documents and information as it shall deem appropriate at the time, shall continue to make, independently and without reliance upon Administrative Agent or any other Lender, its own credit decisions in


                                   Exh. XVI-1
taking or not taking action under the Credit Agreement; (iii) agrees that neither Administrative Agent nor the Syndication Agent nor any other Lender shall have any responsibility with respect to the accuracy or the completeness of any information provided to it; (iv) confirms that it is (x) an Eligible Assignee and (y) not an Affiliate of any Borrower; (v) confirms that it has experience and expertise in the making of loans such as the Loans; (vi) confirms that it has acquired the New Commitment for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 11.1 of the Credit Agreement, the disposition of the New Commitment or any interests therein shall at all times remain within its exclusive control); (vii) appoints and authorizes Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (viii) represents and warrants that it has full power and authority to enter into this Supplement and to perform its obligations hereunder in accordance with the provisions hereof, that this Supplement has been duly authorized, executed and delivered by it, and that this Supplement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity; (ix) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (x) specifies as its initial notice address for purposes of subsection 11.10 of the Credit Agreement the addresses set forth beneath its name on the signature page(s) hereof; (xi) confirms that it has delivered to Administrative Agent and Borrowers' Agent such documents as Administrative Agent shall have deemed appropriate in connection herewith; and
(xii) in the event that it is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), confirms that it has delivered to Administrative Agent and Company such forms, certificates or other evidence with respect to income tax withholding matters as it may be required to deliver to Administrative Agent and Borrowers' Agent pursuant to subsection 2.7B(iii) of the Credit Agreement.

               (4) The effective date for this Supplement shall be the date designated by Administrative Agent for the effectiveness of the increase in the [Revolving Loan Commitments] [Term Loans] pursuant to subsection [2.1A(iv)] [2.1A(vii)] of the Credit Agreement (the "EFFECTIVE DATE"); provided that this Supplement has been fully executed and delivered to Administrative Agent and consented to by Administrative Agent and Syndication Agent on or prior to such date.

               (5) As of the Effective Date, the New Lender shall be a party to the Credit Agreement with a Commitment equal to the New Commitment and, to the extent provided in this Supplement, have the rights and obligations of a Lender thereunder.

               (6) From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the New Commitment [and related Loans] provided for in this Supplement (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the New Lender.


                                   Exh. XVI-2

               (7) This Supplement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of law principles.


                                   Exh. XVI-3

               (8) This Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

                                   NEW LENDER:

                                  [NAME OF NEW LENDER]

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   Notice Address:
                                                    ------------------

                                                    ------------------

                                                    ------------------



This Supplement is hereby consented to by Administrative Agent and Syndication Agent as of the date set forth above.

                                   CREDIT SUISSE FIRST

                                   BOSTON, as Administrative Agent

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   Notice Address: 11 Madison Avenue, 10th Floor
                                                   New York, New York 10010
                                                   Attention: Agency
                                                   Department
                                                   Manager
                                                   Telecopy:  (212) 325-8304


                                   Exh. XVI-4

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Syndication Agent

                                  By:
                                      --------------------------------
                                      Name:
                                      Title:

                                  Notice Address: 135 South LaSalle Street
                                                  Chicago, IL 60603
                                                  Attention:  Lora Backofen
                                                  Telefacsimile:  (312) 904-6546

                                   Exh. XVI-4